PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 25, 1997)
--------------------------------------------------------------------------------

                                  $74,400,000
                         MANUFACTURED HOUSING CONTRACT
                           PASS-THROUGH CERTIFICATES,
                                 SERIES 1997-4

       UCFC FUNDING CORPORATION(REGISTERED)
                    DEPOSITOR                                       (REGISTERED)

 UNITED COMPANIES LENDING CORPORATION(REGISTERED)
                     SERVICER

                         ------------------------------

    The Manufactured Housing Contract Pass-Through Certificates, Series 1997-4 (the 'Certificates') will represent beneficial ownership interests in a trust (the 'Trust') consisting primarily of a pool (the 'Contract Pool') of actuarial manufactured housing installment sale contracts and manufactured housing installment loan agreements (collectively, the 'Contracts') and certain related property as described herein. Only the Classes of Certificates listed below (collectively, the 'Offered Certificates') are being offered hereby.
                                                  (cover continued on next page)

                          INITIAL CLASS          REMITTANCE         FINAL SCHEDULED
                       CERTIFICATE BALANCE        RATE(1)         REMITTANCE DATE(2)
Class A-1...........       $14,000,000             (3)            October 15, 2006
Class A-2...........       $16,300,000              6.480%        May 15, 2013
Class A-3...........       $10,000,000              6.585%        October 15, 2017
Class A-4...........       $20,500,000              6.995%        April 15, 2029
Class M.............       $ 7,200,000              7.095%        April 15, 2029
Class B-1...........       $ 6,400,000              7.405%        November 15, 2021

(1) The Remittance Rate is subject to a maximum rate equal to the weighted average of the Net Contract Rates of the Contracts in the Contract Pool.

(2) Determined as described under 'Maturity, Prepayment and Yield Considerations' herein.

(3) The Remittance Rate for this Class will be calculated by reference to the London interbank offered rate for one-month U.S. dollar deposits ('1-Month LIBOR') subject to the limitations described herein. See 'Description of the Certificates--Priority of Distributions.'

                         ------------------------------


THE OFFERED CERTIFICATES REPRESENT INTERESTS IN THE TRUST AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. THE OFFERED CERTIFICATES AND THE CONTRACTS ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON NOR HAS ANY GOVERNMENTAL AGENCY PASSED UPON THE ACCURACY OF THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

                         ------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         ------------------------------

    PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION UNDER 'RISK FACTORS' BEGINNING ON PAGE S-10 HEREIN AND ON PAGE 8 OF THE ACCOMPANYING PROSPECTUS.

                         ------------------------------

    The Offered Certificates will be purchased by Prudential Securities Incorporated and Credit Suisse First Boston Corporation (the 'Underwriters') from the Depositor and will be offered by the Underwriters from time to time in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor, including accrued interest, are expected to be approximately 99.9652716% of the aggregate initial Class Certificate Balance of the Offered Certificates before deducting expenses payable by the Depositor estimated to be $200,000. See 'Underwriting' herein.

    The Offered Certificates are offered by the Underwriters subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that the Offered Certificates will be issued on or about December 22, 1997, and will thereafter be available from the Underwriters through the Same Day Funds Settlement System of The Depository Trust Company, Cedel Bank, societe anonyme, and the Euroclear System.

PRUDENTIAL SECURITIES INCORPORATED                    CREDIT SUISSE FIRST BOSTON
--------------------------------------------------------------------------------

          The date of this Prospectus Supplement is December 18, 1997

(Cover continued from front page)

    The Certificates will be issued pursuant to the Pooling and Servicing Agreement, dated as of December 1, 1997 (the 'Agreement'), among UCFC Funding Corporation(Registered), as depositor (the 'Depositor'), United Companies Lending Corporation(Registered), as servicer ('United Companies' or the 'Servicer'), and Bankers Trust Company of California, N.A., as trustee (the

'Trustee'). Distributions of principal and interest on the Certificates will be made to the extent funds are available therefor on the 15th day of each month or, if such day is not a business day, on the next succeeding business day commencing in January 1998 (each, a 'Remittance Date') to holders of record on the last business day of the calendar month preceding the month of such Remittance Date (the 'Record Date').

    The assets of the Trust also will include up to approximately $2,809,471 deposited in a trust account (the 'Pre-Funding Account') maintained with the Trustee which may be used to purchase additional manufactured housing installment sales contracts and manufactured housing installment loan agreements (collectively, the 'Subsequent Contracts') from time to time on or before March 15, 1998.

    There is currently no secondary market for the Offered Certificates. The Underwriters intend to make a secondary market for the Offered Certificates, but no Underwriter is obligated to do so. There can be no assurance that a secondary market for any of the Offered Certificates will develop or, if one does develop, that it will continue or offer Certificateholders sufficient liquidity of investment.

    As described herein, an election will be made to treat certain assets and Accounts (as defined herein) of the Trust as a 'real estate mortgage investment conduit' ('REMIC') pursuant to the Internal Revenue Code of 1986, as amended (the 'Code'). The Offered Certificates will be designated as 'regular interests' in a REMIC. See 'Federal Income Tax Considerations' herein and in the Prospectus.

                            ------------------------

    The Certificates offered by this Prospectus Supplement constitute part of a separate Series of Certificates being offered by the Depositor pursuant to its Prospectus dated March 25, 1997, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

                                SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned them elsewhere in this Prospectus Supplement and in the Prospectus. See 'Glossary' in the Prospectus.

Title of Certificates.... Manufactured Housing Contract Pass-Through
                          Certificates, Series 1997-4 (the 'Certificates').

Offered Certificates..... The Class A-1, Class A-2, Class A-3 and Class A-4
                          Certificates (collectively, the 'Senior
                          Certificates'), the Class M and Class B-1
                          Certificates. Only the Offered Certificates are offered hereby.

Other Certificates....... In addition to the Offered Certificates, the following
                          Classes of Subordinated Certificates will be issued by the Trust in the indicated initial Class Certificate Balances and will bear interest at the indicated Remittance Rates, but are not offered hereby:

                                                INITIAL CLASS         REMITTANCE
                                             CERTIFICATE BALANCE       RATE(2)
                                             -------------------      ----------
                          Class B-2 (1)          $ 5,600,000             8.000%
                          Class R (1)              (3)                  (3)

                          (1) The Class B-2 and Class R Certificates will
                              provide limited credit support for the Offered Certificates as described herein.

                          (2) The Remittance Rate is subject to a maximum rate
                              equal to the weighted average of the Net Contract Rates of the Contracts in the Contract Pool.

                          (3) The Class R Certificates have no Class Certificate
                               Balance and do not bear interest.

                          Any information contained herein with respect to the Class B-2 and Class R Certificates is provided only to permit a better understanding of the Offered Certificates.

Designations
  Book-Entry
     Certificates........ All Classes of Certificates other than the Physical
                          Certificates.

  Class B Certificates... The Class B-1 and Class B-2 Certificates,
                          collectively.


  Physical
     Certificates........ The Class B-2 and Class R Certificates.

  Regular Certificates... All Classes of Certificates other than the Class R
                          Certificates.
  Residual
     Certificates........ The Class R Certificates.

  Senior Certificates.... The Class A-1, Class A-2, Class A-3 and Class A-4
                          Certificates.
  Subordinated
     Certificates........ The Class M, Class B-1, Class B-2 and Class R
                          Certificates. For all purposes, the Class M
                          Certificates are deemed to have the lowest numerical Class designation, and the Class R Certificates are deemed to have the highest numerical Class designation, of any Class of Subordinated Certificates.

  Fixed Rate
     Certificates........ The Class A-2, Class A-3, Class A-4, Class M, Class
                          B-1 and Class B-2 Certificates.

  Floating Rate
     Certificates........ The Class A-1 Certificates.

Depositor................ UCFC Funding Corporation(Registered), a Louisiana
                          corporation (the 'Depositor'). See 'The Depositor' in the Prospectus.

Servicer................. United Companies Lending Corporation(Registered), a
                          Louisiana corporation ('United Companies' or the 'Servicer'), an indirect, wholly-owned subsidiary of United Companies Financial Corporation, a Louisiana corporation. The Servicer's principal executive offices are located at 4041 Essen Lane, Baton Rouge,

                          Louisiana 70809. See 'The Manufactured Housing Program' in the Prospectus.

Trustee.................. Bankers Trust Company of California, N.A. (the
                          'Trustee').

Originators.............. The Contracts were, and any Subsequent Contracts will have been, originated or purchased by United Companies Funding, Inc. ('UCFI'), United Companies or UNICOR Mortgage(Registered), Inc. ('UNICOR,' and collectively with UCFI and United Companies, the 'Originators'). Each Originator is a Louisiana corporation and an affiliate of the Depositor. See 'The Manufactured Housing Program' herein and in the Prospectus.


Approximate Cut-off Date
  Pool Principal
  Balance................ $77,190,529.

Closing Date............. On or about December 22, 1997.

Cut-off Date............. The opening of business on December 1, 1997, except that the Cut-off Date with respect to any Contract dated on or after December 1, 1997, will be the date of such Contract.

Remittance Date.......... The 15th day of each month or, if such 15th day is not a business day, the next succeeding business day, commencing in January 1998.

Description of
  Certificates........... The Certificates will be issued by the Trust pursuant to the Pooling and Servicing Agreement, dated as of December 1, 1997 (the 'Agreement'), among the Depositor, the Servicer and the Trustee. The Offered Certificates will be offered in registered form, in denominations of $25,000 and integral multiples of $1,000 in excess thereof, except for one Certificate of each Class which may be issued with a different denomination.

Priority of
  Distributions.......... Distributions on the Certificates will be made on each
                          Remittance Date from the Amount Available (as defined herein) in the following order of priority: (i) concurrently, to interest on each Class of Senior Certificates; (ii) to principal of the Classes of Senior Certificates then entitled to receive distributions of principal, in the order and subject to the limitations set forth herein under 'Description of the Certificates--Priority of Distributions,' in each case in an aggregate amount up to the maximum amount of principal to be distributed on such Classes on such Remittance Date; and (iii) to interest on and then principal of each Class of Subordinated Certificates, in the order and subject to the limitations set forth herein under 'Description of the Certificates--Priority of Distributions.'

Distributions of
  Interest............... To the extent funds are available therefor in the priority described herein, each interest-bearing Class of Certificates will be entitled to receive interest in the amount of the related Class Interest Distribution Amount. See 'Description of the Certificates-- Interest' herein.

  A. Class Interest

     Distribution
     Amount.............. Interest will accrue on each Class of Fixed Rate
                          Certificates at the applicable Remittance Rate for each calendar month. Interest will accrue on the Floating Rate Certificates at the then-applicable Remittance Rate during the period commencing on the Remittance Date in the month preceding the month of the applicable Remittance Date (or, in the case of the first Remittance Date, beginning on the Closing Date) and ending on the day preceding such applicable Remittance Date. Such period for each Class of Certificates is its respective 'Interest Accrual Period.' Interest on the Fixed Rate Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Floating Rate Certificates will be calculated on the basis of a 360-day year and the actual number of days elapsed in each Interest Accrual Period.

  B. Remittance Rate..... The Remittance Rate for each Class of Fixed Rate
                          Certificates, except the Class B-2 Certificates, for each Remittance Date will be as set forth or described on the cover page hereof. The Remittance Rate for the Class A-1 Certificates will be calculated by reference to the London interbank offered rate for one month U.S. dollar deposits ('1-Month LIBOR'). The 'Class A-1 LIBOR Rate' for each Interest Accrual Period will equal the sum of 1-Month LIBOR, determined as described under 'Description of the Certificates-- Interest' herein, and 0.16%. Each Remittance Rate is subject to a maximum rate on each Remittance Date equal to the weighted average of the Net Contract Rates of the Contracts in the Contract Pool. The 'Net Contract Rate' of a Contract equals the rate of interest then borne by such Contract (the 'Contract Rate') minus 0.515% per annum (the 'Expense Fee Rate').

Distributions of
  Principal.............. On each Remittance Date, to the extent funds are available therefor, principal distributions in reduction of the Class Certificate Balance of each Class of Certificates will be made in the order and subject to the priorities set forth herein under 'Description of the Certificates--Priority of Distributions' in an aggregate amount equal to such Class' allocable portion of the Formula Principal Distribution Amount.


Credit Enhancement

  A. General............. Credit enhancement for the Senior Certificates will be provided by the Subordinated Certificates. Credit enhancement for each Class of Subordinated Certificates (other than the Class R Certificates) will be provided by the Class or Classes of Subordinated Certificates with higher numerical Class designations, as described below.

  B. Subordination....... The rights of the holders of the Subordinated
                          Certificates to receive distributions with respect to the Contracts in the Trust will be subordinated to such rights of the holders of the Senior Certificates, and the rights of the holders of each Class of Subordinated Certificates (other than the Class M Certificates) to receive distributions will be further subordinated to such rights of the holders of the Class or Classes of Subordinated Certificates with lower numerical Class designations, in each case only to the extent described herein.

                          The subordination of the Subordinated Certificates to the Senior Certificates and the further subordination within the Subordinated Certificates are each intended to increase the likelihood of timely receipt by the holders of Certificates with higher relative payment priority of the maximum amount to which they are entitled on any Remittance Date and to provide such holders protection against losses resulting from defaults on the Contracts to the extent described herein. However, in certain circumstances, the amount of available subordination may be exhausted and shortfalls in distributions on the Certificates could result. There is no credit enhancement available to the Holders of the Offered Certificates other than the subordination feature described above. Holders of the

                          Offered Certificates will bear their proportionate share of any losses realized on the Contracts in excess of the available subordination amounts.

The Contracts............ The Contracts (unless the context indicates otherwise, references herein to Contracts will include Subsequent Contracts) consist of fixed rate manufactured housing installment sale contracts and manufactured housing installment loan agreements including any and all rights to receive payments due thereunder on and after the Cut-off Date or the applicable subsequent cut-off date and either (i) security interests in the Manufactured Homes purchased with the proceeds of such contracts or (ii) with respect to certain of the Contracts ('Land-and-Home Contracts') liens on the real estate to which the related Manufactured Homes are deemed permanently affixed. The Contracts have been selected by the Originators from their portfolios of manufactured housing contracts based on the criteria specified in the Agreement. All of the Contracts are, and all of the Subsequent Contracts will be, conventional Contracts (i.e., not insured or guaranteed by any governmental agency). See 'The Contract Pool' herein.

Pre-Funding Account...... On the Closing Date, the Trustee will establish and thereafter maintain with itself a trust account (the 'Pre-Funding Account'). On the Closing date, cash in an amount not to exceed approximately $2,809,471 (the 'Pre-Funded Amount') will be deposited in the Pre-Funding Account and may be used only to (i) acquire additional manufactured housing installment sales contracts and manufactured housing installment loan agreements (collectively, the 'Subsequent Contracts') and (ii) make accelerated payments of principal of the Senior Certificates. During the period (the 'Pre-Funding Period') from the Closing Date to the earliest to occur of (i) the Funding Termination Date (defined below), (ii) an Event of Default under the Agreement and (iii) March 15, 1998, amounts on deposit in the Pre-Funding Account may be withdrawn from time to time to acquire Subsequent Contracts in accordance with the Agreement. The 'Funding Termination Date' will be the date on which the Pre-Funded Amount has been reduced to less than $100,000. Any Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be distributed on the Remittance Date at or immediately following the end of such Pre-Funding Period to the Class or Classes of Senior Certificates then entitled to distributions of principal, as provided herein.

Capitalized Interest
  Account................ On the Closing Date, the Trustee will establish and thereafter maintain with itself a trust account (the 'Capitalized Interest Account') into which amounts will be deposited. The amounts so deposited will be used by the Trustee on the Remittance Dates during the Pre-Funding Period to fund the excess, if any, of the amount of interest accrued on the Certificates at the applicable Remittance Rates over the amounts available therefor on such Remittance Dates. Any amounts on deposit in the Capitalized Interest Account that are not necessary for such purpose will be paid to the Holders of the Class R Certificates.

Security Interests and
Certain Other Aspects of
the Contracts; Repurchase
or Substitution
Obligations.............. In connection with the transfer of the Contracts and the Subsequent Contracts to the Trust, the Depositor will cause each Originator to assign the security interests in the Manufactured Homes or, with respect to the Land-and-Home Contracts, the liens on the Manufactured Homes and the underlying real property, as appropriate, to the Trust. Under the laws of most states, Manufactured Homes that have not been affixed to the real estate constitute personal property, and perfection of a security interest in the Manufactured Home is obtained, depending on applicable state law, either by noting the security interest on the certificate of title for the Manufactured Home or by filing a financing statement under the Uniform Commercial Code. If the Manufactured Home were to be relocated to another state without reperfection of the security interest, or if the Manufactured Home were to become attached to its site and a determination were to be made that the security interest was subject to real estate title and recording laws, or as a result of fraud or negligence, the Trust could lose its prior perfected security interest in a Manufactured Home. Subject to the effect of not amending certificates of title as discussed under 'Risk Factors-- Titles Will Not Be Amended' in the Prospectus, the Servicer will take such steps as are necessary to maintain perfection of the security interest in each Manufactured Home. In addition, the assignment to the Trustee of the mortgage or deed of trust securing each Land-and-Home Contract will be recorded. Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections on installment sale or loan contracts, and certain of these laws make an assignee of such a contract, such as the Trust, liable to the obligor thereon for any violation by the lender. Each Originator has agreed to repurchase, or, at its option, to substitute another contract for, any Contract (including any Subsequent Contract) as to which it has failed to perfect a security interest in the Manufactured Home securing such Contract, or as to which a breach of federal or state laws exists if such breach materially adversely affects the Trust's interest in the Contract, unless such failure or breach has been cured within 90 days from notice of such breach.


Optional Termination..... At its option, the Servicer may purchase from the
                          Trust all remaining Contracts, and thereby effect early retirement of the Certificates, on any Remittance Date when the Pool Principal Balance is less than 10% of the Aggregate Cut-off Date Pool Principal Balance (the 'Servicer Optional Termination Date'). See 'Description of the Certificates--Optional Termination' herein.

Auction Sale............. If the Servicer does not exercise its optional termination right within 90 days after the Servicer Optional Termination Date, the Trustee is required to solicit bids for the purchase of all Contracts remaining in the Trust. If satisfactory bids are received as set forth in the Agreement, such remaining Contracts will be sold and the proceeds distributed to Certificateholders in the same priority as distributions on a Remittance Date. If such satisfactory bids are not received, the remaining Contracts will not be sold, and the Trustee will not solicit any other bids or otherwise negotiate any further sale of the Contracts. See 'Description of the Certificates--Auction Sale' herein.

Federal Income Tax
  Considerations......... For federal income tax purposes, an election will be made to treat the assets of the Trust (other than the Pre-Funding Account and the Capitalized Interest Account) as a real estate mortgage investment conduit ('REMIC'). The Regular Certificates will be designated as 'regular interests' in the REMIC and generally will be treated as debt instruments of the Trust for federal income tax purposes with payment terms equivalent to the terms of such Certificates. The Class R Certificates will be designated as the sole class of 'residual interests' in the REMIC. The holders of the Regular Certificates will be required to include in income interest on such Certificates (including any original issue discount) in accordance with the accrual method of accounting.

                          Depending on their respective issue prices, certain Classes of Offered Certificates may be issued with original issue discount ('OID') for federal income tax purposes. The rate that will be used to calculate the accrual of OID will be 175% MHP (as defined herein). No representation is made that the Contracts will prepay at that rate or at any other rate. See 'Federal Income Tax Considerations' herein and in the

                          Prospectus.

ERISA Considerations..... As described under 'ERISA Considerations' herein, the
                          Offered Certificates may not be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), or by individual retirement accounts or Keogh plans covering only a sole proprietor or partner which are not subject to ERISA but are subject to
                          Section 4975 of the Code ('Plans'), except pursuant to certain exemptions from potential prohibited transaction rules of ERISA which prohibit a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan and related excise tax provisions of Section 4975 of the Code.

                          It is believed that Prohibited Transaction Exemption 90-32, 55 Fed. Reg. 23,147 (June 6, 1990) (the
                          'Exemption'), which provides an exemption for transactions involving the purchase, holding or transfer of certain residential mortgage pool pass-through certificates by Plans, will apply to the Senior Certificates.

                          Any Plan fiduciary considering whether to purchase any Offered Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the provisions of ERISA and the Code. See 'ERISA Considerations' herein and in the Prospectus.

Legal Investment
  Considerations......... Upon termination of the Pre-Funding Period, the Senior
                          Certificates and the Class M Certificates will constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA') so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and, as such, will be 'legal investments' for certain types of institutional investors to the extent provided in SMMEA.

                          The Class B-1 Certificates will not constitute 'mortgage related securities' for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in the Class B-1 Certificates. See 'Legal Investment Considerations' in the Prospectus.


Ratings.................. It is a condition to the issuance of the Senior
                          Certificates that they be rated AAA by Fitch IBCA, Inc. ('Fitch') and Aaa by Moody's Investors Service, Inc. ('Moody's' and together with Fitch, the 'Rating Agencies'). It is a condition to the issuance of the Class M and Class B-1 Certificates that they be rated at least AA- and BBB, respectively, by Fitch and at least Aa3 and Baa2, respectively, by Moody's.

                          A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

                          The Depositor has not requested a rating on the Offered Certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate some or all of the Offered Certificates or, if it does, as to the rating that would be assigned by any such rating agency. The rating assigned by any such other rating agency could be lower than the respective ratings assigned by the Rating Agencies.

Registration of the
  Offered Certificates... Each Class of Offered Certificates initially will be represented by one or more certificates registered in the name of Cede & Co. ('Cede') as the nominee of The Depository Trust Company ('DTC'). Persons acquiring beneficial ownership interests in the Offered Certificates ('Certificate Owners') will hold their interests through DTC, in the United States, or Cedel Bank, societe anonyme, ('Cedel') or the Euroclear System ('Euroclear'), in Europe. Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Offered Certificates are in book-entry form, such Certificates will be evidenced by one or more Certificates registered in the name of Cede, as the nominee of DTC, or one of the relevant depositaries (collectively, the 'European Depositaries'). Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through Citibank N.A. ('Citibank') or The Chase Manhattan Bank ('Chase'), the relevant depositaries of Cedel and Euroclear, respectively, and each a participating member of DTC. The interests of such Certificateholders will be represented by book-entries on the records of DTC, participating members thereof and other entities, such as banks, brokers, dealers and trust companies that clear through or maintain custodial relationships with a participant, either directly or indirectly. Certificates representing the Offered Certificates will be issued in definitive form only under the limited circumstances described herein. All references herein to 'Holders' or 'Certificateholders' reflect the rights of Certificate Owners as they may indirectly exercise such rights through DTC and participating members thereof, except as otherwise specified herein. See 'Description of the Certificates--Book-Entry Certificates' herein and in the Prospectus.

                                  RISK FACTORS

     Before investing in the Offered Certificates, potential investors should consider the risks discussed under the caption 'Risk Factors' beginning on Page 8 of the Prospectus and the following additional risks:

     Trust Assets Are the Only Source of Credit Enhancement. The subordination of the Subordinated Certificates to the Senior Certificates and the further subordination within the Subordinated Certificates are the sole sources of protection against losses on the Contracts available to Holders of the Offered Certificates. If losses on the Contracts or other shortfalls in available funds exceed the amount of protection afforded by such mechanisms, Holders of the Offered Certificates will bear their proportionate share of losses and other shortfalls in available funds. The Certificates represent interests only in the Trust and do not represent interests in or obligations of the Depositor, the Originators, the Servicer, the Trustee or any of their respective affiliates. The assets of the Trust are the sole source of funds for distributions on the Certificates.

     Geographic Concentration May Create Additional Risks. Approximately 17.46%, 10.87%, 9.49% and 8.94% of the Contracts delivered on the Closing Date (by Cut-off Date Pool Principal Balance) are secured by Manufactured Homes which, at the time of origination of such Contracts, were located in the States of South Carolina, North Carolina, Florida and Texas, respectively. Any significant concentration of Contracts with Obligors in a particular state or geographic region increases the exposure of the Trust to risk of loss due to natural disasters, fluctuations in market values for manufactured housing and deterioration of economic conditions in the particular state or region. Such factors can affect the rates of delinquency and default on the Contracts as well as the values of the related Manufactured Homes and the severity of losses following repossession or foreclosure. Any natural disasters, fluctuations in market values for manufactured housing or deterioration in economic conditions affecting the foregoing states may adversely and disportionately affect the performance of the Contract Pool.

     Delinquent Contracts May Adversely Affect Performance. The Depositor's first two series of Manufactured Housing Contract Pass-Through Certificates, Series 1996-1 and 1996-2, have shown steady increases in the amount of contracts that are 30-59 days delinquent and 60 or more days delinquent. The 1996-1 transaction has failed the performance test. If such failure was to continue beyond the specified time period, the holders of the subordinate certificates in that series would not receive distributions of principal unless and until the performance test was met. There can be no assurance that a similar situation would not arise with respect to the Subordinated Certificates offered hereby.

     Pre-Funding May Adversely Affect Performance. The Depositor intends to deliver Subsequent Contracts to the Trust during the Pre-Funding Period in an amount approximating the Pre-Funded Amount. The Depositor's ability to deliver such Subsequent Contracts is dependent on the ability of the Originators to originate or purchase a sufficient amount of Subsequent Contracts during the Pre-Funding Period which satisfy the requirements for transfer to the Trust. If the Originators were to be unable to do so, Holders of the Senior Certificates then entitled to distributions of principal would receive a prepayment of principal. There can be no assurance that Holders of the Senior Certificates would be able to reinvest such a prepayment at yields equal to or exceeding the yields on the related Certificates. It is possible that the yields on such reinvestment will be lower, and could be significantly lower, than the yields on the related Certificates.

     Prepayments May Affect Remittance Rates. The Remittance Rate for each Class of Certificates on any Remittance Date will not exceed the weighted average of the Net Contract Rate of the Contracts in the Contract Pool. Disproportionate prepayments (including prepayments due to liquidations and repurchases or purchases by the Originators or the Servicer as required or permitted by the Agreement) of Contracts with Net Contract Rates in excess of the applicable Remittance Rate for a Class of Certificates will increase the possibility that the Remittance Rate for such Class of Certificates will be less than the otherwise applicable rate. There is no mechanism to compensate Holders of any affected Class of Certificates. Any difference between interest at the actual Remittance Rate and interest at the applicable fixed rate, or the Class A-1 LIBOR Rate for such Interest Accrual Period in the case of the Class A-1 Certificates, will not constitute an Unpaid Interest Amount, and any such difference will be foregone permanently.

     Yields on Subordinated Certificates will be Adversely Affected by
Losses. The weighted average lives of, and the yields to maturity on, the Subordinated Certificates will be sensitive to the rate and timing of Obligor defaults and the severity of ensuing losses on the Contracts. The sensitivity of the yields on the Subordinated Certificates will increase as the payment priority of the related Class decreases so that the Class B-1 Certificates will be more sensitive than the Class M Certificates and the Class B-2 Certificates will be more sensitive than the Class M and Class B-1 Certificates. If the actual rate and severity of losses on the Contracts is higher than those assumed by a Holder of a Subordinated Certificate, the actual yield to maturity of such Certificates will be lower than the yield expected by such Holder based on such assumption. The timing of losses on the Contracts will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Contract Pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity.

     Priority of Distributions May Increase Risks for Subordinated
Certificates. Due to the priority of the application of the Amount Available as described herein under 'Description of the Certificates--Priority of Distributions,' the Subordinated Certificates, in increasing order of their numerical Class designations, will bear the risk of any shortfall in the Available Funds. Thus, Holders of one or more Classes of Subordinated Certificates may not receive distributions of interest and/or principal to which such Holders are entitled on the applicable Remittance Date.

     Distributions of principal of the Class M and Class B-1 Certificates will not commence until at least the Remittance Date in January 2003 unless the aggregate Class Certificate Balance of the Senior Certificates is reduced to zero prior thereto. After such Remittance Date, distributions of principal of the Class M and/or Class B-1 Certificates will only be made if certain performance tests are satisfied, unless the aggregate Class Certificate Balance of the Senior Certificates, and, in the case of the Class B-1 Certificates, the Class Certificate Balance of the Class M Certificates is reduced to zero. As a result, the weighted average lives of the Subordinated Certificates will be longer than would be the case if distributions of principal were to be allocated on a pro rata basis among the Senior and Subordinated Certificates. As a result of the longer weighted average lives, the Holders of the Subordinated Certificates have a greater risk of suffering a loss on their investments.

     Book-Entry Certificates May Affect Liquidity. The issuance of the Offered Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since some investors may be unwilling to purchase Offered Certificates for which they cannot receive physical certificates.

     Since transactions in the Offered Certificates may be effected only through DTC, participating organizations and indirect participating organizations, the ability of a beneficial owner of an Offered Certificate to pledge an Offered Certificate to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of such Certificates, may be limited by the lack of a physical certificate representing the Offered Certificates.

     Beneficial owners of the Offered Certificates may experience some delay in the receipt of distributions of interest on and principal of the Offered Certificates because such distributions will be forwarded by the Trustee to DTC, and DTC will credit such distributions to the accounts of the applicable participating organizations which will thereafter credit such distributions to the accounts of the applicable beneficial owners, either directly or through indirect participants. See 'Description of the Certificates--Book-Entry Certificates' herein and in the Prospectus.

     Recent Developments. On December 15, 1997, Standard & Poor's announced that it placed its long-term unsecured debt ratings of United Companies Financial Corporation (the ultimate parent of the Originators) on creditwatch with negative implications. The announcement states 'The placement on CreditWatch with negative implications implies that the ratings could remain the same or be lowered pending a detailed review . . . during the first quarter 1998. With respect to United Companies Financial Corp., the ratings action reflects continued deteriorating asset quality trends and the company's aggressive growth plans. The company has made great strides in improving its technology and servicing infrastructure over the past two years, but Standard & Poor's will continue to evaluate this issue.'

     On December 17, 1997, Moody's Investors Service confirmed its subordinated debt ratings of United Companies Financial Corporation ('UC') but changed its rating outlook to negative from stable. Moody's release stated, in part, 'the outlook change reflects the increasing level of delinquencies in UC's securitized home equity loans, the company's increasing effective leverage, and the highly competitive conditions in UC's consumer business.'

                               THE CONTRACT POOL

GENERAL

     All of the Contracts were, and each Subsequent Contract will be, originated by a manufactured housing dealer and purchased by the Originators from such dealer, or were originated by the Originators directly or, in the case of Land-and-Home Contracts, indirectly through correspondents or mortgage brokers. All of the Contracts are, and all of the Subsequent Contracts will be, conventional manufactured housing contracts, meaning that they are not insured or guaranteed by any governmental agency.

     Each Contract is, and each Subsequent Contract will be, (a) secured by a Manufactured Home or, in the case of a Land-and-Home Contract, by a lien on the Manufactured Home and the real estate to which the Manufactured Home is deemed permanently affixed, and (b) fully amortizing with a fixed contractual rate of interest (the 'Contract Rate') and providing for level payments over the term of such Contract on a specified date in each month (each, a 'Due Date'). The Due Dates will occur throughout the month.

     The 'Value' used to calculate the original loan-to-value ratios of the Contracts originated by UCFI is equal to (i) in the case of a Chattel Contract on a new Manufactured Home, the total cost of such Manufactured Home (allowing for the standard industry dealer markup of 30%), including sales and other taxes, filing and recording fees imposed by law and premiums for related insurance and optional equipment up to 25% of the base invoice and set-up fees,
(ii) in the case of a Chattel Contract on a used Manufactured Home, either the total delivered sales price for such Manufactured Home, if available, or its appraised market value, plus, in either case, each of the following to the extent that the inclusion thereof does not exceed the appraised value of the Manufactured Home: sales and other taxes, filing and recording fees imposed by law and premiums for related insurance, or (iii) in the case of real estate securing a Land-and-Home Contract, the total sales price of the real estate and the Manufactured Home together. (With respect to less than 1% of the Contracts by Cut-off Date Pool Principal Balance, 'Value' includes the value of land in respect of which the Obligor has granted a lien to the Originator in lieu of a down payment, which lien is being transferred to the Trust.) 'Value' used to calculate the original loan-to-value ratios of the Contracts for the other Originators will equal the lesser of the appraised value or, in the case of a purchase, the purchase price of the Manufactured Home and the related real estate to which the Manufactured Home is permanently affixed. Manufactured Homes, unlike site-built homes, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of Contracts with high loan-to-value ratios at origination, that the market value of a Manufactured Home may be lower than the principal amount outstanding under the related Contract.

STATISTICAL INFORMATION

     Set forth below is certain statistical information as of the Cut-off Date regarding the Contracts expected to be included in the Contract Pool as of the Closing Date. Prior to the Closing Date, Contracts may be removed from the

Contract Pool and other Contracts may be substituted therefor. The Depositor believes that the information set forth herein with respect to the Contract Pool as presently constituted is representative of the characteristics of the Contract Pool as it will be constituted at the Closing Date, although certain characteristics of the Contracts may vary. All such information is approximate, and the sum of the percentage columns in the following tables may not equal 100% due to rounding. Percentages, other than rates of interest and Loan-to-Value Ratios, are based on the Cut-off Date Pool Principal Balance.

     As of the Cut-off Date: the Contract balances ranged from $2,484 to $160,834; the average Contract balance was $37,987; the Contract Rates ranged from 6.15% to 14.25% per annum; the weighted average Contract Rate was 9.68% per annum; the original Loan-to-Value Ratios ranged from 16.63% to 100.00%; the weighted average original Loan-to-Value Ratio was 86.28%; the original terms to stated maturity ranged from 60 months to 360 months; the weighted average original term to stated maturity was 307 months; the remaining terms to stated maturity ranged from 25 months to 360 months; the weighted average remaining term to stated maturity was 305 months; the number of months since origination of the Contracts ranged from 0 months to 59 months; the weighted average number of months since origination was 1 month; 84.57% and 15.43% of the Contracts are secured by new and used Manufactured Homes, respectively; 30.34% of the Contracts are Land-and-Home Contracts; 100.00% of the Contracts are secured by Manufactured Homes which are the Obligors' primary residences based on representations at the time of origination of such Contracts; 91.22% of the Contracts were originated in connection with the purchase of the related Manufactured Home; 31.32%, 66.80%, 1.76% and 0.13% of the Contracts are secured by Manufactured Homes which are single wide, double wide, triple wide and quadruple wide, respectively.

                GEOGRAPHICAL DISTRIBUTION OF MANUFACTURED HOMES

                                                                % OF CUT-OFF
                          NUMBER OF    AGGREGATE PRINCIPAL        DATE POOL
STATES                    CONTRACTS    BALANCE OUTSTANDING    PRINCIPAL BALANCE
-----------------------   ---------    -------------------    -----------------

Alabama................         4        $    180,793.23              0.23%
Arizona................         9             351,925.36              0.46
Arkansas...............        74           2,652,726.57              3.44
California.............        15             246,227.18              0.32
Colorado...............        42           1,579,923.30              2.05
Delaware...............         4             109,895.85              0.14
Dist of Columbia.......         1             160,833.63              0.21
Florida................       181           7,325,213.40              9.49
Georgia................       118           4,596,924.53              5.96
Idaho..................         1               9,861.89              0.01
Illinois...............        17             660,689.08              0.86
Indiana................        23             723,524.81              0.94
Iowa...................        24             610,673.64              0.79
Kansas.................         1              59,700.96              0.08

Kentucky...............        31             892,511.15              1.16
Louisiana..............        78           3,019,789.01              3.91
Maine..................         8             248,724.50              0.32
Maryland...............         1              11,500.00              0.01
Massachussetts.........         1              94,476.09              0.12
Michigan...............        37           1,211,746.19              1.57
Minnesota..............        67           2,247,692.01              2.91
Mississippi............        69           2,743,274.28              3.55
Missouri...............        47           1,585,041.83              2.05
New Hampshire..........         1              59,461.00              0.08
New Mexico.............        62           3,293,275.42              4.27
New York...............        30             560,140.12              0.73
North Carolina.........       232           8,390,334.23             10.87
North Dakota...........         2              54,773.23              0.07
Ohio...................        48           1,421,600.28              1.84
Oklahoma...............        29           1,117,163.05              1.45
Oregon.................        18           1,379,101.90              1.79
Pennsylvania...........        77           2,053,547.41              2.66
South Carolina.........       316          13,475,461.07             17.46
South Dakota...........         6             228,969.89              0.30
Tennessee..............        83           3,293,537.22              4.27
Texas..................       183           6,899,680.79              8.94
Utah...................         5             277,237.81              0.36
Virginia...............        13             588,440.08              0.76
Washington.............         8             507,007.10              0.66
West Virginia..........        28           1,075,322.62              1.39
Wisconsin..............        38           1,191,807.59              1.54
                          ---------    -------------------         -------
     Totals:...........     2,032        $ 77,190,529.30            100.00%
                          ---------    -------------------         -------
                          ---------    -------------------         -------

              DISTRIBUTION OF CONTRACT AMOUNTS AS OF CUT-OFF DATE

                                                                           % OF CUT-OFF
                                    NUMBER OF    AGGREGATE PRINCIPAL        DATE POOL
    RANGE OF CONTRACT AMOUNTS       CONTRACTS    BALANCE OUTSTANDING    PRINCIPAL BALANCE
---------------------------------   ---------    -------------------    ------------------
$     0.01--  5,000.00...........         6        $     27,364.00              0.04%
  5,000.01-- 10,000.00...........       103             812,780.68              1.05
 10,000.01-- 15,000.00...........       175           2,162,751.34              2.80
 15,000.01-- 20,000.00...........       142           2,492,882.18              3.23
 20,000.01-- 25,000.00...........       159           3,582,993.28              4.64
 25,000.01-- 30,000.00...........       203           5,583,286.69              7.23
 30,000.01-- 35,000.00...........       254           8,228,680.10             10.66
 35,000.01-- 40,000.00...........       175           6,553,173.39              8.49
 40,000.01-- 45,000.00...........       149           6,319,893.69              8.19
 45,000.01-- 50,000.00...........       157           7,457,891.65              9.66
 50,000.01-- 55,000.00...........       114           5,992,399.56              7.76
 55,000.01-- 60,000.00...........       107           6,167,477.39              7.99
 60,000.01-- 65,000.00...........        80           4,983,942.30              6.46
 65,000.01-- 70,000.00...........        56           3,767,147.57              4.88
 70,000.01-- 75,000.00...........        34           2,450,318.08              3.17
 75,000.01-- 80,000.00...........        28           2,170,340.37              2.81
 80,000.01-- 85,000.00...........        22           1,803,712.06              2.34
 85,000.01-- 90,000.00...........        22           1,913,573.35              2.48
 90,000.01-- 95,000.00...........        20           1,859,731.30              2.41
 95,000.01--100,000.00...........        12           1,170,710.00              1.52
100,000.01--105,000.00...........         1             100,321.87              0.13
105,000.01--110,000.00...........         5             541,354.24              0.70
110,000.01--115,000.00...........         2             221,163.08              0.29
115,000.01--120,000.00...........         1             115,569.63              0.15
120,000.01--125,000.00...........         1             120,798.73              0.16
125,000.01--130,000.00...........         1             127,730.51              0.17
140,000.01--145,000.00...........         1             142,861.94              0.19
155,000.01--160,000.00...........         1             158,846.69              0.21
160,000.01--165,000.00...........         1             160,833.63              0.21
                                    ---------    -------------------         -------
     Totals:.....................     2,032        $ 77,190,529.30            100.00%
                                    ---------    -------------------         -------
                                    ---------    -------------------         -------

                 DISTRIBUTION OF ORIGINAL LOAN-TO-VALUE RATIOS

        RANGE OF ORIGINAL                                                  % OF CUT-OFF
          LOAN-TO-VALUE             NUMBER OF    AGGREGATE PRINCIPAL        DATE POOL
             RATIOS                 CONTRACTS    BALANCE OUTSTANDING    PRINCIPAL BALANCE
---------------------------------   ---------    -------------------    ------------------

15.001-- 20.000%.................         3        $     20,831.33              0.03%
20.001-- 25.000..................         4              20,465.41              0.03
25.001-- 30.000..................         7              50,837.88              0.07
30.001-- 35.000..................        11             110,477.32              0.14
35.001-- 40.000..................        19             228,683.13              0.30
40.001-- 45.000..................        21             314,507.22              0.41
45.001-- 50.000..................        31             420,336.57              0.54
50.001-- 55.000..................        28             424,931.33              0.55
55.001-- 60.000..................        33             516,597.34              0.67
60.001-- 65.000..................        55           1,035,661.73              1.34
65.001-- 70.000..................        68           1,654,580.44              2.14
70.001-- 75.000..................        87           2,395,557.21              3.10
75.001-- 80.000..................       256           7,652,716.71              9.91
80.001-- 85.000..................       322          12,114,392.47             15.69
85.001-- 90.000..................       582          23,541,653.28             30.50
90.001-- 95.000..................       328          16,177,758.97             20.96
95.001--100.000..................       177          10,510,540.96             13.62
                                    ---------    -------------------         -------
     Totals:.....................     2,032        $ 77,190,529.30            100.00%
                                    ---------    -------------------         -------
                                    ---------    -------------------         -------

                                 CONTRACT RATES

                                                            % OF CUT-OFF
     RANGE OF        NUMBER OF    AGGREGATE PRINCIPAL        DATE POOL
  CONTRACT RATES     CONTRACTS    BALANCE OUTSTANDING    PRINCIPAL BALANCE
------------------   ---------    -------------------    ------------------

 6.01-- 6.50%.....         6        $    485,095.01              0.63%
 6.51-- 7.00......        52           4,129,249.69              5.35
 7.01-- 7.50......        58           4,285,364.01              5.55
 7.51-- 8.00......        68           3,648,414.41              4.73
 8.01-- 8.50......       168           9,281,446.78             12.02
 8.51-- 9.00......       156           7,659,963.38              9.92
 9.01-- 9.50......       111           5,899,039.09              7.64
 9.51--10.00......       165           6,738,600.63              8.73
10.01--10.50......       299          12,227,972.13             15.84
10.51--11.00......       331          10,539,957.66             13.65
11.01--11.50......       114           3,681,280.83              4.77
11.51--12.00......       131           2,818,125.94              3.65
12.01--12.50......       204           3,382,693.61              4.38
12.51--13.00......       146           2,052,829.05              2.66
13.01--13.50......        18             266,247.59              0.34
13.51--14.00......         4              64,478.49              0.08
14.01--14.50......         1              29,771.00              0.04
                     ---------    -------------------         -------
     Totals:......     2,032        $ 77,190,529.30            100.00%
                     ---------    -------------------         -------
                     ---------    -------------------         -------

                          REMAINING MONTHS TO MATURITY

RANGE OF REMAINING   NUMBER OF    AGGREGATE PRINCIPAL        DATE POOL
MONTHS TO MATURITY   CONTRACTS    BALANCE OUTSTANDING    PRINCIPAL BALANCE
------------------   ---------    -------------------    ------------------

 25-- 36..........         1        $      2,484.00              0.00%
 49-- 60..........        85             695,847.08              0.90
 61-- 72..........         2              22,289.52              0.03
 73-- 84..........        81           1,015,900.41              1.32
 85-- 96..........         5              61,357.92              0.08
 97--108..........         1              15,819.56              0.02
109--120..........       126           1,950,534.60              2.53
133--144..........        47             773,715.71              1.00
169--180..........       229           5,380,213.35              6.97
217--228..........         3              92,836.05              0.12
229--240..........       270           8,733,815.41             11.31
277--288..........         3             146,010.45              0.19
289--300..........       444          15,666,667.22             20.30
301--312..........         1              59,232.59              0.08
313--324..........         2             135,450.95              0.18
325--336..........         1              56,672.36              0.07
337--348..........        13             943,593.27              1.22
349--360..........       718          41,438,088.85             53.68
                     ---------    -------------------         -------
     Totals:......     2,032        $ 77,190,529.30            100.00%
                     ---------    -------------------         -------
                     ---------    -------------------         -------

                          ORIGINAL MONTHS TO MATURITY

                                      AGGREGATE            % OF CUT-OFF
RANGE OF ORIGINAL    NUMBER OF    PRINCIPAL BALANCE         DATE POOL
MONTHS TO MATURITY   CONTRACTS       OUTSTANDING        PRINCIPAL BALANCE
------------------   ---------    ------------------    ------------------

 49-- 60..........        86        $   698,331.08              0.90%
 61-- 72..........         1              9,000.00              0.01
 73-- 84..........        81          1,015,900.41              1.32
 85-- 96..........         5             61,357.92              0.08
 97--108..........         1             15,819.56              0.02
109--120..........       127          1,963,824.12              2.54
133--144..........        47            773,715.71              1.00
169--180..........       229          5,380,213.35              6.97
229--240..........       273          8,826,651.46             11.43
289--300..........       447         15,812,677.67             20.49
349--360..........       735         42,633,038.02             55.23
                     ---------    ------------------         -------
     Totals:......     2,032        $77,190,529.30            100.00%
                     ---------    ------------------         -------
                     ---------    ------------------         -------

                   DISTRIBUTION OF CONTRACT AGES (IN MONTHS)

            RANGE OF                                          AGGREGRATE          % OF CUT-OFF
          CONTRACT AGES                                    PRINCIPAL BALANCE        DATE POOL
            (MONTHS)                NUMBER OF CONTRACTS       OUTSTANDING       PRINCIPAL BALANCE
---------------------------------   -------------------    -----------------    -----------------
 0-- 6...........................          1,984            $  74,707,333.68           96.78%
 7--12...........................             30                1,475,707.51            1.91
13--18...........................              8                  549,113.74            0.71
19--24...........................              4                  191,244.95            0.25
25--30...........................              1                   56,672.36            0.07
31--36...........................              1                    2,484.00            0.00
37--42...........................              2                  135,450.95            0.18
49--54...........................              1                   59,232.59            0.08
55--60...........................              1                   13,289.52            0.02
                                          ------           -----------------         -------
     Totals:.....................          2,032            $  77,190,529.30          100.00%
                                          ------           -----------------         -------
                                          ------           -----------------         -------

SUBSEQUENT CONTRACTS

     The Depositor expects to sell Subsequent Contracts to the Trust during the Pre-Funding Period. The purchase price for such Subsequent Contracts will equal the outstanding principal balances thereof as the related subsequent cut-off date and will be paid by withdrawal of funds on deposit in the Pre-Funding Account. The Subsequent Contracts generally will have been originated more recently than, and may have other characteristics which differ from, the Contracts initially included in the Trust. As a result, following any sale of Subsequent contracts, the description of the Contracts set forth above may not accurately reflect the characteristics of all of the Contracts and Subsequent Contracts in the Trust. However, the Subsequent Contracts must conform to the representations and warranties set forth in the Agreement. Additionally, no Subsequent Contracts will be 30 or more days Delinquent or secured by used Manufactured Homes with a model year of 1985 or earlier. Following the end of the Pre-Funding Period, the Depositor expects that the Contracts (including Subsequent Contracts) in the Trust will have the following approximate characteristics.

Average Unpaid Principal Balance....................................................  at least $35,000
Weighted Average Contract Rate......................................................  9.65% - 10.65%
Weighted Average Remaining Term to Stated Maturity..................................  300 months - 306 months
Weighted Original Loan-to-Value Ratio...............................................  not more than 87%
Weighted Average Contract Age.......................................................  0 months - 6 months

Contracts Secured by Primary Residences.............................................  at least 97%
Contracts Secured by New Manufactured Homes.........................................  at least 84%
Contracts Secured by Manufactured Homes which are Single Wide.......................  not more than 34%
Land-and-Home Contracts.............................................................  at least 30%
State Distribution
  Texas.............................................................................  not more than 11%
  North Carolina....................................................................  not more than 12%
  South Carolina....................................................................  not more than 19%
  Florida...........................................................................  not more than 11%
  Any other individual state........................................................  not more than 10%

                 MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

     Prepayments. The weighted average life of and, if purchased at a price other than par, the yield to maturity on, a Class of Offered Certificates will be directly related to the rate of payment of principal of the Contracts within the Contract Pool, including for this purpose Prepayments, delinquencies, liquidations due to defaults, casualties and condemnations, and repurchases of Contracts by the Originators or purchases of Contracts by the Servicer or pursuant to an auction sale. The Contracts may be prepaid by the related Obligors at any time, generally without payment of any prepayment fee or penalty. The actual rate of principal prepayments on pools of manufactured housing contracts is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of manufactured housing contracts at any time because of specific factors relating to the contracts in the particular pool, including, among other things, the age of the contracts, the geographic locations of the properties securing the contracts, the extent of the Obligors' equity in such properties, and changes in the Obligors' housing needs, job transfers and unemployment. Generally, however, because the Contracts bear interest at fixed rates, if prevailing interest rates were to fall below the Contract Rates, the Contracts may be subject to higher prepayment rates. Conversely, if prevailing interest rates were to rise above the Contract Rates, the rate of prepayments on the Contracts could decrease.

     If purchased at a price other than par, the yield to maturity on an Offered Certificate will be affected by the rate and timing of payments of principal, including Prepayments, of the Contracts. If the actual rate of payments on the Contracts is slower than the rate anticipated by an investor who purchases an Offered Certificate at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Contracts is faster than the rate anticipated by an investor who purchases an Offered Certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

     The timing of changes in the rate of prepayments on the Contracts may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Contracts, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     Subsequent Contracts. As described herein, the Depositor expects to sell Subsequent Contracts to the Trust during the Pre-Funding Period. If the entire Pre-Funded Amount is not used to purchase Subsequent Contracts, the unused portion will be applied as a Prepayment and allocated to the Class or Classes of Senior Certificates then entitled to distributions of principal.


     Final Scheduled Remittance Dates. The Final Scheduled Remittance Dates for each Class of Offered Certificates is set forth on the cover hereof. The Final Scheduled Remittance Dates for the Class A-1, Class A-2, Class A-3 and Class B-1 Certificates were determined on the basis of the Structuring Assumptions (defined below) and the assumption that there are no Prepayments, the Servicer does not exercise its optional termination right and the Contracts are not sold in an auction sale. The Final Scheduled Remittance Dates for the Class A-4, Class M and Class B-2 Certificates were determined by adding 13 months to the date of maturity of the latest possible maturing Contract assuming that the Subsequent Contracts are purchased in March 1998 and have a remaining term to maturity of 360 months.. The weighted average life of each Class of Offered Certificates is likely to be shorter, and the final Remittance Date could occur significantly earlier than the applicable Final Scheduled Remittance Date because (i) Prepayments are likely to occur, (ii) the Originators may repurchase Contracts in the event of breaches of representations and warranties and (iii) the Servicer may cause an optional termination of the Trust or an auction sale may occur.

     Floating Rate Certificates. Each Interest Accrual Period for the Floating Rate Certificates will consist of the actual number of days elapsed from the Remittance Date in the month preceding the month of the applicable Remittance Date (or, in the case of the first Interest Accrual Period, from the Closing
Date) through the day preceding such Remittance Date. After the initial Interest Accrual Period, the Remittance Rate for the Floating

Rate Certificates will be adjusted by reference to changes in the level of 1-Month LIBOR, subject to the effects of the applicable limitations described herein. See 'Risk Factors--Prepayments May Affect Remittance Rates' herein.

     Priority of Distributions. On each Remittance Date, the Amount Available will be applied in the order described under 'Description of the Certificates--Priority of Distributions.' In the event that the Amount Available is insufficient for such purposes, the shortfall will be borne first by the Subordinated Certificates in the reverse order of their numerical Class designations, beginning with the Class B-2 Certificates.

     In addition, the Formula Principal Distribution Amount includes the Stated Principal Balance of each Contract which became a Liquidated Contract in the related Due Period, regardless of whether the related Net Liquidation Proceeds equal or exceed such Stated Principal Balance. If such Net Liquidation Proceeds are less than such Stated Principal Balance, a portion of the Amount Available that otherwise would be available for applications with a lower payment priority will instead be used as part of the Formula Principal Distribution Amount.

     Until the Remittance Date in January 2003, the Senior Certificates will be entitled to 100% of the Formula Principal Distribution Amount. On each Remittance Date thereafter, the Senior Certificates will continue to be entitled to 100% of the Formula Principal Distribution Amount unless on any such Remittance Date the performance tests applicable to the Class M and/or Class B Certificates are satisfied. This allocation to the Senior Certificates will accelerate the amortization of the Senior Certificates relative to that of the Subordinated Certificates thereby increasing the interest in the Trust evidenced by the Subordinated Certificates. Increasing the interest in the Trust evidenced by the Subordinated Certificates relative to that evidenced by the Senior Certificates is intended to preserve the protection afforded by the subordination of the Subordinated Certificates to the Senior Certificates.

     Unless the performance test applicable to the Class M Certificates is satisfied on any Remittance Date on or after the Remittance Date in January 2003, the Class M Certificates will not receive any distributions of principal until the aggregate Class Certificate Balance of the Senior Certificates has been reduced to zero. Similarly, unless the performance test applicable to the Class B Certificates is satisfied on any Remittance Date on or after the Remittance Date in January 2003, the Class B-1 Certificates will not receive any distributions of principal until the aggregate Class Certificate Balance of the Senior Certificates and the Class M Certificates has been reduced to zero. The effect of these provisions is that principal distributions are made sequentially to the Senior Certificates, then to the Class M Certificates and then to the Class B-1 Certificates. However, after a five-year lockout period, the Class M and Class B-1 Certificates may begin receiving principal distributions if the Contract Pool is performing satisfactorily.

     As a result of this allocation of principal distributions, the weighted average lives of the Class M and Class B-1 Certificates will be longer than would have been the case if principal distributions were to be made on a pro rata basis. In addition, if the Contract Pool is not performing such that the performance tests applicable to the Class M and/or Class B Certificates is satisfied, the weighted average lives of such Classes will be extended at a time when the Contract Pool is not performing. The longer weighted average lives of the Class M and Class B-1 Certificates increase the possibility that investors in such Certificates will suffer a loss on their investments. None of the Depositor, the Originators, the Servicer or the Trustee makes any representation as to the rate or timing of principal distributions, the sufficiency of the Amount Available, the rate or severity of losses or the resulting yield to maturity of any Class of Certificates.

PAYMENT LAG FEATURE OF THE FIXED RATE CERTIFICATES

     The Agreement provides that each Interest Accrual Period for the Fixed Rate Certificates will be the calendar month prior to each Remittance Date. Collections on the Contracts are not distributed to the Holders of the Offered Certificates until at least the 15th day of the following month. As a result, the yield to the Holders of the Fixed Rate Certificates will be slightly lower than would be the case if each Interest Accrual Period were to be from Remittance Date to Remittance Date.

STRUCTURING ASSUMPTIONS

     The information in the decrement tables has been prepared on the basis of the following assumed characteristics of the Contracts and the following additional assumptions (collectively, the 'Structuring Assumptions'): (i) the Contracts prepay at the specified percentages of MHP (as defined below), (ii) no defaults or delinquencies in the payment by Obligors of principal of and interest on the Contracts are experienced, (iii) the initial Class Certificate Balance of each Class of Offered Certificates is as set forth on the cover page hereof, (iv) interest accrues on each Class of Offered Certificates in each period at the applicable Remittance Rate or initial Remittance Rate described herein, (v) distributions in respect of the Offered Certificates are received in cash on the 15th day of each month commencing in January 1998, (vi) the Servicer does not exercise its option to purchase the remaining Contracts and no auction sale occurs, except as otherwise indicated in the footnotes to the tables, (vii) the Offered Certificates are purchased on December 23, 1997, (viii) scheduled payments on the Contracts are received on the first day of each month commencing in the calendar month following the Closing Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (ix) prepayments represent prepayments in full of individual Contracts and are received on the last day of each month and include 30 days' interest thereon, commencing in the calendar month of the Closing Date, (x) the scheduled monthly payment for each Contract has been calculated based on the assumed characteristics set forth in the following table such that each Contract will amortize in amounts sufficient to repay the balance of such Contract by its indicated remaining term to maturity, (xi) Subsequent Contracts are purchased in January 1998 in an amount equal to the Pre-Funded Amount, (xii) the Trust consists of 7 Contracts with the characteristics set forth in the following table and (xiii) the Expense Fee Rate is 0.515% per annum for each Contract. While it is assumed that each of the Contracts prepays at the specified percentages of MHP, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Contracts which will be delivered to the Trustee and characteristics of the Contracts assumed in preparing the tables herein.

     Prepayments of contracts are commonly measured relative to a prepayment standard or model. The model used with respect to the Offered Certificates ('MHP') assumes that a pool of manufactured housing contracts prepays in the first month of the life of the manufactured housing contract at a constant prepayment rate ('CPR') of 3.7% and increases by an additional 0.1% each month thereafter through the 23rd month. Beginning in the 24th month, MHP assumes a constant prepayment rate of 6.0% per annum. CPR represents an assumed constant rate of prepayment each month, expressed as an annual rate, relative to the then outstanding principal balance of a pool of manufactured housing contracts for the life of such manufactured housing contracts. Neither model purports to be either an historical description of the prepayment experience of any pool of manufactured housing contracts or a prediction of the anticipated rate of prepayment of any manufactured housing contracts, including the Contracts to be included in the Trust.


                                                                                            REMAINING TERM
                                                      CONTRACT       ORIGINAL TERM TO        TO MATURITY
      CONTRACT NO.           PRINCIPAL BALANCE($)     RATE(%)      MATURITY (IN MONTHS)      (IN MONTHS)
-------------------------    --------------------     --------     --------------------     --------------
            1                     1,723,231.49          11.922               74                    74
            2                     2,028,336.63          11.754              119                   118
            3                     6,166,594.03          11.439              175                   175
            4                     8,755,590.07          10.649              240                   239
            5                    15,889,458.03          10.215              300                   299
            6                    42,627,319.05           8.840              360                   359
            7                     2,809,470.70(1)       10.017              304                   304

------------------
(1) Assumes transfer to the Trust in January 1998 with the characteristics set forth above. Scheduled payments are assumed to be received on the first day of each month commencing in February 1998. Prepayments are assumed to be received on the last day of each month commencing in January 1998 and include 30 days' interest thereon.

DECREMENT TABLES

     The following tables indicate, based on the Structuring Assumptions, the percentages of the initial Class Certificate Balances of the Classes of Offered Certificates that would be outstanding after each of the dates shown at various percentages of MHP and the corresponding weighted average lives of such Classes. It is not likely that (i) all of the Contracts will have the characteristics assumed or (ii) the Contracts will prepay at the specified percentages of MHP or at any other constant percentage. Moreover, the diverse remaining terms to maturity of the Contracts could produce slower or faster principal distributions than indicated in the tables at the specified percentages of the Prepayment Assumption, even if the weighted average remaining term to maturity of the Contracts is consistent with the remaining terms to maturity of the Contracts specified in the Structuring Assumptions.

                      PERCENT OF INITIAL CLASS CERTIFICATE
                             BALANCES OUTSTANDING*

                                  CLASS A-1                           CLASS A-2
                              PERCENTAGE OF MHP                   PERCENTAGE OF MHP
                       -------------------------------     --------------------------------
REMITTANCE DATE        0%    100%   175%   250%   350%      0%    100%   175%   250%   350%
---------------------  ---   ----   ----   ----   ----     ----   ----   ----   ----   ----
Initial Percent......  100%  100 %  100 %  100 %  100 %     100%  100 %  100 %  100 %  100 %
December 15, 1998....   92    68     49     31      7       100   100    100    100    100
December 15, 1999....   83    30      0      0      0       100   100     93     61     21
December 15, 2000....   74     0      0      0      0       100    93     45      1      0
December 15, 2001....   63     0      0      0      0       100    62      2      0      0
December 15, 2002....   51     0      0      0      0       100    32      0      0      0
December 15, 2003....   38     0      0      0      0       100     4      0      0      0
December 15, 2004....   25     0      0      0      0       100     0      0      0      0
December 15, 2005....   12     0      0      0      0       100     0      0      0      0
December 15, 2006....    0     0      0      0      0        98     0      0      0      0
December 15, 2007....    0     0      0      0      0        84     0      0      0      0
December 15, 2008....    0     0      0      0      0        71     0      0      0      0
December 15, 2009....    0     0      0      0      0        57     0      0      0      0
December 15, 2010....    0     0      0      0      0        40     0      0      0      0
December 15, 2011....    0     0      0      0      0        23     0      0      0      0
December 15, 2012....    0     0      0      0      0         5     0      0      0      0
December 15, 2013....    0     0      0      0      0         0     0      0      0      0
December 15, 2014....    0     0      0      0      0         0     0      0      0      0
December 15, 2015....    0     0      0      0      0         0     0      0      0      0
December 15, 2016....    0     0      0      0      0         0     0      0      0      0
December 15, 2017....    0     0      0      0      0         0     0      0      0      0
December 15, 2018....    0     0      0      0      0         0     0      0      0      0
December 15, 2019....    0     0      0      0      0         0     0      0      0      0
December 15, 2020....    0     0      0      0      0         0     0      0      0      0
December 15, 2021....    0     0      0      0      0         0     0      0      0      0
December 15, 2022....    0     0      0      0      0         0     0      0      0      0

December 15, 2023....    0     0      0      0      0         0     0      0      0      0
December 15, 2024....    0     0      0      0      0         0     0      0      0      0
December 15, 2025....    0     0      0      0      0         0     0      0      0      0
December 15, 2026....    0     0      0      0      0         0     0      0      0      0
December 15, 2027....    0     0      0      0      0         0     0      0      0      0
                       ---   ----   ----   ----   ----     ----   ----   ----   ----   ----
Weighted Average Life
  (years)**..........  4.9   1.5    1.0    0.7    0.6      12.3   4.4    2.9    2.2    1.7

------------------
  * Rounded to the nearest whole percentage.

 ** The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of such Certificate on each Remittance Date by the number of years from the date of issuance to such Remittance Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of such Certificate referred to in clause (a).

                      PERCENT OF INITIAL CLASS CERTIFICATE
                             BALANCES OUTSTANDING*

                                     CLASS A-3                                CLASS A-4
                                 PERCENTAGE OF MHP                        PERCENTAGE OF MHP
                        ------------------------------------    -------------------------------------
REMITTANCE DATE          0%     100%    175%    250%    350%     0%     100%    175%    250%    350%
---------------------   ----    ----    ----    ----    ----    ----    ----    ----    ----    -----
Initial Percent......    100%   100 %   100 %   100 %   100 %    100%   100 %   100 %   100 %     100%
December 15, 1998....    100    100     100     100     100      100    100     100     100       100
December 15, 1999....    100    100     100     100     100      100    100     100     100       100
December 15, 2000....    100    100     100     100      16      100    100     100     100       100
December 15, 2001....    100    100     100      18       0      100    100     100     100        62
December 15, 2002....    100    100      41       0       0      100    100     100      75        27
December 15, 2003....    100    100       9       0       0      100    100     100      62        21
December 15, 2004....    100     64       0       0       0      100    100      91      51        16
December 15, 2005....    100     39       0       0       0      100    100      80      42        12
December 15, 2006....    100     17       0       0       0      100    100      69      35         9
December 15, 2007....    100      0       0       0       0      100     98      60      29         7
December 15, 2008....    100      0       0       0       0      100     89      52      24         5
December 15, 2009....    100      0       0       0       0      100     81      44      19         4
December 15, 2010....    100      0       0       0       0      100     73      38      16         3
December 15, 2011....    100      0       0       0       0      100     65      32      13         1
December 15, 2012....    100      0       0       0       0      100     58      27      10         0
December 15, 2013....     83      0       0       0       0      100     51      23       7         0
December 15, 2014....     56      0       0       0       0      100     45      20       5         0
December 15, 2015....     38      0       0       0       0      100     40      16       3         0
December 15, 2016....     18      0       0       0       0      100     34      12       1         0
December 15, 2017....      0      0       0       0       0       98     29       9       0         0
December 15, 2018....      0      0       0       0       0       90     25       6       0         0
December 15, 2019....      0      0       0       0       0       80     21       4       0         0
December 15, 2020....      0      0       0       0       0       70     17       2       0         0
December 15, 2021....      0      0       0       0       0       58     12       0       0         0
December 15, 2022....      0      0       0       0       0       46      7       0       0         0
December 15, 2023....      0      0       0       0       0       38      4       0       0         0
December 15, 2024....      0      0       0       0       0       29      2       0       0         0
December 15, 2025....      0      0       0       0       0       20      0       0       0         0
December 15, 2026....      0      0       0       0       0        8      0       0       0         0
December 15, 2027....      0      0       0       0       0        0      0       0       0         0
                        ----    ----    ----    ----    ----    ----    ----    ----    ----    -----
Weighted Average Life
  (years)(1)**.......   17.5    7.7     5.0     3.6     2.7     24.9    17.0    12.4    8.4       5.2
Weighted Average Life
  (years)(2)**.......                                           24.7    16.4    11.7    7.9       5.0

------------------
 * Rounded to the nearest whole percentage.


** The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of such Certificate on each Remittance Date by the number of years from the date of issuance to such Remittance Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of such Certificate referred to in clause (a).

(1) Assumes no optional termination or auction sale of the Trust.

(2) Assumes optional termination on the Servicer Optional Termination Date.

                      PERCENT OF INITIAL CLASS CERTIFICATE
                             BALANCES OUTSTANDING*

                                      CLASS M                                CLASS B-1
                                 PERCENTAGE OF MHP                       PERCENTAGE OF MHP
                        ------------------------------------    ------------------------------------
REMITTANCE DATE          0%     100%    175%    250%    350%     0%     100%    175%    250%    350%
---------------------   ----    ----    ----    ----    ----    ----    ----    ----    ----    ----
Initial Percent......    100%   100 %   100 %   100 %   100 %    100%   100 %   100 %   100 %   100 %
December 15, 1998....    100    100     100     100     100      100    100     100     100     100
December 15, 1999....    100    100     100     100     100      100    100     100     100     100
December 15, 2000....    100    100     100     100     100      100    100     100     100     100
December 15, 2001....    100    100     100     100     100      100    100     100     100     100
December 15, 2002....    100    100     100     100     100      100    100     100     100     100
December 15, 2003....    100    100      87      83      77      100    100      76      68      57
December 15, 2004....    100    100      76      69      59      100    100      55      41      24
December 15, 2005....    100     93      66      57      46      100     87      37      19       0
December 15, 2006....    100     85      58      47      35      100     71      20       0       0
December 15, 2007....    100     77      50      38      27      100     57       6       0       0
December 15, 2008....    100     70      43      32      20      100     43       0       0       0
December 15, 2009....    100     63      37      26      15      100     31       0       0       0
December 15, 2010....    100     57      32      21      10      100     19       0       0       0
December 15, 2011....    100     51      27      17       4      100      7       0       0       0
December 15, 2012....    100     45      23      14       0      100      0       0       0       0
December 15, 2013....    100     40      19      10       0      100      0       0       0       0
December 15, 2014....     99     35      16       6       0       98      0       0       0       0
December 15, 2015....     92     31      14       4       0       85      0       0       0       0
December 15, 2016....     84     27      10       1       0       71      0       0       0       0
December 15, 2017....     76     23       7       0       0       56      0       0       0       0
December 15, 2018....     70     19       5       0       0       43      0       0       0       0
December 15, 2019....     62     16       3       0       0       29      0       0       0       0
December 15, 2020....     54     13       1       0       0       14      0       0       0       0
December 15, 2021....     45      9       0       0       0        0      0       0       0       0
December 15, 2022....     36      6       0       0       0        0      0       0       0       0
December 15, 2023....     29      3       0       0       0        0      0       0       0       0
December 15, 2024....     23      1       0       0       0        0      0       0       0       0
December 15, 2025....     16      0       0       0       0        0      0       0       0       0
December 15, 2026....      6      0       0       0       0        0      0       0       0       0
December 15, 2027....      0      0       0       0       0        0      0       0       0       0
                        ----    ----    ----    ----    ----    ----    ----    ----    ----    ----
Weighted Average Life
  (years)(1)**.......   23.4    15.2    11.3    9.7     8.4     20.5    10.7    7.4     6.8     6.3
Weighted Average Life
  (years)(2)**.......   23.3    14.7    10.7    9.0     7.6

------------------
  * Rounded to the nearest whole percentage.


 ** The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of such Certificate on each Remittance Date by the number of years from the date of issuance to such Remittance Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of such Certificate referred to in clause (a).

(1) Assumes no optional termination or auction sale of the Trust.

(2) Assumes optional termination on the Servicer Optional Termination Date.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the Agreement. Set forth below are summaries of the specific terms and provisions pursuant to which the Certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreement. When particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

     The Manufactured Housing Contract Pass-Through Certificates, Series 1997-4 will consist of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (collectively, the 'Senior Certificates') and the Class M, Class B-1, Class B-2 and Class R Certificates (collectively, the 'Subordinated Certificates'). The Senior Certificates and the Subordinated Certificates are collectively referred to herein as the 'Certificates.' Only the Senior Certificates and the Class M and Class B-1 Certificates (collectively, the 'Offered Certificates') are offered hereby. The Classes of Offered Certificates will have the respective initial Class Certificate Balances and Remittance Rates set forth or described on the cover hereof (except for the Remittance Rate for the Class A-1 Certificates, which will be calculated by reference to 1-Month LIBOR).

     The Class Certificate Balance of any Class of Certificates as of any Remittance Date is the initial Class Certificate Balance thereof reduced by the sum of all amounts previously distributed to holders of Certificates of such Class as payments of principal.

     The Senior Certificates will evidence in the aggregate an initial beneficial ownership interest of approximately 76.00% in the Trust. The Class M, Class B-1 and Class B-2 Certificates will each evidence in the aggregate an initial beneficial ownership interest of approximately 9.00%, 8.00% and 7.00%, respectively, in the Trust.

BOOK-ENTRY CERTIFICATES

     Each Class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate initial Class Certificates Balance of each such Class of Certificates and which will be held by a nominee of The Depository Trust Company (together with any successor depository selected by the Depositor, the 'Depository'). Beneficial interests in the Book-Entry Certificates will be held indirectly by investors through the book-entry facilities of the Depository, as described herein. Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing an original principal amount of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each Class of Book-Entry Certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. The Depositor has been informed by the Depository that its nominee will be Cede & Co. ('Cede'). Accordingly, Cede is expected to be the holder of record of the Book-Entry Certificates. Except as described in the Prospectus under 'Description of the Certificates--Book-Entry Certificates,' no person acquiring a Book-Entry Certificate (each, a 'Certificate Owner') will be entitled to receive a physical certificate representing such Certificate (a 'Definitive Certificate').

     Unless and until Definitive Certificates are issued, it is anticipated that the only 'Certificateholder' of the Book-Entry Certificates will be Cede, as nominee of the Depository. Owners of the Book-Entry Certificates will not be Certificateholders, as that term is used in the Agreement. Certificate Owners are only permitted to exercise the rights of Certificateholders indirectly through Financial Intermediaries and the Depository. Monthly and annual reports on the Trust provided to Cede, as nominee of the Depository, may be made available to Certificate Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose Depository accounts the Book-Entry Certificates of such Certificate Owners are credited.

     For a description of the procedures generally applicable to the Book-Entry Certificates, see 'Description of the Certificates--Book-Entry Certificates' in the Prospectus.

DISTRIBUTIONS

     Distributions on the Certificates will be made by the Trustee on the 15th day of each month, or if such day is not a business day, on the next succeeding business day thereafter, commencing in January 1998 (each, a 'Remittance Date'), to the persons in whose names such Certificates are registered at the close of business on the last business day of the month immediately preceding the month of such Remittance Date (the 'Record Date').

     Distributions on each Remittance Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds 100% of a Class of Certificates or who holds Certificates with an aggregate initial Certificate Balance of $1,000,000 or more and who has so notified the Trustee in writing in accordance with the Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Trustee.

AVAILABLE FUNDS

     'Available Funds' for each Remittance Date will equal the sum of the following amounts:

          (i) the aggregate of all previously undistributed payments on account of principal and interest (net of the Servicing Fee) on the Contracts received on or after the Cut-off Date and due during the related Due Period and received on or prior to the 10th day of the month of such Remittance Date or if such 10th day is not a business day, the preceding business day

     (the 'Determination Date') except:

             (a) all payments on the Contracts that were due before the Cut-off Date;

             (b) all payments or collections due after the related Due Period;

             (c) amounts representing reimbursement for Monthly Advances, such reimbursement being limited, to amounts received on particular Contracts as late collections of principal or interest as to which the Servicer has made an unreimbursed Monthly Advance;

             (d) amounts representing reimbursement for any unpaid Servicing Fees and expenses from Liquidation Proceeds, condemnation proceeds and proceeds of insurance policies with respect to the related Contracts; and

             (e) amounts representing reimbursement for Nonrecoverable Advances;

          (ii) the amount of any Monthly Advance made by the Servicer and deposited by it in the Certificate Account.

PRIORITY OF DISTRIBUTIONS

     On or prior to each Remittance Date, (i) the Servicer will transfer the Available Funds from the Collection Account to the Certificate Account, (ii) the Trustee will withdraw from the Capitalized Interest Account the Capitalized Interest Requirement, if any, for such Remittance Date and deposit it in the Certificate Account and (iii) on the Remittance Date at or immediately following the end of the Pre-Funding Period, the Trustee will withdraw any remaining Pre-Funding Amount from the Pre-Funding Account and deposit it in the Certificate Account (the sum of the amounts in the foregoing clauses (i)-(iii) being the 'Amount Available' for such Remittance Date). On each Remittance Date, the Trustee will distribute out of the Certificate Account, the following amounts in the following order of priority, in each case, to the extent of the remaining funds:

          (i) to the Trustee, the Trustee Fee;

          (ii) concurrently, to each Class of Senior Certificates, the related Class Interest Distribution Amount, any shortfall being allocated on a pro rata basis in accordance with the respective Class Interest Distribution Amount for each such Class;

          (iii) sequentially, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, an amount up to the Senior Principal Distribution Amount, until the respective Class Certificate Balances thereof are reduced to zero;

          (iv) to the Class M Certificates, the related Class Interest Distribution Amount;


          (v) to the Class M Certificates, an amount up to the Class M Principal Distribution Amount, until the Class Certificate Balance thereof is reduced to zero;

          (vi) to the Class B-1 Certificates, the related Class Interest Distribution Amount;

          (vii) to the Class B-1 Certificates, on each Class B Release Date, an amount up to the Class B Percentage of the Formula Principal Distribution Amount, until the Class Certificate Balance thereof is reduced to zero;

          (viii) to the Class B-2 Certificates, the Class B-2 Distribution Amount; and

          (ix) to the Class R Certificates, any remaining Amount Available.

For purposes of the foregoing, the following terms have the respective meanings set forth below:

     Adjustment Amount: As to any Remittance Date on and after the Class B-2 Trigger Event, the Class B Percentage of the Formula Principal Distribution Amount.

     Aggregate Cut-off Date Pool Principal Balance: The sum of the Contract balances (i) as of the Cut-off Date of the Contracts delivered on the Closing Date and (ii) as of the respective subsequent cut-off date(s) of the Subsequent Contracts.

     Average 60-Day Delinquency Ratio: As to any Remittance Date, the arithmetic average of the 60-Day Delinquency Ratios for the three Due Periods immediately preceding such Remittance Date.

     Average 30-Day Delinquency Ratio: As to any Remittance Date, the arithmetic average of the 30-Day Delinquency Ratios for the three Due Periods immediately preceding such Remittance Date.

     Class B Percentage: As to any Remittance Date, the percentage equivalent of a fraction, the numerator of which is the Class Certificate Balance of the Class B Certificates, and the denominator of which is the Pool Principal Balance.

     Class B Release Date: Each Remittance Date (i) on which the aggregate Class Certificate Balance of the Senior and Class M Certificates is or has been reduced to zero or (ii) on or after the Remittance Date in January 2003 on which
(x) the Performance Test is satisfied, and (y) the aggregate Class Certificate Balance of the Senior and Class M Certificates divided by the Pool Principal Balance is less than or equal to 73.75%.

     Class B-1 Termination Date: The Remittance Date on which the Class Certificate Balance of the Class B-1 Certificates is reduced to zero.

     Class B-2 Distribution Amount: As to any Remittance Date, the sum (without duplication) of (i) the related Class Interest Distribution Amount, (ii) the

Class B-2 Principal Distribution Amount and (iii) any portion of the Class B-2 Principal Distribution Amount remaining unpaid from prior Remittance Dates.

     Class B-2 Principal Distribution Amount: As to any Remittance Date (i) prior to the Class B-1 Termination Date, zero; (ii) on and after the Class B-1 Termination Date but prior to the Class B-2 Trigger Event, the Class B Percentage of the Formula Principal Distribution Amount; (iii) on and after the Class B-2 Trigger Event and until the aggregate Class Certificate Balance of the Senior, Class M and Class B-1 Certificates is reduced to zero, zero; and (iv) thereafter, the Formula Principal Distribution Amount.

     Class B-2 Trigger Event: The point in time at which the Pool Principal Balance minus the aggregate Class Certificate Balance of the Senior and Class M Certificates is equal to 2% of the Aggregate Cut-off Date Pool Principal Balance.

     Class M Percentage: As to any Remittance Date, the percentage equivalent of a fraction, the numerator of which is the Class Certificate Balance of the Class M Certificates and the denominator of which is the Pool Principal Balance.

     Class M Principal Distribution Amount: As to any Remittance Date prior to a Class M Release Date, zero. As to any Class M Release Date, the Class M Percentage of the Formula Principal Distribution Amount plus, if such Class M Release Date is on or after the Class B-2 Trigger Event, the product of (x) the percentage equivalent of a fraction, the numerator of which is the Class Certificate Balance of the Class M Certificates, and the denominator of which is the aggregate Class Certificate Balance of the Senior and Class M Certificates and (y) the Adjustment Amount, if any.

     Class M Release Date: Each Remittance Date (i) on or after the Senior Termination Date or (ii) on and after the Remittance Date in January 2003 on which both (x) the Performance Test is satisfied and (y) the Senior Percentage is less than or equal to 58.00%.

     Cumulative Realized Losses: As to any Remittance Date, the sum of the Realized Losses for that Remittance Date and each preceding Remittance Date since the Cut-off Date.

     Current Realized Loss Ratio: As to any Remittance Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Realized Losses during the twelve immediately preceding Due Periods, and the denominator of which is the arithmetic average of the Pool Principal Balance as of the last day of the twelfth preceding Due Period and the Pool Principal Balance as of the last day of the related Due Period.

     Formula Principal Distribution Amount: As to any Remittance Date, the sum of:

          (i) the principal portion of all Scheduled Payments on each outstanding Contract received during the prior Due Period; plus


          (ii) all partial principal Prepayments applied and all principal Prepayments in full received during the prior Due Period; plus

          (iii) the Stated Principal Balance of each Contract that became a Liquidated Contract during the prior Due Period; plus

          (iv) the aggregate of the Purchase Prices and Substitution Adjustment Amounts received with respect to the prior Due Period; plus

          (v) any remaining Pre-Funded Amount transferred to the Certificate Account following the end of the Pre-Funding Period.

     Liquidated Contract: A defaulted Contract as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Contract have been recovered; provided that any defaulted Contract in respect of which the related Manufactured Home and, in the case of Land-and-Home Contracts, Mortgaged Property, have been realized upon and disposed of and the proceeds of such disposition have been received shall be deemed to be a Liquidated Contract.

     Performance Test: The Average 60-Day Delinquency Ratio is less than or equal to 5%; the Average 30-Day Delinquency Ratio is less than or equal to 7%; the Current Realized Loss Ratio is less than or equal to 2.75%; and Cumulative Realized Losses are less than or equal to the applicable percentage of the Aggregate Cut-off Date Pool Principal Balance set forth below:

           REMITTANCE DATE DURING                     PERCENTAGE
           ----------------------------------------   ----------

           January 1, 2003-December 31, 2003.......        7%
           January 1, 2004-December 31, 2004.......        8%
           January 1, 2005 and thereafter..........        9%

     Pool Principal Balance: As of any date, the aggregate of the Stated Principal Balances of all of the Contracts as of the close of business on such date.

     Realized Loss: With respect to each Liquidated Contract, an amount (not less than zero or more than the Stated Principal Balance of the Contract) as of the date of such liquidation, equal to (i) the Stated Principal

Balance of the Liquidated Contract as of the date of such liquidation, plus (ii) interest at the Net Contract Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders through the Due Period preceding the Remittance Date on which such Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Contract from time to time, minus (iii) the Net Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Contract Rate and to principal of the Liquidated Contract.


     Scheduled Payment: The scheduled monthly payment on a Contract due on any Due Date allocable to principal and/or interest on such Contract.

     Stated Principal Balance: As to any Contract and any Remittance Date, the principal balance of such Contract as of the Cut-off Date less any amounts in respect of principal of such Contract previously distributed to Certificateholders. The Stated Principal Balance of a Liquidated Contract is zero for any month after the month in which it became a Liquidated Contract.

     Senior Percentage: As to any Remittance Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Senior Certificates, and the denominator of which is the Pool Principal Balance.

     Senior Principal Distribution Amount: As to any Remittance Date, other than a Class M Release Date or a Class B Release Date, 100% of the Formula Principal Distribution Amount. As to any other Remittance Date, the Senior Percentage of the Formula Principal Distribution Amount plus, the product of (x) the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Senior Certificates, and the denominator of which is the aggregate Class Certificate Balance of the Senior and Class M Certificates, and (y) the Adjustment Amount, if any.

     Senior Termination Date: The point in time at which the Class Certificate Balance of each Class of Senior Certificates is reduced to zero.

     60 Day Delinquency Ratio: As to any Remittance Date and the related Due Period, the percentage equivalent of a fraction, the numerator of which is the aggregate of the outstanding balances of all Contracts that were delinquent 60 days or more as of the last day of such Due Period (including Contracts with respect to which the related Manufactured Homes have been repossessed and not disposed of), and the denominator of which is the Pool Principal Balance as of the last day of such Due Period.

     30 Day Delinquency Ratio: As to any Remittance Date and the related Due Period, the percentage equivalent of a fraction, the numerator of which is the aggregate of the outstanding balances of all Contracts that were delinquent 30 days or more as of the last day of such Due Period (including Contracts with respect to which the related Manufactured Homes have been repossessed and not disposed of), and the denominator of which is the Pool Principal Balance as of the last day of such Due Period.

INTEREST

     General. The Remittance Rate for each Class of Fixed Rate Certificates (except the Class B-2 Certificates) for each Remittance Date is as set forth or described on the cover hereof. The Remittance Rate for the Class A-1 Certificates will be calculated by reference to the London interbank offered rate for one month U.S. dollar deposits ('1-Month LIBOR'). The 'Class A-1 LIBOR Rate' for each Interest Accrual Period will equal the sum of 1-Month LIBOR, determined as described herein, and 0.16%. Each Remittance Rate is subject to a maximum rate on each Remittance Date equal to the weighted average of the Net Contract Rates of the Contracts in the Contract Pool. The 'Net Contract Rate' of a Contract equals the rate of interest then borne by such Contract (the

'Contract Rate') minus 0.515% per annum (the 'Expense Fee Rate').

     On each Remittance Date, to the extent of funds available therefor in the priority set forth herein, each interest-bearing Class of Certificates will be entitled to receive an amount allocable to interest (as to each such Class, the 'Class Interest Distribution Amount') with respect to the related Interest Accrual Period. The Class Interest Distribution Amount for any interest-bearing Class will be equal to the sum of (i) interest at the applicable Remittance Rate on the related Class Certificate Balance and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Remittance Date exceeded the amount actually distributed as interest on such prior Remittance Dates and not subsequently distributed ('Unpaid Interest Amounts').

     Accrued interest to be distributed on any Remittance Date will be calculated, in the case of each interest-bearing Class of Certificates, on the basis of the related Class Certificate Balance immediately prior to such Remittance Date.

     Interest will accrue on each Class of Fixed Rate Certificates at the applicable Remittance Rate for each calendar month. Interest will accrue on the Floating Rate Certificates at the then-applicable Remittance Rate during the period commencing on the Remittance Date in the month preceding the month of the applicable Remittance Date (or, in the case of the first Remittance Date, beginning on the Closing Date) and ending on the day preceding such applicable \Remittance Date. Such period for each Class of Certificates is its respective 'Interest Accrual Period.' Interest on the Fixed Rate Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Floating Rate Certificates will be calculated on the basis of a 360-day year and the actual number of days elapsed in each Interest Accrual Period.

     In the event that, on a particular Remittance Date, the Amount Available applied in the order described above under '--Priority of Distributions' is not sufficient to make a full distribution of the interest entitlement on the Certificates, interest will be distributed on each Class of Certificates of equal priority based on the amount of interest each such Class would otherwise have been entitled to receive in the absence of such shortfall. Any such unpaid amount will be carried forward and added to the amount holders of each such Class of Certificates will be entitled to receive on the next Remittance Date. Such a shortfall could occur, for example, if losses realized on the Contracts were exceptionally high or were concentrated in a particular month. Any such unpaid amount will bear interest at the applicable Remittance Rate to the extent permitted by law.

     Calculation of 1-Month LIBOR. The Remittance Rate for the Class A-1 Certificates for the initial Accrual Period will be determined on the business day preceding the Closing Date. Thereafter, on the second business day preceding each Remittance Date (each such date, an 'Interest Determination Date'), the Trustee will determine the London interbank offered rate for one-month U.S. dollar deposits ('1-Month LIBOR') for the next Interest Accrual Period for the Floating Rate Certificates on the basis of the offered rates of the Reference

Banks for one-month U.S. dollar deposits, as such rates appear on Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. As used in this section, 'business day' means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; 'Telerate Page 3750' means the display designated as Telerate Page 3750, on the Dow Jones Telerate Service (or such other page as may replace the page 3750 on that service for the purpose of displaying London interbank offered rates of major banks); and 'Reference Banks' means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on Telerate Page 3750 on the Interest Determination Date in question, (iii) which have been designated as such by the Trustee and (iv) not controlling, controlled by, or under common control with, the Depositor.

     On each Interest Determination Date, 1-Month LIBOR for the related Interest Accrual Period for the Floating Rate Certificates will be established by the Trustee as follows:

          (a) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, 1-Month LIBOR for the related Interest Accrual Period for the Floating Rate Certificates shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).

          (b) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, 1-Month LIBOR for the related Interest Accrual Period for the Floating Rate Certificates shall be the higher of (x) 1-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate. The 'Reserve Interest Rate' shall be the rate per annum that the Trustee determines to be either
     (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Trustee cannot determine such arithmetic mean, (ii) the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

          (c) If on the Interest Determination Date in January 1998, the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (b) above, 1-Month LIBOR shall be 1-Month LIBOR for the preceding Interest Accrual Period.

     The establishment of 1-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Floating Rate Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Trustee at (714) 253-7575.

SUBORDINATION OF CERTAIN CLASSES


     The rights of the holders of the Subordinated Certificates to receive distributions with respect to the Contracts will be subordinated to such rights of the holders of the Senior Certificates, and the rights of the holders of each Class of Subordinated Certificates (other than the Class M Certificates) to receive such distributions will be further subordinated to such rights of the holders of the Class or Classes of Subordinated Certificates with lower numerical Class designations, in each case only to the extent described herein. The subordination of the Subordinated Certificates to the Senior Certificates and the further subordination within the Subordinated Certificates is intended to increase the likelihood of timely receipt by the holders of Certificates with a higher relative payment priority of the maximum amount to which they are entitled on any Remittance Date and to provide such holders protection against Realized Losses. The protection afforded by means of the subordination feature will be accomplished by the preferential right of the Certificateholders with higher relative payment priority to receive, prior to any distribution being made on a Remittance Date in respect of the Certificates with relatively lower payment priority, the amount of principal and interest due them on each Remittance Date out of the Amount Available on deposit on such date in the Certificate Account and by the right of the Certificateholders with higher relative payment priority to receive future distributions on the Contracts that would otherwise be payable to the holders of Certificates with relatively lower payment priority.

LOSSES ON LIQUIDATED CONTRACTS

     The Formula Principal Distribution Amount for a Remittance Date includes the Stated Principal Balance of a Contract which became a Liquidated Contract in the related Due Period. If Net Liquidation Proceeds attributable to such Liquidated Contract are less than such Stated Principal Balance, Available Funds will be used to cover such shortfall, thereby reducing the amount of funds available to make distributions of interest and principal on Classes with relatively lower payment priority. Any such shortfall will be borne by the Subordinated Certificates in the reverse order of their numerical Class designations.

PRE-FUNDING ACCOUNT

     On the Closing Date, the Trustee will establish and thereafter maintain with itself a trust account (the 'Pre-Funding Account'). On the Closing Date, cash in an amount not to exceed approximately $2,809,471 (the 'Pre-Funded Amount') will be deposited in the Pre-Funding Account and may be used only to
(i) acquire additional manufactured housing installment sales contracts and manufactured housing installment loan agreements (collectively, the 'Subsequent Contracts') and (ii) make accelerated payments of principal of the Senior Certificates. During the period (the 'Pre-Funding Period') from the Closing Date to the earliest to occur of (i) the Funding Termination Date (defined below),
(ii) an Event of Default under the Agreement and (iii) March 15, 1998, amounts on deposit in the Pre-Funding Account may be withdrawn from time to time to acquire Subsequent Contracts in accordance with the Agreement. The 'Funding Termination Date' will be the date on which the Pre-Funded Amount has been reduced to less than $100,000. Any Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be distributed on the Remittance Date at or immediately following the end of such Pre-Funding

Period to the Class or Classes of Senior Certificates then entitled to distributions of principal, as provided herein.

CAPITALIZED INTEREST ACCOUNT

     On the Closing Date, the Trustee will establish and thereafter maintain with itself a trust account (the 'Capitalized Interest Account') into which amounts will be deposited. The amounts so deposited will be used by the Trustee on the Remittance Dates during the Pre-Funding Period to fund the excess, if any, of the amount of interest accrued on the Certificates at the applicable Remittance Rates over the amounts available therefor on such Remittance Dates (as to any such Remittance Date, the 'Capitalized Interest Requirement'). Any amounts on deposit in the Capitalized Interest Account that are not necessary for such purpose will be paid to the Holders of Class R Certificates.

SERVICING COMPENSATION

     For its servicing of the Contracts, the Servicer will be entitled to receive a monthly servicing fee equal to 1/12th of the product of 0.50% (the 'Servicing Fee Rate') and the Pool Principal Balance as of the first day of the related Due Period (the 'Servicing Fee'). The Available Funds will be net of the Servicing Fee.

ADVANCES

     The Servicer will be required, not later than each Remittance Date, to deposit into the Certificate Account an amount equal to the interest portion of each Scheduled Payment due, but not collected, with respect to delinquent Contracts during the prior Due Period, but only if, in its good faith business judgment, the Servicer believes that such amounts will ultimately be recovered on or with respect to the related Contract (each, a 'Monthly Advance'). The Servicer will be permitted to fund its payment of Monthly Advances on any Remittance Date from collections on any Contract deposited to the Collection Account subsequent to the related Due Period not required to be distributed to Certificateholders on the related Remittance Date, and will be required to reimburse the Collection Account for such amounts from its own funds or from payments collected on the Contracts in a Due Period that are not otherwise distributable on the related Remittance Date. Monthly Advances are intended to maintain a regular flow of scheduled interest payments to Certificateholders rather than to guarantee or insure against losses.

     The Servicer is permitted to reimburse itself for Monthly Advances funded from its own funds only from subsequent collections on the related delinquent Contract, unless the Servicer determines that any unreimbursed Monthly Advance constitutes a Nonrecoverable Advance, in which event it will be reimbursable to the Servicer from collections on the Contract Pool generally.

     A 'Nonrecoverable Advance' is a Monthly Advance previously made by the

Servicer but which the Servicer subsequently, in its good faith business judgment, determines not to be recoverable from the related Contract.

OPTIONAL TERMINATION

     The Agreement provides that on any Remittance Date on which the Pool Principal Balance is less than 10% of the Aggregate Cut-off Date Pool Principal Balance (the 'Servicer Optional Termination Date'), the Servicer will have the option to repurchase all outstanding Contracts at a price equal to the greater of (a) the sum of (x) 100% of the Stated Principal Balance of each Contract (other than any Contract as to which the related Manufactured Home has been repossessed and whose fair market value is included pursuant to clause (y) below) as of the final Remittance Date and (y) the fair market value of such acquired property and (b) the aggregate fair market value of all of the assets of the Trust, plus, in each case, any unpaid interest at the related Remittance Rates on each Class of Certificates as well as one month's interest at the applicable Contract Rate on the Stated Principal Balance of each Contract (including any Contract as to which the related Manufactured Home has been repossessed) (the 'Termination Price').

AUCTION SALE

     If the Servicer does not exercise its optional termination right within ninety days after the Servicer Optional Termination Date, the Trustee is required to solicit bids for the purchase of all Contracts remaining in the Trust. In the event that satisfactory bids are received as described in the Agreement, the net sale proceeds will be distributed to Certificateholders, in the same order of priority as collections received in respect of the Contracts. The Trustee, however, will not accept any bid for the Contracts unless certain requirements are met, including the requirement that such bid is in an amount at least equal to the Termination Price. The sale of the Contracts must be for an amount no less than fair market value. If satisfactory bids are not received, the Trustee will not sell the Contracts and will not solicit any further bids or otherwise negotiate any further sale of the Contracts.

THE TRUSTEE

     Bankers Trust Company of California, N.A. (the 'Trustee') has its corporate trust offices at 3 Park Plaza, Irvine, CA 92614.

                        THE MANUFACTURED HOUSING PROGRAM

GENERAL

     The Contracts were originated or purchased by the Originators in accordance with the policies and procedures described under 'The Manufactured Housing Program' in the Prospectus. As described therein, United Companies has originated or purchased Land-and-Home Contracts for several years. However, the volume and performance of those Contracts have not been tracked separately from the home equity loans originated by United Companies and its affiliates. In May 1995, United Companies Financial Corporation, the ultimate parent of the Depositor and United Companies, established United Companies Funding, Inc., a Louisiana corporation headquartered in Minneapolis, Minnesota ('UCFI'), to originate and purchase manufactured housing contracts which are secured by the related Manufactured Home ('Chattel Contracts'). UCFI completed its first full year of operations by producing $118.8 million in manufactured housing contracts (including Land-and-Home Contracts) in 1996, and in the first three quarters of 1997 produced $175.6 million in such contracts compared to $86.2 million in the first three quarters of 1996, representing an increase of 104%. The manufactured housing unit originates loan products through dealers and directly to the consumer. At September 30, 1997, UCFI operated in 36 states through 3,061 dealers.

DELINQUENCY AND LOSS EXPERIENCE

     The following two tables set forth information relating to the delinquency and loss experience of United Companies for its servicing portfolio of manufactured housing contracts as of the dates indicated in the first table and for the periods indicated in the second table, including contracts owned by United Companies or its affiliates and contracts serviced for others.


                           DELINQUENCY EXPERIENCE ON
                          UNITED COMPANIES' PORTFOLIO
                       OF MANUFACTURED HOUSING CONTRACTS

                                                      AS OF DECEMBER 31,                   AS OF
                                           ----------------------------------------    SEPTEMBER 30,
                                                  1995                  1996               1997
                                           ------------------    ------------------    -------------
                                                               (DOLLARS IN THOUSANDS)
Number of manufactured housing
  contracts.............................           122                  5,412              12,097
Delinquency Period(1)(2)
  30-59 days............................          2.46%                  1.88%               2.43%
  60-89 days............................            --                    .57                 .78
  90 days and over......................           .82                    .16                1.00
                                                 -----                 ------          -------------
                                                  3.28%                  2.61%               4.21%
                                                 -----                 ------          -------------
                                                 -----                 ------          -------------
Manufactured housing contracts in
  repossession..........................          $ --                 $  725             $ 2,617

------------------

(1) As a percentage of the number of manufactured housing contracts as of the date indicated and excluding contracts already in repossession.

(2) The delinquency period is based on the number of days payments are contractually past due (assuming 30-day months). Therefore, a manufactured housing contract with a payment due on the first day of a month is not 30 days delinquent until the first day of the next month. The information includes as current those manufactured housing contracts whose borrowers have entered bankruptcy proceedings, had their scheduled payment changed under a bankruptcy payment plan, provided that the borrowers are current under their bankruptcy payment plan. Manufactured housing contracts in the process of foreclosure but not yet repossessed have been included in the appropriate delinquency period.

                 LOSS EXPERIENCE OF UNITED COMPANIES' PORTFOLIO
                       OF MANUFACTURED HOUSING CONTRACTS

                                                                              YEAR ENDING
                                                                              DECEMBER 31,          NINE MONTHS
                                                                           ------------------          ENDED

                                                                            1995       1996      SEPTEMBER 30, 1997
                                                                           ------    --------    ------------------
                                                                                    (DOLLARS IN THOUSANDS)
Dollar amount of manufactured housing contracts outstanding
  at the end of period..................................................   $1,184    $170,869        $  388,254
Net Losses
  Gross Losses (1)......................................................   $   --    $     32        $      557
  Recoveries (2)........................................................   $   --    $   (10)        $      (4)
                                                                           ------    --------    ------------------
  Net Losses (3)........................................................   $   --    $     22        $      553
                                                                           ------    --------    ------------------
                                                                           ------    --------    ------------------
Net Losses as a percentage of average amount outstanding................     0.00%       0.03%             0.26%(4)

------------------
(1) 'Gross Losses' are amounts which have been determined to be uncollectible relating to manufactured housing contracts for each respective period.
(2) 'Recoveries' are recoveries from liquidation proceeds and deficiency judgments.
(3) 'Net Losses' means 'Gross Losses' minus 'Recoveries.'
(4) Annualized.

     Contracts are placed on a non-accrual status when they are 150 days past due.

     The above delinquency and loss experience represents United Companies' recent experience. However, the delinquency and net loss percentages may be affected by the increase in the size and relative lack of seasoning of a substantial portion of the portfolio. In addition, United Companies can neither quantify the impact of declines in the values of Manufactured Homes, if any, on the Contracts nor predict whether, to what extent or how long such declines may exist. In a period of such decline, the rates of delinquencies and losses on the Contracts could be higher than those heretofore experienced in the manufactured housing lending industry in general. Adverse economic conditions (which may or may not affect values of the Manufacturerd Homes) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Contracts and, accordingly, the actual rates of delinquencies and losses. As a result, the information in the above tables should not be considered as a basis for assessing the likelihood, amount or severity of delinquencies or losses on the Contracts and no assurance can be given that the delinquency and loss experience presented in the tables will be indicative of such experience of the Contracts.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Offered Certificates will be used by the Depositor to purchase the Contracts and to pay the costs of carrying the Contracts until the sale of the Certificates and other expenses connected with pooling the Contracts and issuing the Certificates.

                       FEDERAL INCOME TAX CONSIDERATIONS

     An election will be made to treat the assets of the Trust (other than the

Pre-Funding Account and the Capitalized Interest Account) as a real estate mortgage investment conduit ('REMIC') for federal income tax purposes. The Offered Certificates will be designated as regular interests in a REMIC (the 'Regular Certificates' or the 'REMIC Regular Certificates'). See 'Federal Income Tax Considerations' in the Prospectus.

     Because the Offered Certificates will be considered REMIC regular interests, they generally will be taxable as debt obligations under the Internal Revenue Code of 1986, as amended (the 'Code'), and interest paid or accrued on such Certificates, including original issue discount with respect to any such Certificates issued with original issue discount, will be taxable to Certificateholders in accordance with the accrual method of accounting. Depending on their respective issue prices, certain Classes of Offered Certificates may be issued with original issue discount. See 'Federal Income Tax Considerations--REMIC Regular Certificates--Original Issue

Discount' in the Prospectus. The prepayment assumption that will be used in determining the rate of accrual of original issue discount is 175% MHP. No representation is made as to the rate at which prepayments actually will occur. In addition, certain Classes of Regular Certificates may be treated as having been issued at a premium. See 'Federal Income Tax Considerations--REMIC Regular Certificates--Premium' in the Prospectus.

BACKUP WITHHOLDING

     Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Offered Certificates if the Certificate Owners, upon issuance, fail to supply the Trustee or their broker with their taxpayer indentification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other 'reportable payments' (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.

     The Trustee will be required to report annually to the IRS, and to each Holder of record, the amount of interest paid (and OID accrued, if any) on the Offered Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt Holders (generally, Holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only Holder of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on such Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct Federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants will be required to withhold 31% of the interest (and principal) otherwise payable to the Certificate Owner, and remit the withheld amount to the IRS as a credit against the Certificate Owner's federal income tax liability. Such amounts will be deemed distributed to the affected Certificate Owner for all purposes of the Certificates and the Agreement.

FEDERAL INCOME TAX CONSEQUENCES TO FOREIGN INVESTORS

     The following information describes the United States federal income tax treatment of Holders that are not United States persons ('Foreign Investors') and whose income is not effectively connected to a United States trade or business.

     The Code and Treasury regulations generally subject interest paid to a Foreign Investor to a withholding tax at a rate of 30% (unless such rate were changed by an applicable treaty). The withholding tax, however, is eliminated with respect to certain 'portfolio debt investments' issued to Foreign Investors. Portfolio debt investments generally include debt instruments issued in registered form for which the United States payor receives a statement that the beneficial owner of the instrument is a Foreign Investor. The Offered Certificates will be issued in registered form. Therefore, if the information required by the Code is furnished (as described below) and no other exceptions to the withholding tax exemption are applicable, no withholding tax will apply to the Offered Certificates.

     For the Offered Certificates to constitute portfolio debt investments exempt from the United States withholding tax, the withholding agent must receive from the Certificate Owner an executed IRS Form W-8 signed under penalty of perjury by the Certificate Owner stating that the Certificate Owner beneficially owns the certificate and is a Foreign Investor and providing such Certificate Owner's name and address. The statement must be received by the withholding agent in the calendar year in which the interest payment is made, or in either of the two preceding calendar years.

     A Certificate Owner that is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange, or redemption of such Offered Certificate, provided that (i) such gain is not effectively connected with a trade or business carried on by the Certificate Owner in the United States, (ii) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and (iii) in the case of gain representing accrued interest, the conditions described in the preceding paragraphs are satisfied.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ('ERISA'),

and Section 4975 of the Internal Revenue Code of 1986, as amended (the 'Code') impose certain restrictions on employee benefit plans and other retirement arrangements (including individual retirement accounts) ('Plans') and on persons who are fiduciaries or 'parties in interest' or 'disqualified persons' with respect to such Plans. (See 'ERISA Considerations' in the Prospectus.) Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Senior Certificates without regards to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

     The U.S. Department of Labor ('DOL') has granted an administrative exemption to Prudential Securities Incorporated (Prohibited Transaction Exemption 90-32; 55 Fed. Reg. 23,147 (June 6, 1990)) (the 'Exemption') from certain of the prohibited transaction rules of ERISA and the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include manufactured housing installment sales contracts and installment loan agreements such as the Contracts.

     Among the conditions which must be satisfied for the Exemption to apply to the Senior Certificates are the following:

          (1) The acquisition of the Senior Certificates by a Plan is on terms (including the price for the Senior Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The rights and interests evidenced by the Senior Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

          (3) The Senior Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. ('National Credit Rating Agencies');

          (4) The Trustee is not an affiliate of any member of the Restricted Group (as defined below);

          (5) The sum of all payments made to the Underwriter in connection with the distribution of the Senior Certificates represents not more than reasonable compensation for underwriting the Senior Certificates. The sum of all payments made to and retained by the Depositor pursuant to the sale of the Contracts to the Trust represents not more than the fair market value of such Contracts. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the

     Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith;

          (6) (i) The investment pool consists only of assets of the type enumerated in the exemption and which have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools have been rated in one of the three highest generic rating categories by one of the National Credit Rating Agencies for at least one year prior to a Plan's acquisition of certificates; and (iii) certificates evidencing interests in such investment pools have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates; and

          (7) The Plan investing in the Senior Certificates is an 'accredited investor' as defined in Rule 501 (a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Senior Certificates in connection with the initial issuance, at least fifty (50) percent of the Senior Certificates are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in Senior Certificates does not exceed twenty-five (25) percent of all of the Senior Certificates outstanding at the time of the acquisition and (iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Originator, the Depositor, the Underwriter, the Trustee, the Servicer, any obligor with respect to Contracts included in the Trust constituting more than five (5) percent of the aggregate unamortized principal balance of the assets in the Trust or any affiliate of such parties (the 'Restricted Group').

     On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. With respect to the Senior Certificates, the amendment generally allows a portion of the Contracts supporting payments to Senior Certificateholders and having a principal amount equal to no more than 25% of the total principal amount of the Senior Certificates to be transferred to the Trust within a 90-day or three-month period following the Closing Date ('Pre-Funding Period'), instead of requiring that all such Contracts be either identified or transferred on or before the Closing Date, provided that the following conditions are met:

          (1) The ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Senior Certificates being offered ('Pre-Funding Limit') must not exceed twenty-five percent (25%).


          (2) All Contracts transferred after the Closing Date ('Additional Contracts') must meet the same terms and conditions for eligibility as the original Contracts used to create the Trust, which terms and conditions have been approved by the applicable National Credit Rating Agencies.

          (3) The transfer of such Additional Contracts to the Trust during the Pre-Funding Period must not result in the Senior Certificates receiving a lower credit rating from the applicable National Credit Rating Agencies upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust.

          (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the 'average interest rate') for all of the Contracts in the Trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Contracts which were transferred to the Trust on the Closing Date.

          (5) Either: (i) the characteristics of the Contracts must be monitored by an insurer or other credit support provider which is independent of the Depositor; or (ii) an independent accountant retained by the Depositor must provide the Depositor with a letter (with copies provided to the applicable National Credit Rating Agencies, the Underwriters and the Trustee) stating whether or not the characteristics of the Additional Contracts conform to the characteristics described in the Prospectus, Prospectus Supplement, Private Placement Memorandum ('Offering Documents') and/or Pooling and Servicing Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Contracts which were transferred as of the Closing Date.

          (6) The Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Pooling and Servicing Agreement or an event of default occurs under the Pooling and Servicing Agreement.

          (7) Amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the applicable National Credit Rating Agencies and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency ('Permitted Investments').

          (8) The Offering Documents must describe: (i) any Pre-Funding Account and/or Capitalized Interest Account used in connection with a Pre-Funding

     Account; (ii) the duration of the Pre-Funding Period; (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the Trust; and (iv) that the amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be remitted to Senior Certificateholders as repayments of principal.

          (9) The Pooling and Servicing Agreement must describe the Permitted Investments for the Pre-Funding Account and Capitalized Interest Account and, if not disclosed in the Offering Documents, the terms and conditions for eligibility of the Additional Contracts.

     It is believed that the Exemption will apply to the purchase, holding and resale of the Senior Certificates.

     BECAUSE THE CHARACTERISTICS OF THE CLASS M AND CLASS B-1 CERTIFICATES MAY NOT MEET THE REQUIREMENTS OF PTCE 83-1, THE EXEMPTION OR ANY OTHER ISSUED EXEMPTION UNDER ERISA, THE PURCHASE AND HOLDING OF THE CLASS M AND CLASS B-1 CERTIFICATES BY A PLAN MAY RESULT IN PROHIBITED TRANSACTIONS OR THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES. CONSEQUENTLY, TRANSFERS OF THE CLASS M AND CLASS B-1 CERTIFICATES WILL NOT BE REGISTERED BY THE TRUSTEE UNLESS THE TRUSTEE
RECEIVES: (I) A REPRESENTATION FROM THE TRANSFEREE OF SUCH CERTIFICATE, ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF ERISA OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT SUCH TRANSFER; (II) IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATES WITH FUNDS CONTAINED IN AN 'INSURANCE COMPANY GENERAL ACCOUNT' (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ('PTCE 95-60')) AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER PTCE 95-60; OR (III) AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE OR HOLDING OF SUCH CERTIFICATE BY A PLAN, ANY PERSON ACTING ON BEHALF OF A PLAN OR USING SUCH PLAN'S ASSETS, WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE 'PLAN ASSETS' AND SUBJECT TO THE PROHIBITED TRANSACTION REQUIREMENTS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT. SUCH REPRESENTATION AS DESCRIBED ABOVE SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE TRANSFEREE'S ACCEPTANCE OF A CLASS M OR CLASS B-1 CERTIFICATE. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER TO A PLAN OR PERSON ACTING ON BEHALF OF A PLAN OR USING SUCH PLAN'S ASSETS IS ATTEMPTED WITHOUT SUCH OPINION OF COUNSEL, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of PTCE 83-1 as described in the Prospectus and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement (the 'Underwriting Agreement') among the Depositor and the Underwriters named below (the 'Underwriters'), the Depositor has agreed to sell to the Underwriters and each Underwriter has agreed to purchase from the Depositor the principal amount of each Class of Offered Certificates set forth below after its name.

UNDERWRITER                                     CLASS    PRINCIPAL AMOUNT
---------------------------------------------   -----    ----------------

Prudential Securities Incorporated               A-1       $  8,400,000
                                                 A-2       $  9,780,000
                                                 A-3       $  6,000,000
                                                 A-4       $ 12,300,000
                                                   M       $  4,320,000
                                                 B-1       $  3,840,000
                                                         ----------------
     Total:                                                $ 44,640,000
                                                         ----------------
                                                         ----------------

Credit Suisse First Boston Corporation           A-1       $  5,600,000
                                                 A-2       $  6,520,000
                                                 A-3       $  4,000,000
                                                 A-4       $  8,200,000
                                                   M       $  2,880,000
                                                 B-1       $  2,560,000
                                                         ----------------
     Total:                                                $ 29,760,000
                                                         ----------------
                                                         ----------------

     The Offered Certificates will be offered by the Underwriters from time to time in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor, including accrued interest, are expected to be approximately 99.9652716% of the initial aggregate Class Certificate Balance of the Offered Certificates, before deducting expenses payable by the Depositor in connection with the Offered Certificates, estimated to be $200,000. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                             CERTAIN LEGAL MATTERS

     Certain tax matters concerning the issuance of the Certificates will be passed upon by Stroock & Stroock & Lavan LLP, New York, New York. Certain legal matters relating to the validity of the Certificates will be passed upon for the

Underwriters by Stroock & Stroock & Lavan LLP, New York, New York. Stroock & Stroock & Lavan LLP represents the Servicer and United Companies Financial Corporation, an affiliate of the Depositor and the Servicer, from time to time.

                                    RATINGS

     It is a condition of the original issuance of the Senior Certificates that they be rated AAA by Fitch IBCA, Inc. ('Fitch') and Aaa by Moody's Investors Service Inc. ('Moody's' and together with Fitch, the 'Rating Agencies'). It is a condition to the issuance of the Class M and Class B-1 Certificates that they be rated at least AA- and BBB, respectively, by Fitch and at least Aa3 and Baa2, respectively, by Moody's.

     The ratings do not address the possibility that, as a result of principal prepayments, Certificateholders may receive a lower than anticipated yield. The ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Offered Certificates. A security rating is not a recommendation to buy, sell or hold securities.

     The Depositor has not requested a rating on the Offered Certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate some or all of the Offered Certificates or, if it does, as to the rating that would be assigned by any such rating agency. The rating assigned by any such other rating agency could be lower than the respective ratings assigned by the Rating Agencies.

                                    ANNEX I
         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Manufactured Housing Contract Pass-Through Certificates, Series 1997-4 (the 'Global Securities') will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their Participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as Direct and Indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices specified by the Underwriters. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING


     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds.

     Trading between CEDEL and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global

Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel Participants or Euroclear Participants through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:


          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Owner of a Global Security

or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term 'U.S. Person' means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust described in Section 7701(a)(30)(e) of the Code. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

                      UCFC FUNDING CORPORATION(REGISTERED)
                                  (DEPOSITOR)

                         MANUFACTURED HOUSING CONTRACT
                           PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                            ------------------------

     This Prospectus relates to $2,000,000,000 original aggregate principal amount of Manufactured Housing Contract Pass-Through Certificates (the 'Certificates'), issuable in series (each, a 'Series'), which may be sold from time to time under this Prospectus and a Prospectus Supplement for each such Series. The Certificates of a Series evidence specified interests in one or more trust funds (each, a 'Trust'), the primary assets of which will consist of one or more pools (each, a 'Pool') of manufactured housing installment sales contracts and manufactured housing installment loan agreements (the 'Contracts'). If specified in the Prospectus Supplement, a portion of the proceeds of the sale of a Series of Certificates, not to exceed fifty percent of the aggregate original principal balance of such Certificates, will be deposited in one or more Pre-Funding Accounts and used to purchase additional Contracts during the period of time, not to exceed six months, specified in such Prospectus Supplement. Except as otherwise specified in the related Prospectus Supplement, the Contracts will have been originated or acquired in the ordinary course of business primarily by United Companies Funding, Inc. ('UCFI'), United Companies Lending Corporation(Registered) ('United Companies') and UNICOR Mortgage(Registered), Inc. ('UNICOR,' and together with UCFI and United Companies, the 'Originators'). If specified in the related Prospectus Supplement, credit enhancement with respect to a Series or any Class of Certificates may be provided by pool insurance, letters of credit, surety bonds, a guarantee, cash reserve funds, derivative products or other forms of credit enhancement, or any combinations thereof.

     Each Series of Certificates will be issued in one or more classes (each, a 'Class'). Each Class of Certificates will evidence a beneficial ownership interest of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Contracts in the related Trust. A Series of Certificates may include one or more senior Classes (the 'Senior Certificates') that receive certain preferential treatment with respect to one or more other Classes of Certificates of such Series (the 'Subordinated Certificates').

     There will have been no public market for any Certificates sold hereunder prior to the offering thereof and there is no assurance that any such market will develop. The Underwriters named in the Prospectus Supplement relating to a Series may from time to time buy and sell Certificates of such Series, but there can be no assurance that an active secondary market therefor will develop, and there is no assurance that any such market, if established, will continue or will provide investors with sufficient liquidity of investment.


     If specified in a Prospectus Supplement, one or more elections may be made to treat each Trust or specified portions thereof as a 'real estate mortgage investment conduit' (a 'REMIC') for federal income tax purposes. See 'Federal Income Tax Considerations' herein.

     PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION UNDER 'RISK FACTORS' BEGINNING ON PAGE 8.

                            ------------------------

     THE CERTIFICATES WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE ORIGINATOR, THE SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. THE CERTIFICATES WILL NOT BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY, OR (EXCEPT AS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT) BY ANY OTHER PERSON OR ENTITY.

                            ------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.

      This Prospectus may not be used to consummate sales of a Series of Certificates unless accompanied by a Prospectus Supplement.

                 THE DATE OF THIS PROSPECTUS IS MARCH 25, 1997.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Certificates to be offered hereunder, among other things, will set forth with respect to such Series of Certificates: (i) a description of the Class or Classes of such Certificates; (ii) the rate of interest or other applicable rate (or the manner of determining such rate) and authorized denominations of each Class of such Certificates; (iii) certain information concerning the Contracts and insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other forms of credit enhancement, if any, relating to one or more Pools or all or part of the related Certificates; (iv) the specified interest of each Class of Certificates in, and the manner and priority of, the distributions on the Contracts; (v) information as to the nature and extent of subordination with respect to such Series of Certificates, if any; (vi) the Remittance Dates; (vii) information regarding the Servicer;
(viii) the circumstances, if any, under which each Trust may be subject to early termination; (ix) whether a REMIC election will be made and the designation of the regular and residual interest therein; and (x) additional information with respect to the plan of distribution of such Certificates.

                             AVAILABLE INFORMATION

     The Depositor has filed a Registration Statement under the Securities Act of 1933, as amended (the '1933 Act'), with the Securities and Exchange Commission (the 'Commission') with respect to the Certificates. The Registration Statement and amendments thereof and the exhibits thereto are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 75 Park Place, Room 1102, New York, New York 10007; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the Commission, including the Depositor. The address of such Internet Web site is (http://www.sec.gov).

                         REPORTS TO CERTIFICATEHOLDERS

     Periodic and annual reports concerning the Certificates and the related Trust will be provided to the Certificateholders. See 'Description of the Certificates--Reports to Certificateholders.' If the Certificates of a Series are to be issued in book-entry form, such reports will be provided to the Certificateholder of record and beneficial owners of such Certificates will have to rely on the procedures described herein under 'Description of the Certificates--Book-Entry Registration.' The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust as may be required under the Securities Exchange Act of 1934, as amended, as the same may be modified by the Commission pursuant to the request of the Depositor. Because of the limited number of Certificateholders expected for each Series, the Depositor anticipates that such reporting obligations will be permanently suspended following the first fiscal year of each Trust. The Depositor does not intend to file such reports if its obligation to do so is suspended.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents subsequently filed by or on behalf of each Trust referred to in the accompanying Prospectus Supplement with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), after the date of this Prospectus and prior to the termination of any offering of the Certificates issued by such Trust shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Depositor will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to UCFC Funding Corporation, 4041 Essen Lane, Baton Rouge, Louisiana 70809 Attention: Secretary, telephone
(504) 924-6007.

                                SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the accompanying Prospectus Supplement. Capitalized terms used and not otherwise defined herein or in the related Prospectus Supplement will have the respective meanings assigned them in the 'Glossary.'

Title of Securities...... Manufactured Housing Contract Pass-Through
                          Certificates (Issuable in Series) (the
                          'Certificates').

Depositor................ UCFC Funding Corporation, a Louisiana corporation. The principal office of the Depositor is located in Baton Rouge, Louisiana. See 'The Depositor.'

Servicer................. United Companies Lending Corporation(Registered), a
                          Louisiana corporation and an affiliate of the Depositor. The Servicer may service the contracts through one or more sub-servicers. The principal office of the Servicer is located in Baton Rouge, Louisiana. See 'The Manufactured Housing Program.'

Originators.............. United Companies Funding, Inc. ('UCFI'), United
                          Companies Lending Corporation(Registered) ('United Companies') and UNICOR Mortgage(Registered), Inc. ('UNICOR'). Each of the Originators is a Louisiana corporation and an affiliate of the Depositor. The principal office of UCFI is located in Minneapolis, Minnesota, and the principal office of each of United Companies and UNICOR is located in Baton Rouge, Louisiana. See 'The Manufactured Housing Program.'

Trustee.................. The Trustee for each Series of Certificates will be specified in the related Prospectus Supplement.

The Contracts............ The primary assets of each Trust will consist of one or more pools (each, a 'Pool') of manufactured housing installment sales contracts and manufactured housing installment loan agreements ('Chattel Contracts'). Each Chattel Contract will be secured by a new or used Manufactured Home (as defined herein). Other contracts will be secured by a mortgage or deed of trust on the Manufactured Home and the real estate to which the Manufactured Home is deemed permanently affixed (a 'Land-and-Home Contract' and collectively with Chattel Contracts, the 'Contracts'). As described in the related Prospectus Supplement, the Contracts may bear fixed or adjustable rates of interest (each, a 'Contract Rate'). Contracts may be conventional contracts or contracts insured by the Federal Housing Authority (the 'FHA') or partially guaranteed by the

                          Veterans Administration (the 'VA').

                          The Prospectus Supplement for each Series will contain information as of the date specified in the Prospectus Supplement (the 'Cut-off Date') and to the extent then specifically known to the Depositor with respect to the Contracts in the related Pools, including: (i) the range of the dates of origination of the Contracts;
                          (ii) the range of the Contract Rates and the weighted average Contract Rate; (iii) the range of Loan-to-Value Ratios at origination and the weighted average Loan-to-Value Ratio at origination; (iv) the minimum and maximum outstanding principal balances as of the Cut-off Date and the average outstanding principal balance as of the Cut-off Date; (v) the aggregate principal balances of the Contacts; (vi) the weighted average and range of scheduled terms to maturity as of the Cut-off Date; (vii) the original maturities of the Contracts and the last maturity date of any Contract;
                          (viii) and the locations of the Manufactured Homes securing the Contracts.

                          It is expected that the Contracts primarily will have been originated or purchased by the Originators; however, certain Contracts may have been purchased by the Depositor, the Originators or affiliates thereof in the open market or in privately negotiated transactions.

Description of
  Certificates........... Each Series of Certificates will be issued pursuant to a Pooling and Servicing Agreement (each, an
                          'Agreement') among the Depositor, the Servicer and the Trustee. Each Certificate will evidence an interest in one or more trust funds (each, a 'Trust') created pursuant to the related Agreement.

                          The Certificates of any Series may be issued in one or more Classes, as specified in the related Prospectus Supplement. A Series of Certificates may include one or more Classes of senior Certificates (collectively, the 'Senior Certificates') which receive certain preferential treatment specified in the related Prospectus Supplement with respect to one or more Classes of subordinate Certificates (collectively, the 'Subordinated Certificates'). Each Class of Certificates within a Series will evidence the interests specified in the related Prospectus Supplement, which may (i) include the right to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) include the right to receive distributions only of prepayments of principal throughout the lives of the Certificates or during specified periods; (iii) be subordinated in the right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other Classes of Certificates of such Series throughout the lives of the Certificates or during specified periods or may be subordinated with respect to certain losses or delinquencies; (iv) include the right to receive such distributions only after the occurrence of events specified in the Prospectus Supplement; (v) include the right to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust; (vi) include, as to Certificates entitled to distributions allocable to interest, the right to receive interest at a fixed rate or an adjustable rate; and (vii) include, as to Certificates entitled to distributions allocable to interest, the right to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement, and in each case, may accrue interest until such events occur, as specified in such Prospectus Supplement. The timing and amounts of such distributions may vary among Classes, over time, or otherwise as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Certificates will be issuable in fully registered form, in the minimum denominations set forth in such Prospectus Supplement. See 'Description of the Certificates.'

Subordinated
  Certificates........... One or more Classes of any Series may be Subordinated
                          Certificates, as specified in the related Prospectus Supplement. The rights of the Subordinated Certificateholders to receive any or a specified portion of distributions with respect to the Contracts will be subordinated to the rights of the holders ('Certificateholders' or 'Holders') of Senior Certificates to the extent and in the manner specified in the related Prospectus Supplement. If a Series of Certificates contains more than one Class of Subordinated Certificates, distributions and losses will be allocated among such Classes in the manner specified in the related Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by Holders of Certificates with a higher payment priority of the full amount of scheduled monthly payments of principal and interest due them and to protect such Holders against losses.

Credit Enhancement....... As an alternative, or in addition, to the credit enhancement afforded by subordination of the Subordinated Certificates, credit enhancement with respect to a Series or any Class of Certificates may be provided by pool insurance, letters of credit, surety bonds, a guarantee, cash reserve funds, derivative products or other forms of credit enhancement or any combinations thereof (collectively, 'Enhancement'). The Enhancement with respect to any Series or any Class of Certificates may be structured to provide protection against delinquencies and/or losses on the Contracts, against changes in interest rates, or other risks, to the extent and under the conditions specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any form of Enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement. Further information regarding any third party provider of Enhancement (the 'Enhancer'), including financial information when material, will be included in the related Prospectus Supplement. See 'Credit Enhancement.'

Pre-Funding and
  Capitalized Interest
  Accounts............... If specified in the related Prospectus Supplement, a
                          Trust will include one or more segregated trust accounts (each, a 'Pre-Funding Account') for the related Series. If so specified, on the closing date for such Series, a portion of the proceeds of the sale of the Certificates of such Series (such amount, the 'Pre-Funded Amount') will be deposited in the Pre-Funding Account and may be used to purchase additional Contracts during the period of time, not to exceed six months, specified in the related Prospectus Supplement (the 'Pre-Funding Period'). The Contracts to be so purchased will be required to have certain characteristics specified in the related Prospectus Supplement. If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Classes of Certificates of the applicable Series specified in the related Prospectus Supplement. The amount initially deposited in a Pre-Funding Account for a Series of Certificates will not exceed fifty percent of the aggregate principal amount of such Series of Certificates.

                          If a Pre-Funding Account is established, one or more segregated trust accounts (each, a 'Capitalized Interest Account') may be established for the related Series. On the closing date for such

                          Series, a portion of the proceeds of the sale of the Certificates of such Series may be deposited in the Capitalized Interest Account and used to fund the excess, if any, of (x) the sum of (i) the amount of interest accrued on the Classes of Certificates of such Series specified in the related Prospectus Supplement and (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period such as Trustee fees and Enhancement fees, over (y) the amount of interest available therefor from the Contracts in the Trust. If so specified in the related Prospectus Supplement, amounts on deposit in the Capitalized Interest Account may be released to the Depositor prior to the end of the Pre-Funding Period subject to the satisfaction of certain tests specified in the related Prospectus Supplement. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

Optional Termination..... If so specified in the related Prospectus Supplement, the Depositor, the Servicer or another entity may at its option repurchase all Contracts relating to a Series of Certificates remaining outstanding at such price, time and under the circumstances specified in such Prospectus Supplement. See 'Description of the Certificates--Termination of the Agreement.'

Registration of
  Certificates........... If so specified in the related Prospectus Supplement, the Certificates of a Series, or of one or more Classes within a Series, will be issuable in the form of one or more book-entry certificates registered in the name of a depositary (each, a 'Depositary') on behalf of the beneficial owners of the Certificates. The description of the Certificates in this Prospectus assumes that the Certificates of a Series will not be issued in the form of Book-Entry Certificates. If some or all of the Certificates of a Series are issued in the form of Book-entry Certificates, the terms 'Holder' and 'Certificateholder' will refer to such beneficial owners of such Certificates, and the rights of such Certificateholders will be limited as described herein. See 'Description of the Certificates--Book-Entry Certificates.'

Federal Income Tax
  Considerations......... The federal income tax consequences of the purchase, ownership and disposition of the Certificates of each Series will depend on whether an election is made to treat the corresponding Trust (or certain assets of the Trust) as a 'real estate mortgage investment conduit' ('REMIC') under the Internal Revenue Code of 1986, as amended (the 'Code').

                          REMIC. If an election is to be made to treat the Trust or certain assets thereof as a REMIC for federal income tax purposes, the related Prospectus Supplement will specify which Class or Classes of the related Series of Certificates will be designated as regular interests in the REMIC ('REMIC Regular Certificates') and which Class of Certificates will be designated as the residual interest in the REMIC ('REMIC Residual Certificates'). For federal income tax purposes, REMIC Regular Certificates generally will be treated as debt obligations of the Trust with payment terms equivalent to the terms of such Certificates. Holders of REMIC Regular Certificates will be required to report income with respect to such Certificates under an accrual method, regardless of their normal tax accounting method. Original issue discount, if any, on REMIC Regular Certificates will be includible in the income of the Holders thereof as it accrues, in advance of receipt of the cash attributable thereto, which rate of accrual will be determined based on a reasonable assumed prepayment rate. The REMIC Residual Certificates generally will not be treated as evidences of indebtedness for federal income tax purposes, but instead, as representing rights to the taxable income or net loss of the REMIC.

                          GRANTOR TRUST. If no election is to be made to treat a Trust as a REMIC, such Trust will be classified as a grantor trust for federal income tax purposes and not as an association taxable as a corporation. Holders of the related Series of Certificates ('Non-REMIC Certificates') will be treated for such purposes, subject to the possible application of the stripped bond rules, as owners of undivided interests in the related assets of the Trust and generally will be required to report as income their pro rata share of the entire gross income (including amounts paid as reasonable servicing compensation) from the Contracts and will be entitled, subject to certain limitations, to deduct their pro rata share of the expenses of the Trust. See 'Federal Income Tax Considerations.'

ERISA Considerations..... Fiduciaries of employee benefit plans or other retirement plans or arrangements, including individual retirement accounts, certain Keogh plans, and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), or the Code should carefully review with their legal advisors whether an investment in the Certificates will cause the assets of the related Trust to be considered plan assets under the Department of Labor ('DOL') regulations set forth in 29 C.F.R. Section 2510.3-101 (the 'Plan Asset Regulations'), thereby subjecting the Trustee and the Servicer to the fiduciary investment standards of ERISA, and whether the purchase, holding or transfer of Certificates give rise to a transaction that is prohibited under ERISA or subject to the excise tax provisions of Section 4975 of the Code, unless a DOL administrative exemption applies. See 'ERISA Considerations.'

Legal Investment......... Unless otherwise indicated in the applicable
                          Prospectus Supplement, any Certificates offered hereby that are rated by at least one nationally recognized statistical rating organization in one of its two highest rating categories will constitute 'mortgage related securities' under the Secondary Mortgage Market Enhancement Act of 1984, as amended, and as such will be 'legal investments' for certain types of institutional investors to the extent provided in that Act. See 'Legal Investment.'

Ratings.................. It is a condition to the issuance of any Class of
                          Certificates sold under this Prospectus that they be rated in one of the four highest rating categories of at least one nationally recognized statistical rating organization. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See 'Ratings.'

                                  RISK FACTORS

     Prospective investors in the Certificates should consider, among other things, the following risks in connection with the purchase of the Certificates:

     Security Interests in Manufactured Homes May be Lost. The method of perfecting a security interest in a Manufactured Home depends on the laws of the state in which the Manufactured Home is located and, in some cases, the facts and circumstances surrounding the location of the Manufactured Home (for example, whether the Manufactured Home has become permanently affixed to its site). If a Manufactured Home is moved from one state to another, steps must be taken to re-perfect the security interest under the laws of the new state. Generally the Servicer would become aware of the need to take such steps following notice due to the notation of the Originator's lien on the applicable certificate of title. However, if through fraud or administrative error such steps were not taken in a timely manner, the perfected status of the lien on the related Manufactured Home could be lost.

     Similarly, if a Manufactured Home were to become or be deemed to be permanently affixed to its site, additional steps may have to be taken to maintain the priority and/or perfection of the security interest granted by the related Contract. Although the borrowers will have agreed not to permit their Manufactured Homes to become or to be deemed to be permanently affixed to the sites, there can be no assurance that the borrowers will comply with their agreements. In such cases, the Servicer would be unlikely to obtain knowledge thereof which would permit the Servicer to take additional steps, if any, required under applicable law to maintain the priority and/or perfection of the lien on the Manufactured Home. See 'Certain Legal Aspects of the Contracts.'

     Property Values May Be Insufficient. Unlike site-built homes which may appreciate in value over time, manufactured housing generally depreciates in value over time. In addition, many manufactured housing lenders, including the Originators, finance the cost of taxes, fees and insurance and the costs of delivery and set up. The current underwriting standards of UCFI permit an Obligor to finance up to 95% of the cash sale price (including taxes, fees and insurance) of a new Manufactured Home and up to 100% of the appraised value (including taxes, fees and insurance) of a used Manufactured Home. The values of the Manufactured Homes also may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of contracts similar to the Contracts. Consequently, the market value of certain Manufactured Homes could be or become lower than the outstanding principal balances of the Contracts that they secure. To the extent that losses on the Contracts are not covered by the subordination of other Classes of Certificates, if any, or by any other form of Enhancement, Holders of the Certificates of a Series evidencing interests in such Contracts will bear all risk of loss resulting from default by obligors and will have to look primarily to the value of the Manufactured Homes for recovery of the outstanding principal and unpaid interest on the defaulted Contracts.

     Titles Will Not Be Amended. On or prior to the closing date for a Series of Certificates, the Originators will convey the related Contracts to an affiliate, Gopher Funding, Inc., such affiliate will convey such Contracts to the Depositor, and the Depositor will convey such Contracts to the Trust. Each Contract will be secured by a security interest in a Manufactured Home together with, in the case of a Land-and-Home Contract, the real estate to which the Manufactured Home is permanently affixed. Perfection of security interests in the Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of federal and state laws, including the Uniform Commercial Code (the 'UCC') as adopted in the states in which the Manufactured Homes are located and the certificate of title statutes of such states.

     Because of the expense and administrative inconvenience involved, the certificates of title to the Manufactured Homes will not be amended to change the lienholder specified therein to the Trustee or to note thereon the interest of the Trustee, and, unless otherwise specified in the Agreement, the certificates of title will not be delivered to the Trustee. As a result, the applicable Originator will remain the lienholder on the certificates of title for the Manufactured Homes. In some states, in the absence of such an amendment to the certificate of title, the assignment to the Trustee of the security interest in the Manufactured Homes located therein may not be effective or such security interest may not be perfected and, in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home to the Trustee may not be effective against creditors of the applicable Originator or a trustee in bankruptcy of such Originator. However, the assignment to the Trustee of the mortgage or deed of trust securing each Land-and-Home Contract will be recorded. See 'Certain Legal Aspects of the Contracts.'

     Originator Has Limited History. UCFI was incorporated in May 1995, and commenced originating and purchasing Contracts on a limited scale in November 1995. As a result, UCFI has only limited historical information concerning the delinquency and loss experience of Contracts originated or purchased by it. The manufactured housing portfolio of UCFI has experienced rapid growth since its inception, and the delinquency and loss percentages presented herein may be affected by the size and relative lack of seasoning of its servicing portfolio. Because such data is limited and includes the period of time during which UCFI commenced its operations, the Depositor believes such data would not provide meaningful information concerning the quality or performance of the Contracts.

     Although the management of UCFI has had considerable experience while employed at other companies in the origination, purchasing and servicing of Contracts, and the Depositor believes that the underwriting criteria of UCFI and the servicing standards of the Servicer are consistent with industry norms, there can be no assurance that the loss and delinquency rates on the Contracts will not exceed normal industry rates.

     UCFI's success depends in large part upon a number of key management personnel and technical employees. The loss of the services of one or more of its management personnel could have a material adverse impact on the business and operations of UCFI.

     Consumer Protection Laws May Affect Contracts. Numerous federal and state consumer protection laws impose requirements on lenders under installment sales contracts and installment loan agreements such as the Contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and the right of set-off against claims by such assignees. These laws would apply to the Trust as assignee of the Contracts. Each Originator will represent and warrant that as of the related Cut-off Date, each Contract sold by it complies with all requirements of law and will provide certain representations relating to the validity, perfection and priority of the security interest in each Manufactured Home securing a Contract. If any such representation is breached and such breach materially adversely affects the interests of Certificateholders in the related Contract, the applicable Originator will be obligated to cure such breach within the time period specified in the Agreement or to repurchase, or at its option substitute another manufactured housing contract for, such Contract.

     No Secondary Market. There will be no market for the Certificates of any Series prior to the issuance thereof. There can be no assurance that a secondary market will develop for the Certificates of any Series, or, if it does develop, that it will provide the Holders of any of the Certificates with liquidity of investment or that it will remain for the term of any Series of Certificates.

     Trust Assets Are Only Source of Payment. The Certificates will not represent an interest in or obligation of the Depositor, the Servicer or any Originator. The Certificates will not be insured or guaranteed by any governmental agency or instrumentality, or (except as otherwise specified in the related Prospectus Supplement) by any other person. The Certificates of a Series will be payable solely from the assets of the related Trust including any related Enhancement. Further, unless otherwise stated in the related Prospectus Supplement, at the times set forth in the related Prospectus Supplement, any balance remaining in the Certificate Account immediately after making all payments due on the Certificates of such Series and other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Depositor, the Servicer, the Enhancer or any other person entitled thereto and will no longer be available for making payments to Holders. Consequently, Holders of Certificates of each Series must rely solely upon payments with respect to the assets constituting the Trust for a Series of Certificates, including, if applicable, any amounts available pursuant to any Enhancement for such Series, for the payment of principal of and interest on the Certificates of such Series.

     Yield May Vary. The yields to maturity of the Classes of Certificates of a Series will be affected by the amount and timing of principal payments on the related Contracts, the allocation of available funds and/or losses among such Classes, the interest rates or amounts of interest payable on such Classes and the purchase prices paid for such Classes. The interaction of the foregoing factors may have different effects on, and create different risks for the various Classes of Certificates, and the effects and/or risks for any one Class may vary over the life of such Class.

     The prepayment experience on the Contracts in a Trust will affect the average lives of the related Class or Classes of Certificates. Prepayments on the Contracts (which include both voluntary prepayments and liquidations following default) may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality, market interest rates, changes in housing needs, job transfers and unemployment. If the Certificates of any Series are purchased at a discount and the purchaser calculates its anticipated yield to maturity based on an assumed rate of payment of principal on such Certificates that is faster than the rate actually realized, such purchaser's actual yield to maturity will be lower than the yield so calculated by such purchaser.

     Pre-Funding and Additional Contracts May Adversely Affect Investment. If a Trust includes a Pre-Funding Account and the principal balance of additional Contracts delivered to the Trust during the Pre-Funding Period is less than the Pre-Funded Amount, the Holders of the Certificates of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Certificates. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest such a prepayment at yields equaling or exceeding the yields on the related Certificates. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related Certificates.

     Each additional Contract must satisfy the eligibility criteria specified in the related Prospectus Supplement and Agreement. Such eligibility criteria will be determined in consultation with each Rating Agency (and/or any Enhancer) prior to the issuance of the related Series and are designed to ensure that if such additional Contracts were included as part of the initial Contracts, the credit quality of such assets would be consistent with the initial rating of each Class of Certificates of such Series. The Depositor will certify to the Trustee that all conditions precedent to the transfer of the additional Contracts to the Trust, including the satisfaction of the eligibility criteria, have been satisfied. Following the transfer of additional Contracts to the Trust, the aggregate characteristics of the Contracts then held in the Trust may vary from those of the initial Contracts of such Trust. As a result, the additional Contracts may adversely affect the performance of the related Certificates.

     The ability of a Trust to invest in additional Contracts during the related Pre-Funding Period will be dependant on the ability of the Originators to originate or acquire Contracts that satisfy the requirements for transfer to the Trust specified in the related Prospectus Supplement. The ability of the Originators to originate or acquire such Contracts will be affected by a variety of social and economic factors, including the prevailing level of market interest rates, unemployment levels and consumer perceptions of general economic conditions.

     Ratings Are Not Recommendations. It will be a condition to the sale of any Certificates under this Prospectus and related Prospectus Supplement that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating will be based on, among other things, the adequacy of the value of the Contracts and any Enhancement with respect to such Series. Such rating should not be deemed a recommendation to purchase, hold or sell Certificates, inasmuch as it does not address market price or suitability for a particular investor. There is no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Contracts, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an Enhancer or a change in the rating of such Enhancer's long term debt.

                                   THE TRUSTS

GENERAL

     Each Trust will include (i) one or more Pools, (ii) the amounts held from time to time in a trust account (the 'Certificate Account') maintained by the Trustee pursuant to the Agreement, (iii) amounts on deposit in any Pre-Funding Account and Capitalized Interest Account established for such Trust, (iv) the amounts held from time to time in other accounts maintained on behalf of the Trust, (v) proceeds from certain hazard insurance on individual Manufactured Homes and Manufactured Homes (and, in the case of Land-and-Home Contracts, the related real estate) acquired by repossession or foreclosure, (vi) any Enhancement for such Series, and

(vii) certain rights of the Depositor under the agreements pursuant to which the Contracts were acquired. Whenever in this Prospectus terms such as 'Pool,' 'Trust,' 'Agreement' or 'Remittance Rate' are used, those terms respectively apply, unless the context otherwise indicates, to one specific Pool, Trust, each Agreement and the Remittance Rate applicable to the related Class of Certificates. Each Certificate will evidence the interest specified in the related Prospectus Supplement in a Trust, containing one or more Pools comprised of Contracts having the aggregate principal balance as of the specified day of the month of the creation of the pool (the 'Cut-off Date') specified in the related Prospectus Supplement.

     The following is a brief description of the Contracts expected to be included in the Trust. If specific information respecting the Contracts is not known at the time the related Series of Certificates initially is offered, more general information of the nature described below will be provided in the Prospectus Supplement and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificates (the 'Detailed Description'). A copy of the Agreement with respect to each Series of Certificates will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Contracts relating to such Series will be attached to or incorporated by reference in the Agreement delivered to the Trustee upon delivery of the Certificates.


THE CONTRACT POOLS

     Each pool of Contracts with respect to a Series of Certificates (each, a 'Pool') will consist of manufactured housing installment sales contracts and manufactured housing installment loan agreements (collectively, the 'Chattel Contracts'). Each Chattel Contract will be secured by a Manufactured Home (as defined below). Other contracts will be secured by a mortgage or deed of trust on the Manufactured Home and the real estate to which the Manufactured Home is deemed permanently affixed (a 'Land-and-Home Contract' and collectively with Chattel Contracts, the 'Contracts'). The Manufactured Homes may be located in any one of the fifty states or the District of Columbia. Contracts may be conventional contracts or contracts insured by the Federal Housing Authority (the 'FHA') or partially guaranteed by the Veterans Administration (the 'VA').

     Each Pool will be comprised of Contracts bearing interest at annual fixed or variable rates (the 'Contract Rates'). Unless otherwise specified in the related Prospectus Supplement, all of the Contracts in a Pool will provide for payments to be made monthly on a specified date of each month (each, a 'due date'), and the due dates will occur throughout the month.

     Each Originator will make representations and warranties to the Depositor as to the types and geographical distribution of the Contracts sold by it and included in a Pool and as to the accuracy in all material respects of certain information furnished to the Depositor in respect of each such Contract. The Originators also will represent to the Depositor that the Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a 'manufactured home' as 'a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of (this) paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this]chapter.' Pursuant to the Agreement, the Depositor will assign such representations and its rights with respect to breaches thereof to the Trustee. Upon a breach of any such representation that materially and adversely affects the interests of the Certificateholders in a Contract, the applicable Originator will be obligated either to cure the breach in all material respects, to repurchase the Contract or to substitute another Contract as described below. Should an Originator not cure the breach in all material respects or substitute another Contract as described below, the repurchase obligation of such Originator will constitute the sole remedy available to the Certificateholders or the Trustee for a breach of representation by such Originator. See 'Description of the Certificates--Conveyance of Contracts.'

     For each Series of Certificates, the Depositor will cause the Originators to assign the Contracts constituting the Pool to the trustee named in the related Prospectus Supplement (the 'Trustee'). The Servicer will service the Contracts pursuant to the Agreement. See 'Description of the Certificates--Servicing.' Unless otherwise specified in the related Prospectus Supplement, the Contract documents (other than the documents relating to Land-and-Home Contracts) will be held by the Servicer as custodian for the Trustee. The documents relating to any Land-and-Home Contracts will be held by the Trustee or by a custodian (the 'Custodian') appointed pursuant to a custodial agreement (the 'Custodial Agreement') between the Trustee and the Custodian.

     The Prospectus Supplement for each Series of Certificates will contain information, as of the Cut-off Date and to the extent then specifically known to the Depositor, with respect to the Contracts contained in the related Pool, including: (i) the range of the dates of origination of the Contracts; (ii) the range of the Contract Rates and the weighted average Contract Rate; (iii) the range of Loan-to-Value Ratios at origination and the weighted average Loan-to-Value Ratio at origination; (iv) the minimum and maximum outstanding principal balances as of the Cut-off Date and the average outstanding principal balance as of the Cut-off Date; (v) the aggregate principal balances of the Contracts; (vi) the weighted average and range of scheduled terms to maturity as of the Cut-off Date; (vii) the original maturities of the Contracts and the last maturity date of any Contract; and (viii) the locations of the Manufactured Homes securing the Contracts.

                                USE OF PROCEEDS

     The Depositor intends to use the net proceeds to be received from the sale of the Certificates of each Series to acquire the Contracts to be deposited in the related Trust, and to pay other expenses connected with pooling Contracts and issuing Certificates. Any amounts remaining after such payments may be used for general corporate purposes. The Depositor expects to sell Certificates in Series from time to time.

                                 THE DEPOSITOR

     UCFC Funding Corporation (the 'Depositor') was incorporated in the State of Louisiana in July 1996, and is an indirect wholly-owned subsidiary of United Companies Financial Corporation (the 'Parent'). The Depositor maintains its principal offices at 4041 Essen Lane, Baton Rouge, Louisiana 70809. Its telephone number is (504) 924-6007.

     The Depositor does not have, nor is it expected in the future to have, any significant assets.

                        THE MANUFACTURED HOUSING PROGRAM

GENERAL

     It is expected that the Contracts primarily will have been originated or purchased by United Companies Funding, Inc. ('UCFI'), United Companies Lending Corporation(Registered) ('United Companies') and UNICOR Mortgage(Registered), Inc. ('UNICOR,' and together with UCFI and United Companies, the 'Originators'). Certain Contracts may have been purchased by the Depositor, the Originators or affiliates thereof in the open market or privately negotiated transactions.

     United Companies and UNICOR have originated Land-and-Home Contracts for several years. In 1995, the Parent decided to expand its product line to include Chattel Contracts. UCFI was incorporated in May 1995, and commenced originating and purchasing Contracts on a limited scale in November 1995. Each Originator is an affiliate of the Depositor and a wholly-owned, direct or indirect subsidiary of the Parent. UCFI maintains its principal offices at 2051 Killibrew Drive, Suite 220, Minneapolis, Minnesota 55425. Its telephone number is (612) 854-6556. Each of United Companies and UNICOR maintains its principal offices at 4041 Essen Lane, Baton Rouge, Louisiana 70809. The telephone number is (504) 924-6007.

CONTRACT ORIGINATION

     General. UCFI may (i) purchase Contracts from approved manufactured housing dealers ('Indirect Financing'), (ii) originate Contracts directly with individual owners or purchasers of Manufactured Homes ('Direct Financing') or
(iii) make bulk purchases of Contracts originated or acquired by other lending institutions, finance companies or affiliates. United Companies and UNICOR originate directly, or through correspondents and brokers, only Land-and-Home Contracts. Regardless of the method of production, the Originator applies its same underwriting standards.

     Indirect Financing. Through its regional managers, UCFI purchases manufactured housing contracts from manufactured housing dealers. UCFI's regional managers contact dealers located in their region and explain UCFI's available financing plans, terms, prevailing rates and credit and financing policies. If the dealer wishes to use UCFI's available customer financing, the dealer must make an application for dealer approval. Upon satisfactory results of UCFI's investigation of the dealer's creditworthiness and general business reputation, UCFI and the dealer execute a dealer agreement. As of December 31, 1996, the dealers with which UCFI has entered into dealer agreements are located in 31 states.

     UCFI provides Indirect Financing only for Manufactured Homes which are manufactured by an approved manufacturer. Approval may be requested by a dealer or a manufacturer. If UCFI's review of the manufacturer's creditworthiness and general business reputation is satisfactory, UCFI will approve the manufacturer's products as being eligible for Indirect Financing.

     All contracts that UCFI purchases from dealers are written on forms provided by UCFI and are purchased on an individually approved basis. The dealer submits the customer's credit application and purchase order to UCFI's executive offices where UCFI's underwriters make an analysis of the creditworthiness of the proposed buyer. If the application meets UCFI's guidelines and the credit is approved, UCFI purchases the Contract after the Manufactured Home is delivered and set up and the customer has been contacted by telephone to obtain the customer's approval of the Manufactured Home and the delivery and set-up of the Manufactured Home.

     Direct Financing. The Originators also provide financing directly to individuals who own or wish to purchase Manufactured Homes. The customer's credit application is submitted to the applicable Originator's executive offices where the Originator's underwriters make an analysis of the creditworthiness of the customer. The Originator also will accept a customer's application over a toll-free telephone number established for that purpose. If the application receives preliminary approval, it is further processed as with other customer applications.

     Bulk Purchases. The Originators also may, from time to time, purchase Contracts originated or acquired by other lending institutions, finance companies or affiliates. Each Contract so purchased will be re-underwritten by personnel of the Originator or its affiliates prior to the purchase thereof using the Originator's then-current underwriting standards.

UNDERWRITING STANDARDS

     The Originators' underwriting focuses primarily on the borrower's willingness and capacity to repay the debt. The analysis includes application of a credit scoring system and a review of the applicant's paying habits, length and likelihood of continued employment, and certain other factors. The Originators' current underwriting guidelines for conventional Contracts limit the maximum loan size to $200,000 in the case of Chattel Contracts and $300,000 in the case of Land-and-Home Contracts. With respect to conventional contracts for new Manufactured Homes, UCFI may finance up to the lesser of (a) 95% of the cash sale price (including taxes, fees and insurance) of the Manufactured Home or (b) 130% of the manufacturer's invoice price of the Manufactured Home plus 100% of taxes, license fees and freight charges, 100% of the dealer's cost of additional dealer-installed equipment (not to exceed 25% of the base price of the Manufactured Home), and up to $1,500 of set-up costs per module. With respect to used Manufactured Homes, UCFI may finance up to 100% of the lesser of
(a) the total delivered sales price of the Manufactured Home (including taxes, fees, insurance and up to $1,500 of set-up costs per module), or (b) the appraised value of the Manufactured Home. Taxes, fees, and insurance may be included in the amount financed up to a maximum of 100% of the appraised value of the used Manufactured Home. Such appraisals on used Manufactured Homes are performed by employees of the Originator, in the case of Indirect Financing, and by independent appraisers approved by the Originator, in the case of Direct Financing. The appraisals of such independent appraisers are validated by the Originator's personnel through a review of the National Automobile Dealers Association ('NADA') base values and on-site inspections. United Companies and UNICOR apply substantially the same loan-to-value ratio, appraisal and other underwriting standards and procedures to the Land-and-Home Contracts as they apply to other home equity loans originated by them. The guidelines in this paragraph may be exceeded when the Originator's underwriters deem it appropriate.

                 MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

     The yields to maturity of the Certificates will be affected by the amount and timing of principal payments on or in respect of the Contracts included in the related Trust, the allocation of available funds to various Classes of Certificates, the Remittance Rate for various Classes of Certificates and the purchase price paid for the Certificates.

     The original terms to maturity of the Contracts in a given Pool will vary, and the related Prospectus Supplement will contain information with respect to the maturities of the Contracts in the related Pool. Unless otherwise specified in the related Prospectus Supplement, the Contracts may be prepaid without penalty in full or in part at any time.

     The rate of prepayments with respect to manufactured housing installment sales contracts and manufactured housing installment loan sale agreements has fluctuated significantly in recent years. In general, if prevailing rates fall below the Contract Rates borne by the Contracts, such Contracts are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Contract Rates. Conversely, if prevailing interest rates rise appreciably above the Contract Rates borne by the Contracts, such Contracts are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Contract Rates. However, there can be no assurance that such will be the case.

     Prepayments are influenced by a variety of economic, geographical, social, tax, legal and additional factors. The rate of prepayments on Contracts may be affected by changes in Obligors' housing needs, job transfers, unemployment, the Obligors' net equity in the Manufactured Homes, the enforcement of due-on-sale clauses and other servicing decisions. Unless otherwise provided in the related Prospectus Supplement, all of the Contracts will contain due-on-sale provisions permitting the lender to accelerate the maturity of the Contract upon sale or certain transfers by the Obligors of the underlying Manufactured Home. The Servicer generally will permit the assumption of a Contract by an obligor that satisfies the then-current underwriting standards of the Originator. In connection with any such assumption, no material term of the Contract may be changed.

     When a full prepayment occurs on a Contract, the Obligor will be charged interest on the principal amount of the Contract so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Interest shortfalls also could result from the application of the Relief Act, as described under 'Certain Legal Aspects of the Contracts--Soldiers' and Sailors' Civil Relief Act' herein. Such shortfalls will adversely affect the yield on the Certificates.

     Under certain circumstances, the Depositor, the Servicer, the Holders of

REMIC Residual Certificates or certain other entities specified in the related Prospectus Supplement may have the option to purchase the Contracts and other assets of a Trust, thereby effecting earlier retirement of the related Series of Certificates, subject to the principal balance of the related Contracts being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Contracts at the Cut-off Date for the related Series.

     Unless otherwise specified in the related Prospectus Supplement, the effective yield to Certificateholders will be slightly lower than the yield otherwise produced by the applicable Remittance Rate and purchase price, because while interest generally will accrue on the Certificates from the first day of each month, the distribution of such interest will not be made earlier than a date specified in the related Prospectus Supplement in the month following the month of accrual.

     The timing of payments on the Contracts may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the Contracts, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

                        DESCRIPTION OF THE CERTIFICATES

     Each Series of Certificates will be issued pursuant to a pooling and servicing agreement (each, an 'Agreement'), dated as of the related Cut-off Date, among the Depositor, the Servicer and the Trustee for the benefit of the holders of the Certificates ('Certificateholders' or 'Holders') of such Series. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust. A form of an Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe the material provisions which may appear in each Agreement. The Prospectus Supplement for a Series of Certificates will supplement the description contained in this Prospectus to the extent necessary to describe the material provisions of the Agreement for such Series of Certificates. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Certificates and the applicable Prospectus Supplement. The Depositor will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a Holder of a Certificate of such Series addressed to UCFC Funding Corporation, 4041 Essen Lane, Baton Rouge, LA 70809, Attention: Secretary.

GENERAL

     Unless otherwise specified in the Prospectus Supplement, the Certificates of each Series will be issued in fully registered form only in the denominations specified in the related Prospectus Supplement, will represent beneficial ownership interests in a Trust created pursuant to the related Agreement and will not be entitled to payments in respect of the Contracts included in any other Trust. Definitive Certificates will be transferable and exchangeable at the corporate trust office of the Trustee or, at the election of the Trustee, at the office of a Certificate Registrar appointed by the Trustee. No service charge will be incurred for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     Each Series of Certificates will be issued in one or more classes (each, a 'Class'). Each Class of Certificates of a Series will evidence the beneficial ownership interest in the assets of the related Trust specified in the related Prospectus Supplement. A Series of Certificates may include one or more Classes of Senior Certificates that receive certain preferential treatment with respect to one or more Subordinated Classes of Certificates of such Series. Certain Series or Classes of Certificates may be covered by Enhancement as described in the related Prospectus Supplement. Distributions on one or more Classes of a Series of Certificates may be made prior to one or more other Classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Contracts in the related Trust or on a different basis, in each case, as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among Classes or over time as specified in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or where applicable, of principal only or interest only) on the related Certificates will be made by the Trustee on each date specified in the related Prospectus Supplement (each, a 'Remittance Date'), in the amounts specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Certificates are registered at the close of business on the record dates specified in the Prospectus Supplement. Distributions will be made by check mailed to the persons entitled thereto at the address appearing in the register maintained for holders of Certificates (the 'Certificate Register') or, to the extent described in the related Prospectus Supplement, by wire transfer or by such other means as are described therein, except that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or other person specified in the final distribution notice to Certificateholders.

     Each Class of Certificates within a Series will evidence the interests specified in the related Prospectus Supplement, which may (i) include the right to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) include the right to receive distributions only of prepayments of principal throughout the lives of the Certificates or during specified periods; (iii) be subordinated in its right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other Classes of Certificates of such Series throughout the lives of the Certificates or during specified periods or may be subordinated with respect to certain losses or delinquencies; (iv) include the right to receive such distributions only after the occurrence of events specified in the Prospectus Supplement; (v) include the right to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust; (vi) include, as to Certificates entitled to distributions allocable to interest, the right to receive interest at a fixed rate or an adjustable rate; and (vii) include, as to Certificates entitled to distributions allocable to interest, the right to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement, and in each case, may accrue interest until such events occur, as specified in such Prospectus Supplement.

BOOK-ENTRY CERTIFICATES

     If so specified in the related Prospectus Supplement, the Certificates will be book-entry certificates (the 'Book-Entry Certificates'). Persons acquiring beneficial ownership interests in such Certificates ('Certificate Owners') will hold their Certificates through DTC in the United States, or Cedel Bank, societe anonyme, ('Cedel') or the Euroclear System ('Euroclear') in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the applicable Series of Certificates and will initially be registered in the name of Cede & Co. ('Cede'), the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. ('Citibank') will act as depositary for Cedel and The Chase Manhattan Bank ('Chase') will act as depositary for Euroclear (in such capacities, individually the 'Relevant Depositary' and collectively the 'European Depositaries'). Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such Certificate (a 'Definitive Certificate'). Unless and until Definitive Certificates are issued, the only 'Certificateholder' of Book-Entry Certificates will be Cede, as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the applicable Agreement. Certificate Owners are only permitted to exercise their rights indirectly through DTC Participants and DTC.

     The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a 'Financial Intermediary') that maintains the Certificate Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a DTC Participant and on the records of Cedel or Euroclear, as appropriate).

     Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received on Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant (as defined below) or Euroclear Participant (as defined below) to a DTC

Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between DTC Participants will occur in accordance with DTC Rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding certificates directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European International clearing System will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC which is a New York-chartered limited purpose company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ('Cedel Participants') and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ('Euroclear Participants') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the 'Euroclear Operator'), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the 'Cooperative'). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the 'Terms and Conditions'). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Remittance Date by the applicable Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Certificate Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, Certificate Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to

Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     DTC has advised the Depositor that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the applicable Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates of a Series which conflict with actions taken with respect to other Book-Entry Certificates of such Series.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the applicable Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or such Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, elects to terminate the book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined herein), Certificate Owners of the applicable Series having Percentage Interests aggregating not less than 51% advise the Trustee and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Certificate Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the applicable Trustee will be required to notify all affected Certificate Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the applicable Trustee will issue Definitive Certificates, and thereafter such Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the applicable Agreement.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Neither the Depositor, the Servicer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

CONVEYANCE OF CONTRACTS

     The Depositor will transfer, assign, set over and otherwise convey to the Trustee all right, title and interest of the Depositor in the Contracts, including all security interests created thereby and any related mortgages or deeds of trust, all principal and interest received on or with respect to the Contracts (other than receipts of principal and interest due on the Contracts before the Cut-off Date), all rights under certain hazard insurance policies on the related Manufactured Homes, all documents contained in the Contract files and all proceeds derived from any of the foregoing. The Trustee, concurrently with such conveyance, will execute and deliver the Certificates to the order of the Depositor. The Contracts will be described on a list attached to or incorporated by reference in the Agreement. Such list will include the amount of monthly payments due on each Contract as of the date of issuance of the Certificates, the Contract Rate on each Contract and the maturity date of each Contract. Prior to the conveyance of the Contracts to the Trust, the Originators or the Servicer will complete a review of all of the Contract files, including the certificates of title to, or other evidence of a perfected security interest in, the Manufactured Homes, confirming the accuracy of the list of Contracts delivered to the Trustee. Any Contract discovered not to agree with such list in a manner that is materially adverse to the interests of the Certificateholders will be repurchased by the applicable Originator or replaced with another Contract, or, if the discrepancy relates to the unpaid principal balance of a Contract, the applicable Originator may deposit cash in the separate account maintained at an Eligible Institution in the name of the Trustee (the 'Certificate Account') in an amount sufficient to offset such discrepancy.

     Unless otherwise provided in the related Prospectus Supplement, the Agreement will designate the Servicer as custodian to maintain possession, as the Trustee's agent, of the Contracts and any other documents related to the Manufactured Homes (other than the Land-and-Home Contracts and related documents). To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in the Servicer's possession. Uniform Commercial Code financing statements will be filed in appropriate jurisdictions reflecting the sale and assignment of the Contracts from the Originators to Gopher Funding, Inc., an affiliate of the Depositor, from such affiliate to the Depositor and from the Depositor to the Trustee, and the Originators' and the Servicer's accounting records and computer systems will also reflect such sale and assignment. In addition, the Contracts may be stamped or stickered to reflect their assignment to the Trustee. If through fraud, negligence or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without knowledge of the assignment, the Trustee's interest in the Contracts could be defeated. The Agreement will designate the Trustee or another independent custodian, as the Trustee's agent, to maintain possession of the documents relating to all Land-and-Home Contracts.

     Except as otherwise specified in the related Prospectus Supplement, each Originator will make certain representations to the Depositor with respect to each Contract sold by it as of the related Cut-off Date, including, among others, that: (a) each Contract is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally); (b) no Contract is subject to any right of rescission, set-off, counterclaim or defense; (c) each Contract complies with all requirements of law; (d) each Contract creates a valid and enforceable first priority security interest in favor of the Originator in the Manufactured Home covered thereby; (e) no Contract has been sold, assigned or pledged to any other person except pursuant to an assignment or pledge which has been released prior to or simultaneously with the issuance of the related Certificates, and at the time of the transfer of the Contracts, the Originator had good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and was the sole owner and had full right to transfer such Contract to the Trustee; and (f) the related Manufactured Home is a 'manufactured home' within the meaning of 42 United States Code, Section 5402(6) and each manufactured housing dealer from whom the Originator purchased a Contract was approved by the Originator in accordance with the requirements of the Secretary of Housing and Urban Development. Pursuant to the Agreement, the Depositor will assign to the Trustee all of the Depositor's right, title and interest in the representations and warranties made by the Originators, including the obligation of the Originators to cure, repurchase or substitute for a Contract as described in the following paragraphs.

     Under the terms of the Agreement, and subject to the option to effect a substitution as described in the next paragraph, the applicable Originator will be obligated to repurchase for the Repurchase Price (as defined below) any Contract on the first business day after the first Determination Date which is more than 90 days after such Originator becomes aware, or should have become aware, or such Originator's receipt of written notice from the Trustee, the Depositor or the Servicer, of a breach of any representation or warranty that materially adversely affects the interest of the Certificateholders in the related Contract if such breach has not been cured. The Repurchase Price for any Contract will be the remaining principal amount outstanding on such Contract on the date of repurchase plus accrued and unpaid interest thereon at its Contract Rate to the first day of the month in which such Repurchase Price is to be distributed to Certificateholders. Should an Originator not cure such breach in all material respects or substitute another Contract as provided below, the repurchase obligation will constitute the sole remedy available to the Trustee and the Certificateholders for a breach of a warranty under the Agreement with respect to the Contracts.


     In lieu of repurchasing a Contract as specified in the preceding paragraph, during the two-year period (or such shorter period as is specified in the related Prospectus Supplement with respect to a Trust for which no REMIC election is to be made) following the closing date, the applicable Originator may, at its option, substitute an Eligible Substitute Contract (as defined below) for the Contract that it is otherwise obligated to repurchase (referred to herein as the 'Replaced Contract'). An Eligible Substitute Contract is a Contract that satisfies, as of the date of its substitution, the representations and warranties specified in the Agreement, has a Stated Principal Balance that is not greater than the Stated Principal Balance of the Replaced Contract, has a Contract Rate that is at least equal to the Contract Rate of the Replaced Contract and has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the Replaced Contract. The applicable Originator will be required to deposit in the Certificate Account cash in the amount, if any, by which the Stated Principal Balance of the Replaced Contract exceeds the Stated Principal Balance of the Eligible Substitute Contract.

PAYMENTS ON CONTRACTS

     Under each Agreement, the Servicer will be required to establish a segregated account in its name in trust for the benefit of the applicable Trustee and the related Certificateholders (each, a 'Collection Account'). In addition, the Trustee will be required to establish and maintain with itself a separate trust account for the benefit of the related Certificateholder (each, a 'Certificate Account'). Each Collection Account and Certificate Account must be
(i) established with a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated within the two highest rating categories or such other rating category as will not adversely affect the ratings assigned to the Certificates by each rating agency rating the Certificates of such Series, (ii) established with the trust department of a national bank, (iii) an account or accounts the deposits in which are fully insured by the FDIC, (iv) an account or accounts the deposits in which are insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which such account is maintained or (v) otherwise acceptable to the rating agency without reduction or withdrawal of the rating assigned to the relevant Certificates. The collateral eligible to secure amounts in a Collection Account or a Certificate Account is limited to United States government securities and certain other high-quality investments specified in the applicable Agreement ('Eligible Investments'). A Collection Account or a Certificate Account may be maintained as an interest bearing account, or the funds held therein may be invested pending each succeeding Remittance Date in Eligible Investments.

     Unless otherwise specified in the related Prospectus Supplement, the

Servicer will deposit in the Collection Account on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date (including scheduled payments of principal and interest due after the Cut-off Date but received by the Servicer on or before the Cut-off Date):

          (i) all Obligor payments on account of principal, including principal prepayments, on the Contracts;

          (ii) all Obligor payments on account of interest on the Contracts;

          (iii) all amounts received and retained in connection with the liquidation of defaulted Contracts, net of liquidation expenses ('Net Liquidation Proceeds');

          (iv) all proceeds received under any hazard or other insurance policy covering any Contract, other than proceeds to be applied to the restoration or repair of the Manufactured Home or released to the Obligor; and

          (v) all proceeds of any Contract or property acquired in respect thereof repurchased by the Servicer, or the Originators, or otherwise as described above or under 'Termination' below.

DISTRIBUTIONS ON CERTIFICATES

     General. In general, the method of determining the amount of distributions on a particular Series of Certificates will depend on the type of Enhancement, if any, that is used with respect to such Series. See 'Credit Enhancement.' The Prospectus Supplement for each Series of Certificates will describe the method to be used in determining the amount of distributions on the Certificates of such Series. Distributions allocable to principal and interest on the Certificates will be made by the Trustee out of, and only to the extent of, funds in the related Certificate Account, including any funds received as a result of Enhancement. As between Certificates of different Classes and as between distributions of interest and principal and, if applicable, between distributions of prepayments of principal and scheduled payments of principal, distributions made on any Remittance Date will be applied as specified in the Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, distributions to any Class of Certificates will be made pro rata to all Certificateholders of that Class.

     Amount Available. All distributions on the Certificates of each Series on each Remittance Date will be made from the Amount Available described below, in accordance with the terms described in the related Prospectus Supplement. On or before each Remittance Date, the Servicer will withdraw the Amount Available from the Collection Account and deposit it in the related Certificate Account. Unless otherwise specified in the related Prospectus Supplement, the 'Amount Available' for each Remittance Date will equal the sum of the following amounts:

          (i) the aggregate of all amounts described in clauses (i) through (v) above received by the Servicer after the Cut-off Date and on or prior to the day of the month of the related Remittance Date specified in the Agreement (the 'Determination Date') except:

             (a) all payments on the Contracts that were due on or before the

        Cut-off Date;

             (b) all payments or collections received after the Due Period preceding the month in which the Remittance Date occurs;

             (c) all scheduled payments of principal and interest due on a date or dates subsequent to the Due Period preceding the Determination Date;

             (d) amounts representing reimbursement for Advances, such reimbursement being limited, if so specified in the related Prospectus Supplement, to amounts received on particular Contracts as late collections of principal or interest as to which the Servicer has made an unreimbursed Advance; and

             (e) amounts representing reimbursement for any unpaid Servicing Fees and expenses from Liquidation Proceeds, condemnation proceeds and proceeds of insurance policies with respect to the related Contracts;

          (ii) the amount of any Advance made by the Servicer (including any Sub-servicer) and deposited by it in the Certificate Account; and

          (iii) if applicable, amounts received in connection with Enhancement.

     Distributions of Interest. Interest will accrue on the Class Certificate Balance (defined below) (or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate notional principal balance) of each Class of Certificates entitled to interest from the date, at the Remittance Rate, for the periods and to the extent specified in the Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each Class of Certificates entitled to interest (other than a Class of Certificates that provides for interest that accrues, but is not currently payable, referred to hereafter as 'Compound Interest Certificates') will be distributable on the Remittance Dates specified in the Prospectus Supplement until the Class Certificate Balance of the Certificates of such Class has been distributed in full or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate notional principal balance of such Certificates is reduced to zero or for the period of time designated in the Prospectus Supplement.

     The original Certificate Principal Balance of each Certificate will equal the maximum aggregate distributions allocable to principal to which such Certificate is entitled. Distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will be calculated on the basis set forth in the related Prospectus Supplement. The notional principal balance of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     With respect to any Class of Compound Interest Certificates, if specified in the Prospectus Supplement, any interest that has accrued but is not paid on a given Remittance Date will be added to the Class Certificate Balance of such Class of Certificates on that Remittance Date. Distributions of interest on each Class of Compound Interest Certificates will commence only after the occurrence of the events specified in the Prospectus Supplement. Prior to such time, the beneficial ownership interest of such Class of Compound Interest Certificates in the Trust, as reflected in the Class Certificate Balance of such Class of Compound Interest Certificates, will increase on each Remittance Date by the amount of interest that accrued on such Class of Compound Interest Certificates during the preceding interest accrual period but that was not required to be distributed to such Class on such Remittance Date. Any such Class of Compound Interest Certificates will thereafter accrue interest on its outstanding Class Certificate Balance as so adjusted.

     Distributions of Principal. Unless otherwise specified in the Prospectus Supplement, the 'Class Certificate Balance' of any Class of Certificates entitled to distributions of principal will be the aggregate of the original Certificate Principal Balances of the Certificates of such Class, reduced by all distributions and losses reported to the holders of such Certificates as allocable to principal, and, in the case of Compound Interest Certificates, increased by all interest accrued but not then distributable on such Compound Interest Certificates. The Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Remittance Date will be calculated and the manner in which such amount will be allocated among the Classes of Certificates entitled to distributions of principal.

     If so provided in the Prospectus Supplement, one or more Classes of Senior Certificates will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from Obligors in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ('Principal Prepayments') in the percentages and under the circumstances or for the periods specified in the Prospectus Supplement. Any such allocation of Principal Prepayments to such Class or Classes of Certificates will have the effect of accelerating the amortization of such Senior Certificates while increasing the interests evidenced by the Subordinated Certificates in the Trust. Increasing the interests of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates. The timing and amounts of distributions allocable to interest and principal and, if applicable, Principal Prepayments and scheduled payments of principal, to be made on any Remittance Date may vary among Classes, over time or otherwise as specified in the Prospectus Supplement.

PRE-FUNDING AND CAPITALIZED INTEREST ACCOUNTS

     If specified in the related Prospectus Supplement, a Trust will include one or more segregated trust accounts (each, a 'Pre-Funding Account') established and maintained with the Trustee for the related Series. If so specified, on the closing date for such Series, a portion of the proceeds of the sale of the Certificates of such Series not to exceed fifty percent of the aggregate principal amount of such Series (such amount, the 'Pre-

Funded Amount') may be deposited in the Pre-Funding Account and may be used to purchase additional Contracts during the period of time not to exceed six months specified in the related Prospectus Supplement (the 'Pre-Funding Period'). If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Certificates of the applicable Series.

     Each additional Contract must satisfy the eligibility criteria specified in the related Prospectus Supplement and related Agreement. Such eligibility criteria will be determined in consultation with each Rating Agency (and/or any Enhancer) prior to the issuance of the related Series and are designed to ensure that if such additional Contracts were included as part of the initial Contracts, the credit quality of such assets would be consistent with the initial rating of the Certificates of such Series. The Depositor will certify to the Trustee that all conditions precedent to the transfer of the additional Contracts to the Trust, including the satisfaction of the eligibility criteria, have been satisfied. Following the transfer of additional Contracts to the Trust, the aggregate characteristics of the Contracts then held in the Trust may vary from those of the initial Contracts of such Trust. As a result, the additional Contracts may adversely affect the performance of the related Certificates.

     If a Pre-Funding Account is established, one or more segregated trust accounts (each, a 'Capitalized Interest Account') may be established and maintained with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the Certificates of such Series will be deposited in the Capitalized Interest Account and used to fund the excess, if any, of the sum of (i) the amount of interest accrued on the Certificates of such Series and (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period such as Trustee fees and credit enhancement fees, over the amount of interest available therefor from the Contracts in the Trust. If so specified in the related Prospectus Supplement, amounts on deposit in the Capitalized Interest Account may be released to the Depositor prior to the end of the Pre-Funding Period subject to the satisfaction of certain tests specified in the related Prospectus Supplement. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

ADVANCES

     To the extent provided in the related Prospectus Supplement, the Servicer will be obligated to make periodic Advances of cash from its own funds or from excess funds in the Certificate Account not then required to be distributed to Certificateholders, for distribution to the Certificateholders entitled thereto in an amount equal to the amount of delinquent payments of principal and/or interest for the preceding Due Period but only to the extent the Servicer determines such Advances are recoverable from future payments and collections on the delinquent Contracts. The Servicer's obligation to make Advances, if any, may, as specified in the related Prospectus Supplement, be limited in amount. If so specified in the related Prospectus Supplement, the Servicer will not be obligated to make Advances until all or a specified portion of the reserve fund, if any, is depleted. Advances are intended to maintain a regular flow of scheduled interest and/or principal payments and not to guarantee or insure against losses. Accordingly, any funds so advanced are recoverable by the Servicer out of amounts received on particular Contracts which represent late recoveries of amounts respecting which any such Advance was made.

SERVICING

     General. Pursuant to the Agreement, the Servicer will service and administer the Contracts assigned to the Trustee as more fully set forth below. The Servicer may service the Contracts through one or more sub-servicers, including the Originators. The Servicer will perform diligently all services and duties specified in each Agreement, in the same manner as prudent lending institutions of manufactured housing contracts of the same type as the Contracts in those jurisdictions where the related Manufactured Homes are located or as otherwise specified in the Agreement. The duties to be performed by the Servicer will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, repossession or foreclosure.

     The Servicer will make reasonable efforts to collect all payments called for under the Contracts and, consistent with the Agreement and any FHA insurance and VA guaranty, will follow such collection procedures as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the Contracts.

     Hazard Insurance. The terms of the Agreement will require the Servicer to cause to be maintained with respect to each Contract one or more insurance policies ('Hazard Insurance Policies') which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the Obligor on the related Contract, whichever is less. When a Manufactured Home was located at the time of origination of the related Contract, within a federally designated special flood hazard area, the Servicer also will be required to cause flood insurance to be maintained, with coverage at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each Hazard Insurance Policy caused to be maintained by the Servicer will contain a standard loss payee clause in favor of the Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Hazard Insurance Policy or Policies, the Servicer will be required to pay such premiums out of its own funds. The Servicer may add separately such premium to the Obligor's obligation as provided by the Contract, but may not add such premium to the remaining amount due on the Contract.

     In lieu of causing individual Hazard Insurance Policies to be maintained with respect to each Manufactured Home, the Servicer may, and, to the extent that the related Contract does not require the Obligor to maintain a Hazard Insurance Policy with respect to the related Manufactured Home, the Servicer is required to, maintain one or more blanket insurance policies covering losses on the Obligors' interests in the Contracts resulting from the absence or insufficiency of individual Hazard Insurance Policies. The Servicer will pay the premium for such policies on the basis described therein and will pay any deductible amount with respect to claims under such policies relating to the Contracts.

     If the Servicer repossesses a Manufactured Home on behalf of the Trustee, the Servicer will be required to either (i) maintain at its expense hazard insurance with respect to such Manufactured Home or (ii) indemnify the Trustee against any damage to such Manufactured Home prior to resale or other disposition.

     Evidence as to Compliance. Unless otherwise specified in the related Prospectus Supplement, the Servicer will deliver to the Trustee each year an officer's certificate executed by an officer of the Servicer (i) stating that a review of the activities of the Servicer during the preceding calendar year and of the Servicer's performance under the Agreement has been made under the supervision of such officer, and (ii) stating that to the best of such officer's knowledge, the Servicer has fulfilled all its obligations under such Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such officer's certificate will be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to servicing of the Contracts under the Agreement (or, at the Servicer's option, the Contracts and other contracts being serviced by the Servicer under agreements similar to the Agreement), conducted in accordance with generally accepted auditing standards, the Servicer's servicing has been conducted in compliance with the provisions of the Agreement (or such agreements), except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as may be set forth in such statement.

     Certain Matters Regarding the Servicer. The Servicer may not resign from its obligations and duties under an Agreement except upon (i) appointment of a successor servicer reasonably satisfactory to the Trustee and the delivery to the Trustee of a letter from each applicable Rating Agency to the effect that such action will not, in and of itself, result in the qualification, downgrading or withdrawal of the then-current rating assigned by such Rating Agency to the Certificates of the applicable Series or (ii) a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under such Agreement.

     Each Agreement will provide that neither the Servicer, nor any director, officer, employee or agent of the Servicer, will be under any liability to the Trust or the Certificateholders, and all such persons shall be held harmless, for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that no such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of such person's duties or by reason of reckless disregard of such person's obligations and duties under the Agreement. The Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust and the Servicer will be entitled to be reimbursed therefor out of the Certificate Account.

     Servicing Compensation and Payment of Expenses. As compensation for its servicing duties in respect of any Series, the Servicer will be entitled to the Servicing Fee described in the related Prospectus Supplement. The Servicing Fee for a Series will be a percentage per annum, payable monthly, of the Pool Scheduled Principal Balance of the related Pool unless otherwise specified in a particular Prospectus Supplement. In addition, the Servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges or otherwise, which fees or charges will be retained by the Servicer to the extent not required to be deposited into the related Certificate Account.

     The Servicing Fee provides compensation for customary manufactured housing contract third party servicing activities to be performed by the Servicer for the Trust and for additional administrative services performed by the Servicer on behalf of the Trust. Customary servicing activities include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Contract. Administrative services performed by the Servicer on behalf of the Trust include calculating distributions to Certificateholders and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee. Expenses incurred in connection with the servicing of the Contracts and paid by the Servicer from its Servicing Fees include, without limitation, payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Contracts (except Liquidation Expenses) and payment of expenses incurred in connection with distributions and reports to Certificateholders. The Servicer will be reimbursed out of the Liquidation Proceeds of a Liquidated Contract for all ordinary and necessary Liquidation Expenses incurred by it in realization upon the related Manufactured Home.

     Events of Default. Except as otherwise specified in the related Prospectus Supplement, 'Events of Default' under each Agreement will include (i) any failure by the Servicer to make any required payment or deposit which continues unremedied for 5 days (or such other period specified in the related Prospectus Supplement) after the giving of written notice; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement that materially and adversely affects the interests of Certificateholders, which, in either case, continues unremedied for 30 days after the giving of written notice of such failure of breach; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Servicer. Notice as used herein means notice to the Servicer by the Trustee or the Depositor, or to the Depositor, the Servicer and the Trustee by the Holders of Certificates representing Percentage Interests aggregating not less than 25% of any Class affected thereby.

     Rights Upon Event of Default. Except as otherwise specified in the related Prospectus Supplement, so long as an Event of Default remains unremedied, the Trustee may, and at the written direction of the Certificateholders of a Series evidencing Percentage Interests aggregating not less than 51% of the related Trust, shall, terminate all of the rights and obligations of the Servicer under the related Agreement and in and to the Contracts, and the proceeds thereof. Thereupon (subject to applicable law regarding the Trustee's ability to make advances) the Trustee or a successor Servicer under the Agreement will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements; provided, however, that neither the Trustee nor any successor Servicer will be liable for any acts or omissions of the prior Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach of such Servicer of any of its obligations contained in the Agreement. Notwithstanding such termination, the Servicer will be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint or petition to a court of competent jurisdiction for the appointment of a Servicer. Pending such appointment the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under the Agreement.

     No Certificateholder will have any right under an Agreement to institute any proceeding with respect to such Agreement unless such Holder previously has given to the Trustee written notice of default and unless the

Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the related Trust requested the Trustee in writing to institute such proceeding in its own name as Trustee and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to take any action or institute, conduct or defend any litigation under the Agreement at the request, order or direction of any of the Holders of Certificates, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Trustee may incur.

REPORTS TO CERTIFICATEHOLDERS

     On or before each Remittance Date, the Servicer or the Trustee will be required to forward to each Certificateholder of record of the related Series a statement setting forth the following to the extent applicable to such Series or
Class:


          (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments included therein;

          (ii) the amount of such distribution allocable to interest;

          (iii) the amount of any Advance by the Servicer (or any Sub-servicer);

          (iv) the total amount of any payments under Enhancement included in the amount distributed on such Remittance Date;

          (v) the outstanding principal balance of such Class after giving effect to the distribution of principal on such Remittance Date;

          (vi) if applicable, the percentage of principal payments on the Contracts, if any, which such Class will be entitled to receive on the following Remittance Date;

          (vii) unless the Remittance Rate is a fixed rate, the Remittance Rate applicable to the distribution on the Remittance Date;

          (viii) the number and aggregate principal balance of Contracts in the related Pool delinquent (a) one month and (b) two or more months; and

          (ix) if applicable, the amount remaining of any Enhancement, after giving effect to the distribution on the Remittance Date.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Certificate of the relevant Class having the denomination or interest specified in the report to Certificateholders. The report to Certificateholders for any Class or Series of Certificates may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the Servicer or the Trustee will mail to each person who was a Certificateholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Certificateholders to prepare their tax returns.

AMENDMENT

     Unless otherwise specified in the related Prospectus Supplement, the Agreement may be amended by the Depositor, the Servicer and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be defective or inconsistent with any other provision therein, (iii) to maintain the REMIC status of the Trust and to avoid the imposition of certain taxes on the REMIC or
(iv) to make any other provisions with respect to matters or questions arising under such Agreement that are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of the Certificateholders of the related Series, as evidenced by (A)

an opinion of counsel independent of the Depositor, the Servicer and the Trustee or (B) a letter from each Rating Agency from which the Depositor requested a rating of any of the Certificates of such Series stating that the proposed amendment will not result in a downgrading of the then-current rating of any of the Certificates of such Series rated by such

Rating Agency. The Agreement also may be amended by the Depositor, the Servicer and the Trustee with the consent of the Certificateholders evidencing Percentage Interests aggregating not less than 51% of each Class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment that reduces in any manner the amount of, or delays the timing of, any payment received on or with respect to Contracts which are required to be distributed on any Certificate may be effected without the consent of the Holders of each such Certificate.

TERMINATION OF THE AGREEMENT; OPTIONAL TERMINATION

     The obligations created by each Agreement will terminate upon the date calculated as specified in the Agreement, generally upon (i) the later of the final payment or other liquidation of the last Contract subject thereto and the disposition of all property acquired upon foreclosure of any Land-and-Home Contract or repossession of any Manufactured Home and (ii) the payment to the Certificateholders of all amounts held by the Servicer or the Trustee and required to be paid to them pursuant to the Agreement.

     The Depositor, the Servicer or other person identified in the related Prospectus Supplement will have the option to purchase all of the Contracts and Manufactured Homes acquired on behalf of the related Trust and thereby effect early termination of such Trust and the related Series of Certificates. Such option will not be exercisable until the aggregate unpaid principal balance of such Contracts is less than 10% or such lower percentage as is specified in the related Prospectus Supplement of the aggregate unpaid principal balance of the Contracts on the Cut-off Date. Unless otherwise specified in the related Prospectus Supplement, the purchase price will equal the unpaid principal balance of the Contracts and the Manufactured Homes plus one month's interest thereon at the weighted average Contract Rate (net of the Servicing Fee).

THE TRUSTEE

     The Prospectus Supplement for a Series of Certificates will specify the Trustee under the related Agreement. The Trustee may have normal banking relationships with the Depositor, the Servicer and their respective affiliates.

     The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Unless otherwise specified in the related Prospectus Supplement, the Trustee may also be removed at any time by the Holders of Certificates evidencing Percentage Interests aggregating at least 51% of the related Trust. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

     The Trustee will make no representation as to the validity or sufficiency of the Agreement, the Certificates, any Contract, Contract file or related documents, and will not be accountable for the use or application by the Depositor of any funds paid to the Depositor in consideration of the conveyance of the Contracts, or deposited into or withdrawn from the Certificate Account by the Servicer. If no Event of Default has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Agreement.

                               CREDIT ENHANCEMENT

     The amounts and types of credit enhancement arrangements and the provider thereof, if applicable, with respect to a Series or any Class or Certificates will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, enhancement may be in the form of a pool insurance, letters of credit, surety bonds, a guarantee, cash reserve funds, derivative products or other forms of credit enhancement, or any combinations thereof, as may be described in the related Prospectus Supplement (collectively, 'Enhancement'). If specified in the applicable Prospectus Supplement, Enhancement for any Series of Certificates may cover one or more Classes of Certificates, and accordingly may be exhausted for the benefit of a particular Class of Certificates and thereafter be unavailable to the other Classes of Certificates of such Series. Further information regarding any third-party provider of Enhancement (the 'Enhancer'), including financial information when material, will be included in the related Prospectus Supplement.

     The presence of Enhancement is intended to increase the likelihood of receipt by the Certificateholders of the full amount of principal and interest due them and to decrease the likelihood that the Certificateholders will experience losses, or may be structured to provide protection against changes in interest rates or against other risks, to the extent and under the conditions specified in the related Prospectus Supplement. The Enhancement for a Class of Certificates may not provide protection against all risks of loss and may not guarantee repayment of the entire principal and interest thereon. If losses occur which exceed the amount covered by any Enhancement or which are not covered by any Enhancement, Certificateholders will bear their allocable share of deficiencies.

                 DESCRIPTION OF FHA INSURANCE AND VA GUARANTEES

     Certain of the Contracts may be insured by the Federal Housing Authority

(the 'FHA') under Title I of the National Housing Act or partially guaranteed by the Veterans Administration (the 'VA').

      The regulations governing FHA manufactured home insurance provide that insurance benefits are payable upon the repossession and resale of the collateral and assignment of the contract to the United States Department of Housing and Urban Development ('HUD'). With respect to a defaulted FHA contract, the servicer must follow applicable regulations before initiating repossession procedures. These regulations include requirements that the lender arrange a face-to-face meeting with the borrower, initiate a modification or repayment plan, if feasible, and give the borrower 30 days' notice of default prior to any repossession. The insurance claim is paid in cash by HUD. For manufactured housing contracts, the amount of insurance benefits generally paid by FHA is equal to 90% of the sum of (i) the unpaid principal amount of the Contract at the date of default and uncollected interest earned to the date of default computed at the Contract Rate, after deducting the best price obtainable for the collateral (based in part on a HUD-approved appraisal) and all amounts retained or collected by the lender from other sources with respect to the Contract, (ii) accrued and unpaid interest on the unpaid amount of the Contract from the date of default to the date of submission of the claim plus 15 calendar days (but in no event more than nine months) computed at a rate of 7% per annum, (iii) costs paid to a dealer or other third party to repossess and preserve the Manufactured Home, (iv) the amount of any sales commission paid to a dealer or other third party for the resale of the property, (v) with respect to a Land-and-Home Contract, property taxes, special assessments and other similar charges and hazard insurance premiums, prorated to the date of disposition of the property,
(vi) uncollected court costs, (vii) legal fees not to exceed $500 and (viii) expenses for recording the assignment of the lien on the collateral to the United States.

     The insurance available to a lender under FHA Title I insurance is subject to the limit of a reserve amount equal to ten percent of the original principal balance of all Title I insured loans originated by the lender, which amount is reduced by all claims paid to the lender and by an annual reduction in the reserve amount of ten percent of the reserve amount, and which is increased by an amount equal to ten percent of the original principal balance of insured loans subsequently originated by the lender. If the Servicer were replaced as Servicer of the Contracts under the Agreement, it is not clear from the FHA regulations what portion of this reserve amount would be available for claims in respect of the FHA-insured Contracts. The obligation to pay insurance premiums to FHA is the obligation of the Servicer.

     The maximum guarantee that may be issued by the VA for a VA-guaranteed contract is the lesser of (a) the lesser of $20,000 and 40% of the principal amount of the contract and (b) the maximum amount of guaranty entitlement available to the obligor veteran (which may range from $20,000 to zero). The amount payable under the guarantee will be the percentage of the VA contract originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the contract holder, but in each case only to the extent that such amounts have not been recovered through resale of the manufactured home. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

     The following discussion contains summaries of certain legal aspects of manufactured housing contracts, including Land-and-Home Contracts, which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Contracts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Chattel Contracts or Land-and-Home Contracts.

THE CHATTEL CONTRACTS

     General. As a result of the assignment of the Chattel Contracts underlying a Series to the Trustee, the related Trust will succeed to all of the rights (including the right to receive payment on the Chattel Contracts), and will assume the obligations, of the obligee under the Chattel Contracts. Each Chattel Contract evidences both (a) the obligation of the Obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan.

     The Chattel Contracts generally are 'chattel paper' as defined in the Uniform Commercial Code (the 'UCC') in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Unless otherwise provided in the related Prospectus Supplement, the Servicer will retain possession of the Chattel Contracts as custodian for the Trustee, and will make an appropriate filing of a UCC-1 financing statement in the appropriate jurisdictions to give notice of the Trustee's ownership of the Contracts. The Chattel Contracts may be stamped or stickered to reflect their assignment to the Trustee. However, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Chattel Contracts without notice of such assignment, the Trustee's interest in such Contracts could be defeated.

     Security Interests in the Manufactured Homes. The Manufactured Homes securing the Contracts may be located in all 50 states and the District of Columbia. In many states ('Title States') security interests in manufactured homes may be perfected under applicable motor vehicle titling statutes either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority to re-register the home, depending on state law. In some states ('UCC States'), perfection of a lien on a manufactured home is accomplished pursuant to the provisions of the applicable UCC by filing UCC-1 financing statements with all appropriate UCC filing offices. Some states are both Title States and UCC States. The Depositor will cause the security interests created by the Contracts in the related Manufactured Homes to be assigned to the Trustee on behalf of the Certificateholders. However, unless otherwise specified in the related Prospectus Supplement, because of the expense and administrative inconvenience involved, neither the Originator nor the Depositor will amend any certificate of title to change the lienholder specified therein from the Originator to the Trustee, deliver any documents or pay fees to re-register any Manufactured Home, or file any UCC transfer instruments, and neither the Originator nor the Depositor will deliver any certificate of title to the Trustee or note thereon the Trustee's interest. In some states, simple assignment of the security interest created by a Contract in the related Manufactured Home constitutes an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title, re-registration of the underlying home, or filing of any statement under the applicable UCC, and the assignee succeeds to the seller's rights as the secured party as to such Manufactured Home. In other states, however, the law is unclear whether a security interest in a Manufactured Home is effectively assigned in the absence of an amendment to a certificate of title, re-registration of the underlying home, or the filing of an appropriate UCC transfer instrument, as appropriate under applicable state law. In such event, the assignment of the security interest created by a Contract in the related Manufactured Home may not be effective against creditors of the Originator or a trustee in bankruptcy of the Originator.

     As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home located in such a state could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a 'fixture filing' under the provisions of the UCC or a real estate mortgage or deed of trust, as applicable under the real estate laws of the state where the home is located. See 'Land-and-Home Contracts' below. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the Chattel Contracts contain provisions prohibiting the Obligor from permanently attaching the Manufactured Home to its site. So long as the Obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home becomes permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally obtained by the Originator. The Originator will represent that at the date of the initial issuance of the related Certificates it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to all of the Manufactured Homes securing the Contracts.

     In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Originator on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Certificateholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the Originator's security interest is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of the Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

     Under the laws of most states, in the event that a manufactured home is moved to a state other than the state in which it initially is registered, any perfected security interest in such home would continue automatically for four months after such relocation, during which time the security interest must be re-perfected in the new state in order to remain perfected after such four-month period. Generally, a security interest in such a manufactured home may be re-perfected after the expiration of such four-month period, but, for the period between the end of such four-month period and the date of such re-perfection, the security interest would be unperfected.

     If a Manufactured Home is moved to a UCC State, an appropriate UCC financing statement generally would have to be filed in such state within the four-month period after the move in order for the Originator's security interest in the Manufactured Home to remain perfected continuously. If a Manufactured Home is moved to a Title State, re-perfection of a security interest in such home generally would be accomplished by registering the Manufactured Home with the Title State's motor vehicle authority. In the ordinary course of servicing its portfolio of manufactured housing installment sales contracts, the Servicer takes steps to re-perfect its security interests in the related manufactured homes upon its receipt of notice of registration of such home in a new state (which it should receive by virtue of the notation of the Originator's lien on the original certificate of title, if the home is moved from a Title State to a Title State) or of information from a related borrower as to relocation of such home. In some Title States, the certificate of title to a Manufactured Home (which is required to be in the Servicer's possession) must be surrendered before the home could be re-registered; in such states an Obligor could not re-register a Manufactured Home to a transferee without the Servicer's assistance. In other Title States, when an Obligor under a Contract sells the related Manufactured Home (if it is located in a Title State both before and after the sale), the Originator should at least receive notice of any attempted re-registration thereof because its lien is noted on the related certificate of title and accordingly should have the opportunity to require satisfaction of the related Contract before releasing its lien on the home. If the motor vehicle authority of a Title State to which a Manufactured Home is relocated or in which a Manufactured Home is located when it is transferred registers such Manufactured Home in the name of the owner thereof or such owner's transferee without noting the Originator's lien on the related certificate of title, whether because (1) such state did not require the owner to surrender the certificate of title issued prior to the transfer or issued by the Title State from which such home was moved or failed to notify the Originator of re-registration and failed to note the Originator's lien on the new certificate of title issued upon re-registration or (2) such Manufactured Home was moved from a state that is not a Title State, such re-registration could defeat the perfection of the Originator's lien in the Manufactured Home. In addition, re-registration of a Manufactured Home (whether due to a transfer or relocation thereof) in a state, such as a UCC State, which does not require a certificate of title for registration of a Manufactured Home, could defeat perfection of the Originator's lien thereon.

     The Originator will be required to report to the Servicer any notice it receives of any re-registration of a Manufactured Home. Under the Agreement, the Servicer is obligated to take all necessary steps, at its own expense, to maintain perfection of the Trustee's security interests in the Manufactured Homes, to the extent it receives notice of relocation, sale or re-registration thereof. However, the Servicer has no independent obligation to monitor the status of the Originator's lien on any Manufactured Home.

     Under the laws of most states, liens for repairs performed on a Manufactured Home and liens for personal property taxes take priority over a perfected security interest. Such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

     Enforcement of Security Interests in Manufactured Homes. The Servicer on behalf of the Trustee, to the extent required by the related Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such defaulted Contracts. So long as the Manufactured Home has not become subject to real estate laws, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by 'self-help' repossession that is 'peaceful' (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from state to state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem the home at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Under the terms of the federal Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the 'Relief Act'), an Obligor who enters military service after the origination of such Obligor's Contract (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Contracts. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by any applicable Enhancement, could result in losses to the holders of a Series of Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Contract during the Obligor's period of active duty status. Thus, in the event that such a Contract goes into default, there may be delays and losses occasioned by the inability to realize upon the Manufactured Home in a timely fashion.

LAND-AND-HOME CONTRACTS

     General. The Land-and-Home Contracts will be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower, a lender as beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

     Foreclosure. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and the notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

     In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. Rather, the lender generally purchases the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Rights of Redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to sale following judicial foreclosure, and not sale pursuant to a nonjudicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

     Anti-Deficiency Legislation and Other Limitations on Lenders. Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage relating to a single family residence. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, with respect to a Land-and-Home Contract, in a Chapter 13 proceeding under the federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor's principal residence.

     The Code provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the Contracts.

CONSUMER PROTECTION LAWS

     The so-called 'Holder-in-Due-Course' rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a Contract (such as the Trust) to all claims and defenses which the Obligor could assert against the seller of the Manufactured Home. Liability under this rule is limited to amounts paid under a contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust against such Obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF 'DUE-ON-SALE' CLAUSES

     The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer that is not consented to. In certain cases, the transfer may be made by a delinquent Obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

     In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the 'due-on-sale' clause. The Garn-St. Germain Depositary Institutions Act of 1982 (the 'Garn-St. Germain Act'), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting enforcement of 'due-on-sale' clauses applicable to the Manufactured Homes. As to Contracts secured by an owner-occupied residence, the Garn-St. Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St. Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the Manufactured Home may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Manufactured Home to an uncreditworthy person, which could increase the likelihood of default.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ('Title V'), provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ('ERISA') imposes certain requirements on employee benefit plans and collective investment funds and separate accounts in which such plans or arrangements are invested to which it applies and on those persons who are fiduciaries with respect to such benefit plans. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in
Section 3(33) of ERISA), are not subject to ERISA. In accordance with ERISA's general fiduciary standards, before investing in a Certificate, a benefit plan fiduciary should determine whether such an investment is permitted under the governing benefit plan instruments and is appropriate for the benefit plan in view of its overall investment policy and the composition and diversification of its portfolio and is prudent.

     In addition, benefit plans subject to ERISA and individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to
Section 4975 of the Code (each a 'Plan') are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ('parties in interest' and 'disqualified persons'). Such transactions are treated as 'prohibited transactions' under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. The Depositor, the Originator, the Enhancer, the Underwriter and the Trustee and certain of their affiliates might be considered 'parties in interest' or 'disqualified persons' with respect to a Plan. If so, the acquisition or holding or transfer of Certificates by or on behalf of such Plan could be considered to give rise to a 'prohibited transaction' within the meaning of ERISA and the Code unless an exemption is available. In addition, the Department of Labor ('DOL') has issued a regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the 'Plan Asset Regulations'), which provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an 'equity' investment will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. If an investing Plan's assets were deemed to include an interest in the Contracts and any other assets of the Trust and not merely an interest in the Certificates, transactions occurring between the Depositor, the Trustee, the Servicer, Sub-servicers, if any, the Enhancer or any of their affiliates might constitute prohibited transactions, and the assets of the Trust would become subject to the fiduciary investment standards of ERISA, unless an administrative exemption applies. Certain such exemptions which may be applicable to the acquisition and holding of the Certificates or to the servicing of the Contracts are noted below.

     The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ('PTCE 83-1'), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a 'mortgage pool' and the purchase, sale and holding of 'mortgage pool pass-through certificates.' A 'mortgage pool' is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A 'mortgage pool pass-through certificate' is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

     For the exemption to apply, PTCE 83-1 requires that (i) the Depositor and the Trustee maintain a system of insurance or other protection for the Contracts and the property securing such Contracts, and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the Contracts, or 1% of the principal balance of the largest covered pooled Contract; (ii) the Trustee may not be an affiliate of the Depositor; and (iii) the payments made to and retained by the Depositor in connection with the Trust, together with all funds inuring to its benefit for administering the Trust, represent no more than 'adequate consideration' for selling the Contracts, plus reasonable compensation for services provided to the Trust.

     In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Depositor, the Enhancer, the Servicer or the Trustee is a party in interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules and transactions in connection with the servicing and operation of the Pool, provided that any payments made to the Servicer in connection with the servicing for the Trust are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

     In the case of any Plan with respect to which the Depositor, the Servicer, the Enhancer or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the Depositor with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Depositor, the Trustee, the Servicer and the Enhancer, if any.

     Before purchasing Certificates, a fiduciary of a Plan should confirm that the Trust is a 'mortgage pool,' that the Certificates constitute 'mortgage pool pass-through certificates,' and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan.

     In addition, DOL has granted to certain underwriters and/or placement agents individual prohibited transaction exemptions which may be applicable to avoid certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass- through certificates representing a beneficial undivided ownership interest in the assets of a trust that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the exemption which may be applicable to the Certificates.

     One or more other prohibited transaction exemptions issued by the DOL may be available to a Plan investing in Certificates, depending in part upon the type of Plan fiduciary making the decision to acquire Certificates and the circumstances under which such decision is made, including but not limited to:
PTCE 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investment funds); PTCE 95-60 (regarding investments by insurance company general accounts); PTCE 84-14 (regarding investments by qualified professional asset managers); or PTCE 96-23 (regarding investment by in-house asset managers). However, even if the conditions specified in the Exemption or one or more of these other exemptions are met, the scope of the relief provided might or might not cover all acts which might be construed as prohibited transactions.

     Any Plan fiduciary considering the purchase of a Certificate should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. Special caution ought to be exercised before a Plan purchases a Certificate in such circumstances.

                       FEDERAL INCOME TAX CONSIDERATIONS

     In the opinion of Stroock & Stroock & Lavan LLP, special Federal tax counsel, ('Federal Tax Counsel'), the following are the material federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereby. The discussion, and the opinions referred to below, are based on laws, regulations, rulings and decisions now in effect (or, in the case of certain regulations, proposed), all of which are subject to change or possibly differing interpretations. Because tax consequences may vary based on the status or tax attributes of the owner of a Certificate, prospective investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of a Certificate. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), the terms 'Certificateholder' and 'Holder' mean the beneficial owner of a Certificate.

REMIC ELECTIONS

     Under the Internal Revenue Code of 1986, as amended (the 'Code'), an election may be made with respect to each Trust related to a Series of Certificates to treat such Trust or certain assets of such Trust as a 'real estate mortgage investment conduit' ('REMIC'). The Prospectus Supplement for each Series of Certificates will indicate whether a REMIC election will be made with respect to the related Trust. To the extent provided in the Prospectus Supplement for a Series, Certificateholders may also have the benefit of a reserve fund and of certain agreements (each, a 'Yield Supplement Agreement') under which payment will be made from the reserve fund in the event that interest accrued on the Contracts at their Contracts Rates is insufficient to pay interest on the Certificates of such Series (a 'Basis Risk Shortfall'). If a REMIC election is to be made, the Prospectus Supplement will designate the Certificates of such Series that will be designated as 'regular interests' ('REMIC Regular Certificates') in the REMIC (within the meaning of Section 860G(a)(1) of the Code) or as the 'residual interest' ('REMIC Residual Certificates') in the REMIC (within the meaning of Section 860G(a)(2) of the
Code).

REMIC CERTIFICATES

     With respect to each Series of REMIC Certificates, the Trustee will agree in the Agreement to elect to treat the related Trust or certain assets of such Trust as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each Series of REMIC Certificates, Federal Tax Counsel will deliver its opinion generally to the effect that under then-existing law and assuming a proper and timely REMIC election and ongoing compliance with the provisions of the related Agreement and applicable provisions of the Code and applicable Treasury regulations and rulings, the related Trust or certain assets of such Trust will be a REMIC and the REMIC Certificates will be considered to evidence ownership of 'regular interests' or 'residual interests' within the meaning of the REMIC provisions of the Code.

     To the extent provided in the Prospectus Supplement for a Series, REMIC Regular Certificateholders who are entitled to payments from a reserve fund in the event of a Basis Risk Shortfall will be required to allocate their purchase price between their beneficial ownership interests in the related REMIC regular interests and Yield Supplement Agreements, and will be required to report their income realized with respect to each, calculated taking into account such allocation. In general, such allocation would be based on the respective fair market values of the REMIC regular interests and the related Yield Supplement Agreements on the date of purchase of the related Certificate. No representation is or will be made as to the fair market value of the Yield Supplement Agreements or the relative values of the REMIC regular interests and the Yield Supplement Agreements, upon initial issuance of the related REMIC Regular Certificates or at any time thereafter. REMIC Regular Certificateholders are advised to consult their own tax advisors concerning the determination of such fair market values. Under the Agreement, holders of applicable Classes of REMIC Regular Certificates will agree that, for federal income tax purposes, they will be treated as owners of the respective class of regular interests and of the corresponding Yield Supplement Agreement.

     The regulations under Sections 860A through 860G of the Code (the 'REMIC Regulations') provide that obligations secured by interests in manufactured housing which qualify as 'single family residences' within the meaning of
Section 25(e)(10) of the Code, are to be treated as 'qualified mortgages' for a REMIC. Under Section 25(e)(10) of the Code, the term 'single family residence' includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location. The Originator will represent and warrant that each of the manufactured homes securing the Contracts which are a part of a Trust for which a REMIC election will be made meets this definition of a 'single family residence.'

     Status of REMIC Certificates as Real Property Loans. The REMIC Certificates will be 'real estate assets' for purposes of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code (assets qualifying under one or more of those sections, applying each section separately, 'qualifying assets') to the extent that the REMIC's assets are qualifying assets, but not to the extent that the REMIC's assets consist of Yield Supplement Agreements. However, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the REMIC Certificates will be qualifying assets. Similarly, income on the REMIC Certificates will be treated as 'interest on obligations secured by mortgages on real property' within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to the Contracts, the REMIC's assets will include payments on the Contracts held pending distribution to holders of REMIC Certificates, amounts in reserve accounts (if any), and other credit enhancements (if any). The Contracts generally will be qualifying assets under the foregoing sections of the Code. However, Contracts that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under Section 7701(a)(19)(C)(v) of the Code. In addition, to the extent that the principal amount of a Contract exceeds the value of the property securing the Contract, it is unclear and Federal Tax

Counsel is unable to opine whether the Contract will be a qualifying asset. Although the REMIC Regulations treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, it is unclear and Federal Tax Counsel is unable to opine whether credit enhancements are qualifying assets. If credit enhancements are not qualifying assets and as a consequence less than 95% of the REMIC's assets are qualifying assets, the extent to which the REMIC Certificates themselves constitute qualifying assets will be limited to the portion of the REMIC's assets which constitute qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on Contracts and held pending distribution to holders of Certificates ('cash flow investments') will be treated as qualifying assets. It is unclear whether reserve funds would also constitute qualifying assets under any of those provisions. The REMIC Certificates will not be 'residential loans' for purposes of the residential loan requirement of Section 593(g)(4)(b) of the Code.

TIERED REMIC STRUCTURES

     For certain Series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust as REMICs ('Tiered REMICs') for federal income tax purposes. Upon the issuance of any such Series of Certificates, Federal Tax Counsel will deliver its opinion generally to the effect that, under then-existing law and assuming proper and timely REMIC elections and ongoing compliance with the provisions of the related Agreement and applicable provisions of the Code and applicable Treasury regulations and rulings, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of 'regular interests' or 'residual interests' in the related REMIC within the meaning of the REMIC provisions of the Code.

     Solely for purposes of determining whether the REMIC Certificates will be 'real estate assets' within the meaning of Section 856(c)(5)(A) of the Code, and assets described in Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

REMIC REGULAR CERTIFICATES

     Current Income on REMIC Regular Certificates--General. Except as otherwise indicated herein, the REMIC Regular Certificates will be treated for federal income tax purposes (but not necessarily for accounting or other purposes) as debt instruments that are issued by the REMIC on the date of issuance of the REMIC Regular Certificates and not as ownership interests in the REMIC or the REMIC's assets. Holders of REMIC Regular Certificates who would otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Payments of interest on REMIC Regular Certificates may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the REMIC Regular Certificate is outstanding. The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in Sections 1271 through 1275 of the Code and the regulations thereunder (the 'OID Regulations') with certain modifications and permissible variations. In contrast to the OID Regulations, for purposes of the REMIC Regulations, a qualified floating rate does not include any multiple of a qualified floating rate (also excluding multiples of qualified floating rates that themselves would constitute qualified floating rates under the OID Regulations), and the characterization of a variable rate that is subject to a cap, floor or similar restriction as a qualified floating rate for purposes of the REMIC Regulations will not depend upon the OID Regulations relating to caps, floors, and similar restrictions. A qualified floating rate, as defined above for purposes of the REMIC Regulations (a 'REMIC Qualified Floating Rate'), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC Qualified Floating Rate is set at a 'current rate' as defined in the OID Regulations. In addition, a rate equal to the highest, lowest or an average of two or more REMIC Qualified Floating Rates qualifies as a variable rate for REMIC purposes. A REMIC Regular Certificate also may have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations. Further, a REMIC Regular Certificate may have a rate that is the product of a REMIC Qualified Floating Rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC Qualified Floating Rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC Qualified Floating Rate or a weighted average rate and a fixed multiplier. An otherwise permissible variable rate for a REMIC Regular Certificate, described above, will not lose its character as such because it is subject to a floor or a cap, including a 'funds available cap' as that term is defined in the REMIC Regulations. Lastly, a REMIC Regular Certificate will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

     Original Issue Discount. REMIC Regular Certificates of certain Series may be issued with 'original issue discount' within the meaning of Section 1273(a) of the Code. Holders of REMIC Regular Certificates issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest. The Code requires that information with respect to the original issue discount accruing on any REMIC Regular Certificate be reported periodically to the Internal Revenue Service and to certain categories of holders of such REMIC Regular Certificates.

     Each Trust will report original issue discount, if any, to the Holders of REMIC Regular Certificates based on the OID Regulations. The OID Regulations are effective April 4, 1994. Proposed OID Regulations concerning contingent payments have not been finalized.

     The Code provides that, in the case of a debt instrument such as a REMIC Regular Certificate, (i) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the

'Prepayment Assumption'), and (ii) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued. The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the REMIC Regular Certificates will be the rate used in pricing the initial offering of the securities. The Prospectus Supplement for each Series of REMIC Regular Certificates will specify the Prepayment Assumption, but no representation is made that the REMIC Regular Certificates will prepay at a rate based on the Prepayment Assumption or at any other rate.

     In general, a REMIC Regular Certificate will be considered to be issued with original issue discount if its stated redemption price at maturity exceeds its issue price. Except as discussed below under 'Payment Lag REMIC Regular Certificates; Initial Period Considerations' and 'Qualified Stated Interest,' and in the case of certain Variable Rate REMIC Regular Certificates (as defined below) and accrual certificates, the stated redemption price at maturity of a REMIC Regular Certificate is its principal amount. The issue price of a REMIC Regular Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the Class of REMIC Regular Certificates was sold. The issue price will be reduced if any portion of such price is allocable to a related Yield Supplement Agreement. Notwithstanding the general definition of original issue discount, such discount will be considered to be zero for any REMIC Regular Certificate on which such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a REMIC Regular Certificate apparently is computed for purposes of this de minimis rule as the sum, for all distributions included in the stated redemption price at maturity of the REMIC Regular Certificate, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the closing date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the REMIC Regular Certificate's stated redemption price at maturity. The OID Regulations provide that Holders will include any de minimis original issue discount ratably as payments of stated principal are made on the REMIC Regular Certificates.

     The Holder of a REMIC Regular Certificate issued with original issue discount must include in gross income the sum of the 'daily portions' of such original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate. In the case of an original Holder of a REMIC Regular Certificate, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an 'accrual period') that begins on the day following a Remittance Date (or in the case of the first such period, begins on the closing date) and ends on the next succeeding Remittance Date. The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

     The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on the REMIC Regular Certificate during the accrual period that are included in such REMIC Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the REMIC Regular Certificates will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the REMIC Regular Certificates. For these purposes, the original yield to maturity of the REMIC Regular Certificates will be calculated based on their issue price and assuming that the REMIC Regular Certificates will be prepaid in accordance with the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such REMIC Regular Certificate, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods that were included in such REMIC Regular Certificate's stated redemption price at maturity.

     The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption. If original issue discount accruing during any accrual period computed as described above is negative, it is likely that a Holder will be entitled to offset such amount only against positive original issue discount accruing on such REMIC Regular Certificate in future accrual periods. Although Federal Tax Counsel is unable to opine with respect to this matter, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder is entitled. It is unclear whether the Prepayment Assumption is taken into account for this purpose.

     A subsequent Holder that purchases a REMIC Regular Certificate issued with original issue discount at a cost less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such REMIC Regular Certificate, the daily portions of original issue discount with respect to the REMIC Regular Certificate, calculated as described above. However, if (i) the excess of the remaining stated redemption price at maturity over such cost is less than (ii) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such REMIC Regular Certificate, then such daily portions will be reduced proportionately in determining the income of such holder.

     Qualified Stated Interest.  Interest payable on a REMIC Regular Certificate which qualifies as 'qualified stated interest' for purposes of the OID Regulations will not be includible in the stated redemption price at maturity of the REMIC Regular Certificate. Interest payments will not qualify as qualified stated interest unless the interest payments are 'unconditionally payable.' Accordingly, if the interest on a REMIC Regular Certificate does not constitute 'qualified stated interest,' the REMIC Regular Certificate will have original issue discount. Interest payments will not qualify as qualified stated interest unless the interest payments are 'unconditionally payable.' The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations. It is unclear and Federal Tax Counsel is unable to opine whether the terms and conditions of the Contracts underlying the REMIC Regular Certificates or the terms and conditions of the REMIC Regular Certificates are considered when determining whether the likelihood of late payment or nonpayment of interest is a remote contingency. Any terms or conditions that do not reflect arm's length dealing or that the holder does not intend to enforce are not considered.

     Premium. A purchaser of a REMIC Regular Certificate that purchases such REMIC Regular Certificate at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such REMIC Regular Certificate at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the REMIC Regular Certificate. The Prepayment Assumption is probably taken into account in determining the life of the REMIC Regular Certificate for this purpose. Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the REMIC Regular Certificate.

     Payment Lag REMIC Regular Certificates; Initial Period Considerations. Certain REMIC Regular Certificates will provide for distributions of interest based on a period that is the same length as the interval between Remittance Dates but ends prior to each Remittance Date. Any interest that accrues prior to the closing date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the REMIC Regular Certificates or (ii) as not included in the issue price or the stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

     Variable Rate REMIC Regular Certificates. Under the OID Regulations, REMIC Regular Certificates paying interest at a variable rate (a 'Variable Rate REMIC Regular Certificate') are subject to special rules. A Variable Rate REMIC Regular Certificate will qualify as a 'variable rate debt instrument' if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate REMIC Regular Certificate by more than a specified de minimis amount and (ii) it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate.

     A 'qualified floating rate' is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate REMIC Regular Certificate is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate REMIC Regular Certificate will be treated as a single qualified floating rate (a 'Presumed Single Qualified Floating Rate'). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date will be conclusively presumed to be a Presumed Single Qualified

Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate REMIC Regular Certificate or the restriction will not significantly affect the yield of the Variable Rate REMIC Regular Certificate.

     An 'objective rate' is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the Internal Revenue Service in the future. An interest rate on a REMIC Regular Certificate that is the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC should constitute an objective rate. Despite the foregoing, a variable rate of interest on a Variable Rate REMIC Regular Certificate will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate REMIC Regular Certificate's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate REMIC Regular Certificate's term. Further, an objective rate does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer). An objective rate will qualify as a 'qualified inverse floating rate' if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Rate REMIC Regular Certificate provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate REMIC Regular Certificate's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a 'Presumed Single Variable Rate'). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

     For Variable Rate REMIC Regular Certificates that qualify as a 'variable rate debt instrument' under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a 'Single Variable Rate REMIC Regular Certificate'), original issue discount is computed as described in 'REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount' based on the following:
(i) stated interest on the Single Variable Rate REMIC Regular Certificate which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest and (ii) by assuming that the variable rate on the Single Variable Rate REMIC Certificate is a fixed rate equal to: (a) in the case of a Single Variable Rate REMIC Regular Certificate with a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate REMIC Regular Certificate with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate REMIC Regular Certificate.

     In general, any Variable Rate REMIC Regular Certificate other than a Single Variable Rate REMIC Regular Certificate (a 'Multiple Variable Rate REMIC Regular Certificate') that qualifies as a 'variable rate debt instrument' will be converted into an 'equivalent' fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate REMIC Regular Certificate. The OID Regulations generally require that such a Multiple Variable Rate REMIC Regular Certificate be converted into an 'equivalent' fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate REMIC Regular Certificate's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate REMIC Regular Certificate. In the case of a Multiple Variable Rate REMIC Regular Certificate that qualifies as a 'variable rate debt instrument' and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate REMIC Regular Certificate provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate REMIC Regular Certificate as of the Multiple Variable Rate REMIC Regular Certificate's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate REMIC Regular Certificate is then converted into an 'equivalent' fixed rate debt instrument in the manner described above.

     Once the Multiple Variable Rate REMIC Regular Certificate is converted into an 'equivalent' fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the 'equivalent' fixed rate debt instrument by applying the original issue discount rules to the 'equivalent' fixed rate debt instrument in the manner described in 'REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount'. A Holder of the Multiple Variable Rate REMIC Regular Certificate will account for such original issue discount and qualified stated interest as if the Holder held the 'equivalent' fixed rate debt instrument. Each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the 'equivalent' fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate REMIC Regular Certificate during such accrual period.

     If a Variable Rate REMIC Regular Certificate does not qualify as a 'variable rate debt instrument' under the OID Regulations, then the Variable Rate REMIC Regular Certificate would be treated as a contingent payment debt obligation. Federal Tax Counsel is unable to opine how a Variable Rate REMIC Regular Certificate would be taxed if such REMIC Regular Certificate were to be treated as a contingent payment debt obligation since the OID Regulations relating to contingent payment debt obligations do not apply to REMIC regular interests.

     Interest-Only REMIC Regular Certificates. The Trust intends to report income from interest-only Classes of REMIC Regular Certificates to the Internal Revenue Service and to holders of interest-only REMIC Regular Certificates based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the Prepayment Assumption. As a result, such interest-only REMIC Regular Certificates will be treated as having original issue discount.

     Market Discount. A Holder that acquires a REMIC Regular Certificate at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment. In particular, the REMIC Regular Certificateholder will be required to allocate that principal distribution first to the portion of the market discount on such REMIC Regular Certificate that has accrued but has not previously been includible in income, and will recognize ordinary income to that extent. In general terms, unless Treasury regulations when issued state otherwise, market discount on a REMIC Regular Certificate may be treated, at the REMIC Certificateholder's election, as accruing either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to payments of interest at the Remittance Rate).

     In addition, a Holder may be required to defer deductions for a portion of the Holder's interest expense on any debt incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. The deferred portion of any interest deduction would not exceed the portion of the market discount on the REMIC Regular Certificate that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the REMIC Regular Certificate. The Code requires that information necessary to compute accruals of market discount be reported periodically to the Internal Revenue Service and to certain categories of Holders of REMIC Regular Certificates.

     Notwithstanding the above rules, market discount on a REMIC Regular Certificate will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such REMIC Regular Certificate multiplied by its weighted average remaining life. Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under 'Current Income on REMIC Regular Certificates-Original Issue Discount'), taking into account distributions (including prepayments) prior to the date of acquisition of such REMIC Regular Certificate by the subsequent purchaser. If market discount on a REMIC Regular Certificate is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on the REMIC Regular Certificate, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

     Election to Treat All Interest Under the Constant Yield Rules. The OID Regulations provide that all Holders may elect to include in gross income all interest that accrues on a debt instrument issued after April 4, 1994 by using the constant yield method. For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium. Holders should consult their own tax advisors regarding the availability or advisability of such an election.

     Sales of REMIC Regular Certificates. If a REMIC Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. A Holder's adjusted basis in a REMIC Regular Certificate generally equals the cost of the REMIC Regular Certificate to the Holder, increased by income reported by the Holder with respect to the REMIC Regular Certificate and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the Holder and by amortized premium. Except as indicated in the next two paragraphs, any such gain or loss generally will be capital gain or loss provided the REMIC Regular Certificate is held as a capital asset.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of 'the applicable Federal rate' (generally, an average of current yields on Treasury securities), determined as of the date of purchase of the REMIC Regular Certificate, over
(ii) the amount actually includible in the seller's income. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the REMIC Regular Certificate was held by such seller, reduced by any market discount includible in income under the rules described above under 'Current Income on REMIC Regular Certificates--Market Discount.'

     REMIC Regular Certificates will be 'evidences of indebtedness' within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a REMIC Regular Certificate by a bank or other financial institution to which such section applies would be ordinary income or loss.

     Termination. The REMIC will terminate shortly following the REMIC's receipt of the final payment in respect of the Contracts. The last distribution on a REMIC Regular Certificate should be treated as a payment in full retirement of a debt instrument.

TAX TREATMENT OF YIELD SUPPLEMENT AGREEMENTS

     Whether a REMIC Regular Certificateholder of a Series will have a separate contractual right to payments under a Yield Supplement Agreement, and the tax treatment of such payments, if any, will be addressed in the related Prospectus Supplement.

REMIC RESIDUAL CERTIFICATES

     Because the REMIC Residual Certificates will be treated as 'residual interests' in the REMIC, each Holder of a REMIC Residual Certificate will be required to take into account its daily portion of the taxable income or net loss of the REMIC for each day during the calendar year on which it holds its REMIC Residual Certificate. The daily portion is determined by allocating to each day in a calendar quarter a ratable portion of the taxable income or net loss of the REMIC for that quarter and allocating such daily amounts among the Holders on such day in proportion to their holdings. All income or loss of the REMIC taken into account by a REMIC Residual

Certificateholder must be treated as ordinary income or loss, as the case may be. Income from residual interests is 'portfolio income' which cannot be offset by 'passive activity losses' in the hands of individuals or other persons subject to the passive loss rules. The Code also provides that all residual interests must be issued on the REMIC's startup day and designated as such. For this purpose, 'startup day' means the day on which the REMIC issues all of its regular and residual interests, and under the REMIC Regulations may, in the case of a REMIC to which property is contributed over a period of up to ten consecutive days, be any day designated by the REMIC within such period.

     The taxable income of the REMIC, for purposes of determining the amounts taken into account by Holders of REMIC Residual Certificates, is determined in the same manner as in the case of an individual, with certain exceptions. The accrual method of accounting must be used and the taxable year of the REMIC must be the calendar year. The basis of property contributed to the REMIC in exchange for regular or residual interests is its fair market value immediately after the transfer. The REMIC Regulations determine the fair market value of the contributed property by deeming it equal to the aggregate issue prices of all regular and residual interests in the REMIC.

     A REMIC Regular Certificate will be considered indebtedness of the REMIC. Market discount on any of the Contracts held by the REMIC must be included in the income of the REMIC as it accrues, rather than being included in income only upon sale of the Contracts or as principal on the Contracts is paid. The REMIC is not entitled to any personal exemptions or to deductions for taxes paid to foreign countries and U.S. possessions, charitable contributions or net operating losses, or to certain other deductions to which individuals are generally entitled. Income or loss in connection with a 'prohibited transaction' is disregarded. See 'Prohibited Transactions.'

     As previously discussed, the timing of recognition of negative original issue discount, if any, on a REMIC Regular Certificate is uncertain. As a result, the timing of recognition of the REMIC taxable income related to a REMIC Residual Certificate is also uncertain. Although Federal Tax Counsel is unable to opine as to this matter, the related REMIC taxable income may be recognized when the adjusted issue price of such REMIC Regular Certificate would exceed the maximum amount of future payments with respect to such REMIC Regular Certificate. It is unclear whether the Prepayment Assumption is taken into account for this purpose.

     A REMIC Residual Certificate has a tax basis in its Holder's hands that is distinct from the REMIC's basis in its assets. The tax basis of a REMIC Residual Certificate in its holder's hands will be its cost (i.e., the purchase price of the REMIC Residual Certificate), and will be reduced (but not below zero) by the Holder's share of cash distributions and losses and increased by its share of taxable income from the REMIC.

     If, in any year, cash distributions to a Holder of a REMIC Residual Certificate exceed its share of the REMIC's taxable income, the excess will constitute a return of capital to the extent of the Holder's basis in its REMIC Residual Certificate. A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the Holder in its REMIC Residual Certificate (but not below zero). If a REMIC Residual Certificate's basis is reduced to zero, any cash distributions with respect to that REMIC

Residual Certificate in any taxable year in excess of its share of the REMIC's income would be taxable to the Holder as gain on the sale or exchange of its interest in the REMIC.

     The losses of the REMIC taken into account by a Holder of a REMIC Residual Certificate in any quarter may not exceed the holder's basis in its REMIC Residual Certificate. Any excess losses may be carried forward indefinitely to future quarters subject to the same limitation.

     There is no REMIC counterpart to the partnership election under Code
Section 754 to increase or decrease the partnership's basis in its assets by reference to the adjusted basis to subsequent partners of their partnership interest. The REMIC Regulations do not provide for a similar election or other adjustment. Consequently, a subsequent purchaser of a REMIC Residual Certificate at a premium will not be able to use the premium to reduce his share of the REMIC's taxable income.

     Mismatching of Income and Deductions; Excess Inclusions. The taxable income recognized by the Holder of a REMIC Residual Certificate in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and discount income (or deductions for amortization of premium) with respect to the Contracts, on the one hand, and the timing of deductions for interest (including original issue discount) on the REMIC Regular Certificates, on the other. In the case of multiple Classes of REMIC Regular Certificates issued at different yields, and having different weighted average lives, taxable income recognized by the holders of REMIC Residual Certificates may be greater than cash flow in earlier years of the REMIC (with a corresponding taxable loss or less taxable income than cash flow in later years). This may result from the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Certificates, will increase over time as the shorter term, lower yielding Classes of REMIC Regular Certificates are paid, whereas interest income from the Contracts may not increase over time as a percentage of the outstanding principal amount of the Contracts.

     In the case of Tiered REMICs, the OID Regulations provide that the regular interests in the REMIC which directly owns the Contracts (the 'Lower Tier REMIC') will be treated as a single debt instrument for purposes of the original issue discount provisions. Therefore, the Trust will calculate the taxable income of Tiered REMICs by treating the Lower Tier REMIC regular interests as a single debt instrument.

     Any 'excess inclusions' with respect to a REMIC Residual Certificate will be subject to certain special rules. The excess inclusions with respect to a REMIC Residual Certificate are equal to the excess, if any, of its share of REMIC taxable income for the quarterly period over the sum of the daily accruals for such quarterly period. The daily accrual for any day on which the REMIC Residual Certificate is held is determined by allocating to each day in a quarter its allocable share of the product of (A) 120% of the long-term applicable Federal rate (for quarterly compounding) that would have applied to the REMIC Residual Certificates if they were debt instruments on the closing date under Code Section 1274(d)(1) and (B) the adjusted issue price of such REMIC Residual Certificates at the beginning of a quarterly period. For this purpose, the adjusted issue price of such REMIC Residual Certificate at the beginning of a quarterly period is the issue price of such Certificates plus the amount of the daily accruals of REMIC taxable income for all prior quarters, decreased by any distributions made with respect to such Certificates prior to the beginning of such quarterly period.

     The excess inclusions of a REMIC Residual Certificate may not be offset by other deductions, including net operating loss carryforwards, on a Holder's return.

     Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) the alternative minimum taxable income of a taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions, (ii) the alternative minimum taxable income of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and (iii) the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions.

     If the Holder of a REMIC Residual Certificate is an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income of such holder for purposes of Code Section 511. In addition, the Code provides that under Treasury regulations, if a real estate investment trust ('REIT') owns a REMIC Residual Certificate, to the extent excess inclusions of the REIT exceed its real estate investment trust taxable income (excluding net capital gains), the excess inclusions would be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Excess inclusions derived by regulated investment companies ('RICs'), common trust funds, and subchapter T cooperatives must be allocated to the shareholders of such entities using rules similar to those applicable to REITs. The Internal Revenue Service has not yet adopted or proposed such regulations as to REITs, RICs, or similar entities. A life insurance company cannot adjust its reserve with respect to variable contracts to the extent of any excess inclusion, except as provided in regulations.

     The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the REMIC Residual Certificates is not considered to be 'significant,' then the entire share of REMIC taxable income of a Holder of a REMIC Residual Certificate may be treated as excess inclusions subject to the foregoing limitations. This authority has not been exercised to date.

     The REMIC is subject to tax at a rate of 100 percent on any net income it derived from 'prohibited transactions.' In general, 'prohibited transaction' means the disposition of a Contract other than pursuant to specified exceptions, the receipt of income as compensation for services, the receipt of income from a source other than a Contract or certain other permitted investments, or gain from the disposition of an asset representing a temporary investment of payments on the Contracts pending distribution on the REMIC Certificates. In addition, a tax is imposed on the REMIC equal to 100 percent of the value of certain property contributed to the REMIC after its 'startup day.' No REMIC in which interests are offered hereunder will accept contributions that would be subject to such tax. This provision will not affect the REMIC's ability to accept substitute Contracts or to sell defective Contracts in accordance with the Agreement.

     A REMIC is subject to a tax (deductible from its income) on any 'net income from foreclosure property' (determined in accordance with Section 857(b)(4)(B) of the Code as if the REMIC were a REIT).

     Any tax described in the two preceding paragraphs that may be imposed on the Trust initially would be borne by the holders of the REMIC Residual Certificates in the related REMIC rather than by the REMIC Regular Certificateholders, unless otherwise specified in the Prospectus Supplement.

     Dealers' Ability to Mark-to-Market REMIC Residual Certificates. Temporary regulations provide that 'negative-value' REMIC Residual Certificates are not securities and cannot be marked-to-market pursuant to Section 475 of the Code (relating to the requirement that dealers in securities mark them to market). A REMIC Residual Certificate is a negative-value REMIC Residual Certificate if on the date the dealer acquires the REMIC Residual Certificate the present value of the anticipated tax liabilities associated with holding the REMIC Residual Certificate (net of the present value of the tax savings resulting from losses associated with holding the REMIC Residual Certificate) exceeds the present value of the expected future distributions on the REMIC Residual Certificate. Pursuant to the temporary regulations, the Commissioner has the authority to treat REMIC Residual Certificates which have the same economic effect as a negative-value REMIC Residual Certificate as not being a security for purposes of Section 475 of the Code. Proposed regulations provide that all REMIC Residual Certificates acquired on or after January 4, 1995, and similar interests or arrangements acquired on or after January 4, 1995 that are determined by the Commissioner to have substantially the same economic effect as a REMIC Residual Certificate, are not securities and cannot be marked to market pursuant to
Section 475 of the Code.

     The anticipated and expected tax consequences and distributions are determined by taking into account events that have occurred through the date of acquisition, the Prepayment Assumption and reinvestment assumption adopted when the residual was created, and by taking account of required liquidations and required or permitted clean up calls.

TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Tax on Disposition of REMIC Residual Certificates. The sale of a REMIC Residual Certificate by a Holder will result in gain or loss equal to the difference between the amount realized on the sale and the adjusted basis of the REMIC Residual Certificate.

     If the seller of a REMIC Residual Certificate held the REMIC Residual

Certificate as a capital asset, the gain or loss generally will be capital gain or loss. However, under Code Section 582(c), the sale of a REMIC Residual Certificate by certain banks and other financial institutions will be considered a sale of property other than a capital asset, resulting in ordinary income or loss. Although Federal Tax Counsel is unable to opine with respect to the tax treatment of a REMIC Residual Certificate that has unrecovered basis after all funds of the Trust have been distributed, the holder may be entitled to claim a loss in the amount of the unrecovered basis.

     The Code provides that, except as provided in Treasury regulations (which have not yet been issued), if a Holder sells a REMIC Residual Certificate and acquires the same or other REMIC Residual Certificates, residual interests in another REMIC, or any similar interests in a 'taxable mortgage pool' (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the 'wash sale' rules of Section 1091 of the Code. In that event, any loss realized by the seller on the sale generally will not be currently deductible.

     A tax is imposed on the transfer of any residual interest in a REMIC to a 'disqualified organization.' The tax is imposed on the transferor, or, where the transfer is made through an agent of the disqualified organization, on the agent. 'Disqualified organizations' include for this purpose the United States, any State or political subdivision thereof, any foreign government, any international organization or agency or instrumentality of the foregoing (with an exception for certain taxable instrumentalities of the United States, of a State or of a political subdivision thereof), any rural electrical and telephone cooperative, and any tax-exempt entity (other than certain farmers' cooperatives) not subject to the tax on unrelated business income.

     The amount of tax to be paid by the transferor on a transfer to a disqualified organization is equal to the present value of the total anticipated excess inclusions with respect to the interest transferred for periods after such transfer multiplied by the highest corporate rate of tax. The transferor (or agent, as the case may be) will be relieved of liability so long as the transferee furnishes an affidavit that it is not a disqualified organization and the transferor or agent does not have actual knowledge that the affidavit is false. Under the REMIC Regulations, an affidavit will be sufficient if the transferee furnishes (A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a disqualified organization.

     Treatment of Payments to a Transferee in Consideration of Transfer of a REMIC Residual Certificate. The federal income tax consequences of any consideration paid to a transferee on a transfer of an interest in a REMIC Residual Certificate are unclear and Federal Tax Counsel is unable to opine with respect to this issue. The preamble to the REMIC Regulations indicates that the Internal Revenue Service is considering the tax treatment of these types of residual interests. A transferee of such an interest should consult its own tax advisors.


     Restrictions on Transfer; Holding by Pass-Through Entities. An entity cannot qualify as a REMIC absent reasonable arrangements designed to ensure that
(1) residual interests in such entity are not held by disqualified organizations and (2) information necessary to calculate the tax due on transfers to disqualified organizations (i.e., a computation of the present value of the excess inclusions) is made available by the REMIC. The governing instruments of a Trust will contain provisions designed to ensure the foregoing, and any transferee of a REMIC Residual Certificate must execute and deliver an affidavit stating that neither the transferee nor any person for whose account such transferee is acquiring the REMIC Residual Certificate is a disqualified organization. In addition, as to the requirement that reasonable arrangements be made to ensure that disqualified organizations do not hold a residual interest in the REMIC, the REMIC Regulations require that notice of the prohibition be provided either through a legend on the certificate that evidences ownership, or through a conspicuous statement in the prospectus or other offering document used to offer the residual interest for sale. As to the requirement that sufficient information be made available to calculate the tax on transfers to disqualified organizations (or the tax, discussed below, on pass-through entities, interests in which are held by disqualified organizations), the REMIC Regulations further require that such information also be provided to the Internal Revenue Service.

     A tax is imposed on 'pass-through entities' holding residual interests where a disqualified organization is a record holder of an interest in the pass-through entity. 'Pass-through entity' is defined for this purpose to include RICs, REITs, common trust funds, partnerships, trusts, estates, and subchapter T cooperatives. Except as provided in regulations, nominees holding interests in a 'pass-through entity' for another person will also be treated as 'pass-through entities' for this purpose. The tax is equal to the amount of excess inclusions allocable to the disqualified organization for the taxable year multiplied by the highest corporate rate of tax, and is deductible by the 'pass-through entity' against the gross amount of ordinary income of the entity.

     Each Agreement will provide that any attempted transfer of a beneficial or record interest in a REMIC Residual Certificate will be null and void unless the proposed transferee provides to the Trustee an affidavit that such transferee is not a disqualified organization.

     Legislation has been introduced which would provide that partners of certain partnerships having a large number of partners will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if such partnerships hold residual interests in a REMIC. When applicable, the legislation would disallow 70 percent of a large partnership's miscellaneous itemized deductions, including deductions for servicing and guaranty fees and any expenses of the REMIC, although the remaining deductions would not be subject to the 2 percent floor applicable to individual partners. See 'Deductibility of Trust Expenses' below. No prediction can be made regarding whether such legislation will be enacted.

     The REMIC Regulations provide that a transfer of a 'noneconomic residual interest' will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a 'noneconomic residual interest' unless, at the
time of the transfer (1) the present value of the expected future distributions on the residual interest at least equals the product of (x) the present value of all anticipated excess inclusions with respect to the residual interest and (y) the highest corporate tax rate and (2) the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on such excess inclusion accrue, sufficient to pay the taxes thereon. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had 'improper knowledge') that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to have improper knowledge if (i) the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future, and (ii) the transferee represents to the transferor that (A) the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and (B) the transferee intends to pay the taxes associated with owning the residual interest as they come due. A different formulation of this rule applies to transfers of REMIC Residual Certificates by or to foreign transferees. See 'Foreign Investors' below.

DEDUCTIBILITY OF TRUST EXPENSES

     A holder that is an individual, estate or trust will be subject to the limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such deductions, in the aggregate, do not exceed two percent of the Holder's adjusted gross income, and such Holder may not be able to deduct such fees and expenses to any extent in computing such Holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the 'applicable amount' ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or
(ii) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. Such deductions will include servicing, guarantee, and administrative fees paid to the servicer of the Contracts. These deductions will be allocated entirely to the Holders of the REMIC Residual Certificates in the case of REMIC Trusts with multiple Classes of REMIC Regular Certificates that do not pay their principal amounts ratably. As a result, the REMIC will report additional taxable income to Holders of REMIC Residual Certificates in an amount equal to their allocable share of such deductions, and individuals, estates, or trusts holding an interest in such REMIC Residual Certificates may have taxable income in excess of the cash received. In the case of a 'single-Class REMIC,' as defined in applicable Treasury regulations, such deductions will be allocated proportionately among the REMIC Regular Certificates and REMIC Residual

Certificates based on the relative daily amounts of income accruing on such Certificates.

FOREIGN INVESTORS

     REMIC Regular Certificates. Except as discussed below, a Holder of a REMIC Regular Certificate who is not a 'United States person' (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that (i) the Holder complies to the extent necessary with certain identification requirements, including timely delivery of a statement, signed by the holder of the REMIC Regular Certificate under penalties of perjury, certifying that the Holder of the REMIC Regular Certificate is not a United States person and providing the name and address of the Holder, (ii) the Holder is not a '10-percent shareholder' within the meaning of Code Section 871(h)(3)(B), which could be interpreted to apply to a Holder of a REMIC Regular Certificate who holds a direct or indirect 10 percent interest in the REMIC Residual Certificates, (iii) the Holder is not a 'controlled foreign corporation' (as defined in the Code) related to the REMIC or related to a 10 percent holder of a residual interest in the REMIC, and (iv) the Holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a REMIC Regular Certificate. For these purposes, the term 'United States person' means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate or trust whose income is includible in gross income for United States federal income taxation regardless of its source and (iv) a trust for which one or more

United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January 1, 1997, the term 'United States person' shall include a trust whose income is includible in gross income for United States federal income taxation regardless of source, in lieu of trusts described in (iv) above, unless the trust elects to have its United States status determined under the criteria set forth in (iv) above for tax years ending after August 20, 1996.

     REMIC Residual Certificates. The Conference Report to the Tax Reform Act of 1986 states that amounts paid to foreign persons with respect to residual interests should be considered interest for purposes of the withholding rules. Interest paid to a foreign person which is not effectively connected with a trade or business of the foreign person in the United States is subject to a 30% withholding tax. The withholding tax on interest does not apply, however, to 'portfolio interest' (if certain certifications as to beneficial ownership are made, as discussed above under 'Foreign Investors--Regular Certificates') or to the extent a tax treaty reduces or eliminates the tax. Treasury regulations provide that amounts paid with respect to residual interests qualify as portfolio interest only if interest on the qualified mortgages held by the REMIC qualifies as portfolio interest. Generally, interest on Contracts held by a Trust will not qualify as portfolio interest. In any case, a Holder of a REMIC

Residual Certificate will not be entitled to the portfolio interest exception from the 30% withholding tax (or to any treaty exemption or rate reduction) for that portion of a payment that constitutes excess inclusions. Generally, the withholding tax will be imposed when REMIC gross income is paid or distributed to the Holder of a residual interest or when there is a disposition of the residual interest.

     The REMIC Regulations provide that a transfer of a REMIC Residual Certificate to a foreign transferee will be disregarded for all federal income tax purposes if the transfer has 'tax avoidance potential.' A transfer to a foreign transferee will be considered to have tax avoidance potential unless at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the REMIC Residual Certificate will equal at least 30 percent of the anticipated excess inclusions and (2) such amounts will be distributed at or after the time at which the excess inclusion accrues, but not later than the close of the calendar year following the calendar year of accrual. A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the Contracts from 50 percent of the Prepayment Assumption to 200 percent of the Prepayment Assumption. A transfer by a foreign transferor to a domestic transferee will likewise be disregarded under the REMIC Regulations if the transfer would have the effect of allowing the foreign transferor to avoid the tax on accrued excess inclusions.

BACKUP WITHHOLDING

     Distributions made on the REMIC Certificates and proceeds from the sale of REMIC Certificates to or through certain brokers may be subject to a 'backup' withholding tax of 31 percent of 'reportable payments' (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) unless, in general, the Holder of the REMIC Certificate complies with certain procedures or is an exempt recipient. Any amounts so withheld from distributions on the REMIC Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the holder's federal income tax.

REMIC ADMINISTRATIVE MATTERS

     The federal information returns for a Trust (Form 1066 and Schedules Q thereto) must be filed as if the Trust were a partnership for federal income tax purposes. Information on Schedule Q must be provided to Holders of REMIC Residual Certificates with respect to every calendar quarter. Each Holder of a REMIC Residual Certificate will be required to treat items on its federal income tax returns consistently with their treatment on the Trust's information returns unless the Holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from an incorrect schedule received from the Trust. The Trust also will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC taxable income by the Internal Revenue Service. (Treasury regulations exempt from certain of these procedural rules REMICs having no more than one residual interest holder.) Holders of REMIC Residual Certificates will have certain rights and obligations with respect to any administrative or judicial proceedings involving the Internal Revenue Service. Under the Code and the REMIC

Regulations, a REMIC generally is required to designate a tax matters person.

Generally, subject to various limitations, the tax matters person has authority to act on behalf of the REMIC and the holders of the REMIC Residual Certificates in connection with administrative determinations and judicial review respecting returns of taxable income of the REMIC.

     Unless otherwise indicated in the Prospectus Supplement, and to the extent allowable, the Servicer or its designee will act as the tax matters person for each REMIC. Each holder of a REMIC Residual Certificate, by the acceptance of its interest in the REMIC Residual Certificate, agrees that the Servicer or its designee will act as the holder's fiduciary in the performance of any duties required of the holder in the event that the holder is the tax matters person.

NON-REMIC CERTIFICATES

     The discussion under this heading applies only to a Series of Certificates with respect to which a REMIC election is not made.

     Tax Status of the Trust. Upon the issuance of each Series of Non-REMIC Certificates, Federal Tax Counsel will deliver its opinion generally to the effect that, under then current law, assuming compliance with the related Agreement, the related Trust will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation or a taxable mortgage pool. Accordingly, each Holder of a Non-REMIC Certificate will be treated for federal income tax purposes as the owner of an undivided interest in the Contracts included in the Trust. As further described below, each Holder of a Non-REMIC Certificate therefore must report on its federal income tax return the gross income from the portion of the Contracts that is allocable to such Non-REMIC Certificate and may deduct the portion of the expenses incurred by the Trust that is allocable to such Non-REMIC Certificate, at the same time and to the same extent as such items would be reported by such Holder if it had purchased and held directly such interest in the Contracts and received directly its share of the payments on the Contracts and incurred directly its share of expenses incurred by the Trust when those amounts are received or incurred by the Trust.

     A Holder of a Non-REMIC Certificate that is an individual, estate, or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the Holder's other miscellaneous itemized deductions exceeds two percent of such Holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the 'applicable amount' ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. Moreover, a Holder of a Non-REMIC Certificate that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). Such deductions will include servicing, guarantee and administrative fees paid to the servicer of the

Contracts. As a result, the Trust will report additional taxable income to Holders of Non-REMIC Certificates in an amount equal to their allocable share of such deductions, and individuals, estates, or trusts holding Non-REMIC Certificates may have taxable income in excess of the cash received.

     Status of the Non-REMIC Certificates as Real Property Loans. The Non-REMIC Certificates will be 'real estate assets' for purposes of Section 856(c)(5)(A) of the Code and 'loans . . . secured by an interest in real property' within the meaning of Section 7701(a)(19)(C)(v) of the Code (assets qualifying under one or both of those sections, applying each section separately, 'qualifying assets') to the extent that the Trust's assets are qualifying assets. However, the Non-REMIC Certificates may not be qualifying assets under any of the foregoing sections of the Code to the extent that the Trust's assets include reserve funds or payments on Contracts held pending distribution to Certificateholders. Further the Non-REMIC Certificates may not be 'real estate assets' to the extent loans held by the Trust are not secured by real property, and may not be 'loans . . . secured by an interest in real property' to the extent loans held by the Trust are not secured by residential real property or real property used primarily for church purposes. In addition, to the extent that the principal amount of a loan exceeds the value of the property securing the loan, it is unclear and Federal Tax Counsel is unable to opine whether the loan will be a qualifying asset. The Non-REMIC Certificates should not be 'residential loans made by the taxpayer' for purposes of the residential loan requirement of Section 593(g)(4)(B) of the Code.

     Taxation of Non-REMIC Certificates Under Stripped Bond Rules. The federal income tax treatment of the Non-REMIC Certificates will depend on whether they are subject to the rules of Section 1286 of the Code (the 'stripped bond rules'). The Non-REMIC Certificates will be subject to those rules if stripped interest-only Certificates are issued. In addition, whether or not stripped interest-only Certificates are issued, the Internal Revenue Service may contend that the stripped bond rules apply on the ground that the Servicer's servicing fee, or other amounts, if any, paid to (or retained by) the Servicer or its affiliates, as specified in the applicable Agreement, represent greater than an arm's length consideration for servicing the Contracts and should be characterized for federal income tax purposes as an ownership interest in the Contracts. The Internal Revenue Service has taken the position in Revenue Ruling 91-46 that retained interest in excess of reasonable compensation for servicing is treated as a 'stripped coupon' under the rules of Code Section 1286.

     If interest retained for the Servicer's servicing fee or other interest is treated as a 'stripped coupon,' the Non-REMIC Certificates will either be subject to the original issue discount rules or the market discount rules. A Holder of a Non-REMIC Certificate (other than an interest treated as a 'stripped coupon') will account for any discount on the Non-REMIC Certificate as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Non-REMIC Certificate was treated as zero under the original issue discount de minimis rule when the Non-REMIC Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the Contracts. If neither of the above exceptions applies, the original issue discount rules will apply to the Non-REMIC Certificates.

     If the original issue discount rules apply, the holder of a Non-REMIC Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from the Non-REMIC Certificate in each taxable year equal to the income that accrues on the Non-REMIC Certificate in that year calculated under a constant yield method based on the yield of the Non-REMIC Certificate (or, possibly, the yield of each Contract underlying such Non-REMIC Certificate) to such Holder. Such yield would be computed at the rate that, if used in discounting the Holder's share of the payments on the Contracts, would cause the present value of those payments to equal the price at which the holder purchased the Non-REMIC Certificate. With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires that original issue discount be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. It is unclear whether such regulations would apply this rule to the Non-REMIC Certificates, whether Section 1272(a)(6) might apply to the Non-REMIC Certificates in the absence of such regulations, or whether the Internal Revenue Service could require use of a reasonable prepayment assumption based on other tax law principles and Federal Tax Counsel is unable to opine with respect to these issues. If required to report interest income on the Non-REMIC Certificates to the Internal Revenue Service under the stripped bond rules, it is anticipated that the Trustee will calculate the yield of the Non-REMIC Certificates based on a representative initial offering price of the Non-REMIC Certificates and a reasonable assumed rate of prepayment of the Contracts (although such yield may differ from the yield to any particular holder that would be used in calculating the interest income of such holder). The Prospectus Supplement for each Series of Non-REMIC Certificates will describe the prepayment assumption that will be used for this purpose, but no representation is made that the Contracts will prepay at that rate or at any other rate.

     In the case of a Non-REMIC Certificate acquired at a price equal to the principal amount of the Contracts allocable to the Non-REMIC Certificate, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Non-REMIC Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate the reporting of interest income, respectively.

     If a Contract is prepaid in full, the Holder of a Non-REMIC Certificate acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Contract that is allocable to the Non-REMIC Certificate and the portion of the adjusted basis of the Non-REMIC Certificate (see 'Sales of Non-REMIC Certificates' below) that is allocable to the Contract. The method of allocating such basis among the Contracts may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the Non-REMIC Certificates for purposes of accruing original issue discount. It is not clear whether any other adjustments would be required to reflect differences between the prepayment rate that was assumed in calculating yield and the actual rate of prepayments.

     Non-REMIC Certificates of certain Series ('Variable Rate Non-REMIC Certificates') may provide for a Remittance Rate based on the weighted average of the interest rates of the Contracts held by the Trust, which interest rates may be fixed or variable. In the case of a Variable Rate Non-REMIC Certificate that is subject to the original issue discount rules, the daily portions of original issue discount generally will be calculated under the principles discussed in 'REMIC Regular Certificates-Current Income on REMIC Regular Certificates-- Original Issue Discount--Variable Rate REMIC Regular Certificates.'

     Taxation of Non-REMIC Certificates If Stripped Bond Rules Do Not Apply. If the stripped bond rules do not apply to a Non-REMIC Certificate, then the Holder will be required to include in income its share of the interest payments on the Contracts in accordance with its tax accounting method. In addition, if the Holder purchased the Non-REMIC Certificate at a discount or premium, the holder will be required to account for such discount or premium in the manner described below. The treatment of any discount will depend on whether the discount is original issue discount as defined in the Code and, in the case of discount other than original issue discount, whether such other discount exceeds a de minimis amount. In the case of original issue discount, the Holder (whether a cash or accrual method taxpayer) will be required to report as additional interest income in each month the portion of such discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of original issue discount to be accrued in each month, if any, will be significant relative to the interest paid currently on the Contracts. However, original issue discount could arise with respect to a Contract that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. The original issue discount for such Contracts generally will be determined under the principles discussed in 'REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount---Variable Rate REMIC Regular Certificates.'

     If discount other than original issue discount exceeds a de minimis amount (described below), the Holder will also generally be required to include in income in each month the amount of such discount accrued through such month and not previously included in income, but limited, with respect to the portion of such discount allocable to any Contract, to the amount of principal on such Contract received by the Trust in that month. Because the Contracts will provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount accrues (and therefore at a rate not significantly slower than the rate at which such discount would be included in income if it were original issue discount). The Holder may elect to accrue such discount under a constant yield method based on the yield of the Non-REMIC Certificate to such holder. In the absence of such an election, it may be necessary to accrue such discount under a more rapid straight-line method. Under the de minimis rule, market discount with respect to a Non-REMIC Certificate will be considered to be zero if it is less than the product of (i) 0.25% of the principal amount of the Contracts allocable to the Non-REMIC Certificate and (ii) the weighted average life (in complete years) of the Contracts remaining at the time of purchase of the Non-REMIC

Certificate.

     If a Holder purchases a Non-REMIC Certificate at a premium, such Holder may elect under Section 171 of the Code to amortize the portion of such premium that is allocable to a Contract under a constant yield method based on the yield of the Contract to such Holder, provided that such Contract was originated after September 27, 1985. Premium allocable to a Contract originated on or before that date should be allocated among the principal payments on the Contract and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

     It is not clear whether the foregoing adjustments for discount or premium would be made based on the scheduled payments on the Contracts or taking account of a reasonable prepayment assumption, and Federal Tax Counsel is unable to opine on this issue.

     If a Contract is prepaid in full, the Holder of a Non-REMIC Certificate acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Contract that is allocable to the Non-REMIC Certificate and the portion of the adjusted basis of the Non-REMIC Certificate (see 'Sales of Non-REMIC Certificates' below) that is allocable to the Contract. The method of allocating such basis among the Contracts may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the Non-REMIC Certificates for purposes of accruing original issue discount. Other adjustments might be required to reflect differences between the prepayment rate that was assumed in accounting for discount or premium and the actual rate of prepayments.

     Sales of Non-REMIC Certificates. A Holder that sells a Non-REMIC Certificate will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Non-REMIC Certificate. In general, such adjusted basis will equal the holder's cost for the Non-REMIC Certificate, increased by the amount of any income previously reported with respect to the Non-REMIC Certificate and decreased by the amount of any losses previously reported with respect to the Non-REMIC Certificate and the amount of any distributions received thereon. Any such gain or loss generally will be capital gain or loss if the assets underlying the Non-REMIC Certificate were held as capital assets, except that, for a Non-REMIC Certificate to which the stripped bond rules do not apply and that was acquired with more than a de minimis amount of discount other than original issue discount (see 'Taxation of Non-REMIC Certificates if Stripped Bond Rules Do Not Apply' above), such gain will be treated as ordinary interest income to the extent of the portion of such discount that accrued during the period in which the seller held the Non-REMIC Certificate and that was not previously included in income.

     Foreign Investors. A Holder of a Non-REMIC Certificate who is not a 'United States person' (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Non-REMIC Certificate generally will not be subject to

United States income or withholding tax in respect of payments of interest or original issue discount on a Non-REMIC Certificate to the extent attributable to Contracts that were originated after July 18, 1984, provided that the Holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the holder of the Non-REMIC Certificate under penalties of perjury, certifying that such Holder is not a United States person and providing the name and address of such holder). Proposed Treasury Regulations, which would be effective with respect to payments made after December 31, 1997 if adopted in their current form, would provide alternative certification requirements and means by which a holder of Non-REMIC Certificates could claim an exemption from federal income and withholding tax. Interest or original issue discount on a Non-REMIC Certificate attributable to Contracts that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). For these purposes, the term 'United States person' means a citizen or a resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate or trust the income of which is subject to United States federal income taxation regardless of its source, or a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January 1, 1997, the term 'United States person' shall include a trust whose income is includible in gross income for United States federal income taxation regardless of source, in lieu of trusts just described, unless the trust elects to have its United States status determined under the criteria described in the previous sentence for tax years ending after August 20, 1996.

TAXABLE MORTGAGE POOLS

     Effective January 1, 1992, certain entities classified as 'taxable mortgage pools' are subject to corporate level tax on their net income. A 'taxable mortgage pool' is generally defined as an entity that meets the following requirements: (i) the entity is not a REMIC, (ii) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations consist of real estate mortgages (or interests therein), (iii) the entity is the obligor under debt obligations with two or more maturities, and
(iv) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (iii), the Code authorizes the Internal Revenue Service to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If a Series of Non-REMIC Certificates were treated as obligations of a taxable mortgage pool, the Trust would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules.

                        LEGAL INVESTMENT CONSIDERATIONS


     Unless otherwise indicated in the applicable Prospectus Supplement, any Certificates offered hereby that are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA') and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA certain states have created legislation specifically limiting the legal investment authority of any such entities with respect to 'mortgage related securities,' in which case the Certificates will constitute legal investments for entities subject to such legislation only to the extent provided therein. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in Certificates, or require the sale or other disposition of Certificates, so long as such contractual commitment was made or such Certificates were acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Certificates without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in Certificates; and national banks may purchase Certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     Some Classes of Certificates offered hereby may not be rated in one of the two highest rating categories and thus would not constitute 'mortgage related securities' for purposes of SMMEA.

     The Federal Financial Institutions Examination Council, The Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency and the National Credit Union Administration have proposed or adopted guidelines regarding investment in various types of mortgagebacked securities. In addition, certain state regulators have taken positions that may prohibit regulated institutions subject to their jurisdiction from holding securities representing residual interests, including securities previously purchased. There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                                    RATINGS

     It is a condition precedent to the issuance of any Class of Certificates sold under this Prospectus that they be rated by at least one nationally recognized statistical rating organization in one of its four highest rating categories (within which there may be sub-categories or gradations indicating relative standing). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of any Series of Certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

                             METHOD OF DISTRIBUTION

     The Certificates offered hereby and by the Prospectus Supplement will be offered in Series, either directly by the Depositor or through one or more underwriters or underwriting syndicates ('Underwriters'). The Prospectus Supplement for each Series will set forth the terms of the offering of such Series and of each Class within such Series, including the name or names of the Underwriters, the proceeds to and their use by the Depositor, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Certificates will be determined.

     The Certificates in a Series may be acquired by Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any Underwriters will be subject to certain conditions precedent, and such Underwriters will be severally obligated to purchase all of a Series of Certificates described in the related Prospectus Supplement, if any are purchased. If Certificates of a Series are offered other than through Underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the seller and purchasers of Certificates of such Series.

     If any of the Certificates are to be offered for the account of security holders, the related Prospectus Supplement will specify the name of such holder, the nature of any position, office or other material relationship which such holder has had within the past three years with the Depositor or any of its affiliates, and the amount and Percentage Interest of the applicable Class or Series of Certificates (i) held by such holder prior to the offering, (ii) being offered and (iii) to be held by such Holder following completion of the offering.

     The Depositor will indemnify any Underwriters against certain civil liabilities, including liabilities under the 1933 Act, or will contribute to payments any Underwriters may be required to make in respect thereof.

     In the ordinary course of business, the Depositor, its affiliates and any Underwriters may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Contracts pending the sale of such Contracts or interests therein, including the

Certificates.

     The Depositor anticipates that the Certificates will be sold primarily to institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be 'underwriters' within the meaning of the 1933 Act in connection with reoffers and sales by them of Certificates. Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                 LEGAL MATTERS

     Certain legal matters relating to the issuance of the Certificates of each Series, including certain federal income tax consequences with respect thereto, will be passed upon by Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038.

                                    GLOSSARY

     There follows abbreviated definitions of certain capitalized terms used in this Prospectus and the Prospectus Supplement. The Agreement may contain a more complete definition of certain of the terms defined herein and reference should be made to the Agreement for a more complete definition of all such terms.

     'Advances' means the advances made by the Servicer (including advances made by a Sub-servicer) on any Remittance Date pursuant to an Agreement.

     'Agreement' means each Pooling and Servicing Agreement by and among the Depositor, the Servicer and the Trustee.

     'Amount Available' means, with respect to each Series of Certificates, certain amounts on deposit in the Certificate Account on a Determination Date.

     'Certificate Account' means the account maintained by the Servicer or the Trustee, as specified in the related Prospectus Supplement for deposit of amounts received on the related Contracts.

     'Certificate Principal Balance' means the maximum amount of principal to which the holder thereof is entitled.

     'Certificates' means the Manufactured Housing Contract Pass-Through Certificates issued pursuant to an Agreement.

     'Chattel Contracts' means manufactured housing installment sales contracts and manufactured housing installment loan agreements, including any and all rights to receive payments due thereunder on and after the Cut-off Date and security interests in Manufactured Homes purchased with the proceeds of such contracts.

     'Class' means all Certificates of a Series bearing the same designation and evidencing the same rights in the related Trust.

     'Class Certificate Balance' means the aggregate of the Certificate Principal Balances of all Certificates of the same Class.

     'Code' means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

     'Compound Interest Certificates' means Certificates on which interest may accrue but not be paid for the period described in the related Prospectus Supplement.

     'Contract Rate' means, with respect to each Contract, the annual rate at which interest accrues on the unpaid balance from time to time as specified in such Contract.

     'Contracts' means Chattel Contracts and Land-and-Home Contracts collectively, unless the context otherwise requires.

     'Cut-off Date' means the date specified in the related Prospectus

Supplement as the date from which principal and interest payments on the Contracts are included in the Trust.

     'Depositor' means UCFC Funding Corporation, a Louisiana corporation.

     'Determination Date' means the business day preceding the related Remittance Date specified in the related Agreement as of which the Amount Available for such Remittance Date is determined.

     'Due Period' means, unless otherwise provided in a related Prospectus Supplement, with respect to any Remittance Date, the period beginning on the second day of the month preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

     'Eligible Investments' means one or more of the investments specified in the Agreement in which moneys in the Certificate Account and certain other accounts are permitted to be invested.

     'Enhancement' means the form of credit enhancement applicable to a Series or one or more Classes of such Series of Certificates as specified in the related Prospectus Supplement.

     'Enhancer' means the third-party providing the Enhancement for a Series.

     'FDIC' means the Federal Deposit Insurance Corporation.

     'FHA' means the Federal Housing Administration.

     'Final Scheduled Remittance Date' means, with respect to any Class, the date, based on the assumptions set forth in the related Prospectus Supplement, on which the Class Certificate Balance of such Class would be reduced to zero.

     'FNMA' means the Federal National Mortgage Association.

     'GNMA' means the Government National Mortgage Association.

     'HUD' means the United States Department of Housing and Urban Development.

     'Initial Deposit' means, with respect to a Series of Certificates, the amount, if any, deposited into the Reserve Fund on the date of the initial issuance of the Certificates.

     'Land-and-Home Contract' means a manufactured housing installment sales contract and manufactured housing installment loan agreement which is secured by a mortgage, deed of trust or other similar instrument on the Manufactured Home and the real estate to which the Manufactured Home is deemed to be permanently affixed.

     'Late Collections' means, with respect to any Contract, amounts received during any Due Period, whether as late payments of Monthly Payments, or as

Liquidation Proceeds, condemnation awards, proceeds of insurance policies or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

     'Liquidation Proceeds' means cash (including insurance proceeds) received in connection with the repossession of a Manufactured Home.

     'Loan-to-Value Ratio' means the loan-to-value ratio at the time of origination of the Contract.

     'Manufactured Home' means a unit of manufactured housing, including all accessions thereto, securing the indebtedness of the Obligor under the related Contract.

     'Monthly Payment' means the scheduled monthly payment of principal and interest on a Contract.

     'Obligor' means each person who is indebted under a Contract or who has acquired a Manufactured Home subject to a Contract.

     'Originator' means United Companies Funding, Inc., a Louisiana corporation, and any other affiliate thereof specified in the related Prospectus Supplement.

     'Pool' means, with respect to each Series of Certificates, the pool of Contracts transferred by the Depositor to the Trustee.

     'Record Date' means the date specified in the related Prospectus Supplement for the list of Certificateholders entitled to distributions on the Certificates.

     'REMIC' means a 'real estate mortgage investment conduit' as defined in the Code.

     'Remittance Date' means the date specified in the related Prospectus Supplement for payments on the Certificates.

     'Remittance Rate' means, as to a Certificate, the rate or rates of interest thereon specified in the related Prospectus Supplement.

     'Senior Certificates' means, with respect to each Series of Certificates, the Class or Classes which have rights senior to another Class or Classes in such Series.

     'Servicer' means United Companies Lending Corporation(Registered), a Louisiana corporation.

     'Servicing Fee' means the amount of the annual fee paid to the Servicer as specified in the related Prospectus Supplement.

     'Subordinated Certificates' means, with respect to each Series of

Certificates, the Class or Classes with rights subordinate to another Class or Classes of such Series.

     'Trust' means, with respect to each Series of Certificates, the corpus of the trust created by the related Agreement, to the extent described in such Agreement, consisting of, among other things, Contracts, such assets as shall from time to time be identified as deposited in the Certificate Account, the Manufactured Homes which secured a Contract, and Enhancement, if any.

     'Trustee' means the Trustee for a Series of Certificates specified in the related Prospectus Supplement.

     'VA' means the Veterans' Administration.

                     [This page intentionally left blank]

                     [This page intentionally left blank]

================================================================================

    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR ANY UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CERTIFICATES OFFERED HEREBY NOR AN OFFER OF SUCH CERTIFICATES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                         ------------------------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                    PAGE
                                                                    ----

Summary of Terms.................................................   S-3
Risk Factors.....................................................   S-10
The Contract Pool................................................   S-12
Maturity, Prepayment and Yield Considerations....................   S-18
Description of the Certificates..................................   S-24
The Manufactured Housing Program.................................   S-32
Use of Proceeds..................................................   S-33
Federal Income Tax Considerations................................   S-33
ERISA Considerations.............................................   S-35
Underwriting.....................................................   S-38
Certain Legal Matters............................................   S-38
Ratings..........................................................   S-39
Annex I..........................................................   S-40

                               PROSPECTUS

Prospectus Supplement............................................     2
Available Information............................................     2
Reports to Certificateholders....................................     2
Incorporation of Certain Documents by Reference..................     2
Summary of Terms.................................................     3
Risk Factors.....................................................     8
The Trusts.......................................................    10
Use of Proceeds..................................................    12
The Depositor....................................................    12
The Manufactured Housing Program.................................    13
Maturity, Prepayment and Yield Considerations....................    14
Description of the Certificates..................................    15
Credit Enhancement...............................................    27
Description of FHA Insurance and VA Guarantees...................    28

Certain Legal Aspects of the Contracts...........................    29
ERISA Considerations.............................................    34
Federal Income Tax Considerations................................    37
Legal Investment Considerations..................................    55
Ratings..........................................................    55
Method of Distribution...........................................    55
Legal Matters....................................................    56
Glossary.........................................................    57

                         ------------------------------

    UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTING IN THE CERTIFICATES OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

================================================================================


================================================================================

                                  $74,400,000
                                  MANUFACTURED
                                HOUSING CONTRACT
                           PASS-THROUGH CERTIFICATES,
                                 SERIES 1997-4

                      UCFC FUNDING CORPORATION(REGISTERED)
                                  (DEPOSITOR)

                            UNITED COMPANIES LENDING
                            CORPORATION(REGISTERED)
                                   (SERVICER)

                               [LOGO](REGISTERED)

                         ------------------------------
                             PROSPECTUS SUPPLEMENT
                         ------------------------------

                      PRUDENTIAL SECURITIES INCORPORATED
                           CREDIT SUISSE FIRST BOSTON

                               December 18, 1997

================================================================================